Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

(PIF Financing II SPV LLC)

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated as of July 10, 2024 (this “Amendment”), is entered into by and among PIF FINANCING II SPV LLC, a Delaware limited liability company, as borrower (the “Borrower”), NORTH HAVEN PRIVATE INCOME FUND LLC, a Delaware limited liability company, as servicer (the “Servicer”) and as equityholder (the “Equityholder”), CITIZENS BANK, N.A., as facility agent (the “Facility Agent”), the Lenders party hereto (the “Lenders”), and STATE STREET BANK AND TRUST COMPANY, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Loan and Security Agreement, dated as of September 12, 2023 (and as further amended, restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”) by and among the Borrower, the Servicer, the Equityholder, North Haven Private Income Fund LLC, as transferor, the Facility Agent, the Lenders, the Collateral Agent, and State Street Bank and Trust Company, as account bank and collateral custodian; and

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan Agreement, the parties hereto desire to amend the Loan Agreement in certain respects as provided herein.

NOW, THEREFORE, based upon the above Recitals, the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.          Definitions and Interpretation.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Loan Agreement. The rules of construction set forth in Sections 1.03 and 1.04 of the Loan Agreement are hereby incorporated as if fully set forth herein.

SECTION 2.          Amendments to the Loan Agreement.

With effect as of the Effective Date (as defined below), the parties hereto hereby agree that the Loan Agreement (excluding the Exhibits attached thereto) is hereby amended in its entirety in the form of Annex A attached hereto.

SECTION 3.          Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Loan Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan Agreement other than as expressly set forth herein and shall not constitute a novation of the Loan Agreement.

SECTION 4.          Representations and Warranties.

Each of the Borrower, the Servicer and Equityholder hereby represents and warrants as of the date of this Amendment as follows:

(a)            this Amendment has been duly executed and delivered by it;

(b)            this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(c)            each of the representations and warranties of the Borrower, the Servicer and the Equityholder contained in the Transaction Documents are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date as if made on such date); and

(d)            after giving effect to this Amendment, there is no Event of Default, Unmatured Event of Default, Servicer Default or Borrowing Base Deficiency that is continuing or would result from entering into this Amendment.

SECTION 5.          Conditions to Effectiveness.

This Amendment shall become effective on the date (the “Effective Date”) upon which the Facility Agent shall have received executed counterparts of this Amendment.

SECTION 6.          Miscellaneous.

(a)            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or electronic transmission, including a “.pdf” or similar imaged document, a .jpeg file or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by e mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person.

(b)           In the event that any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)           This Amendment contains the final and complete integration of all prior expressions by the parties thereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties thereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

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(d)           This Amendment may not be amended or otherwise modified except as provided in the Loan Agreement.

(e)           This Amendment is a Transaction Document and all references to a “Transaction Document” in the Loan Agreement and the other Transaction Documents shall be deemed to include this Amendment.

(f)            THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. Section 11.11 of the Loan Agreement is hereby incorporated as if fully set forth herein.

(g)           Each of the parties hereto (other than the Facility Agent and the Lenders) hereby agrees for the benefit of the Borrower, the Facility Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding or file a voluntary bankruptcy petition under the Bankruptcy Code with respect to the Borrower so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the Collection Date.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	PIF FINANCING II SPV LLC, as Borrower

	By:	/s/ Jeffrey Day
Name: Jeffrey Day
Title: Authorized Signer

EQUITYHOLDER:	NORTH HAVEN PRIVATE INCOME FUND LLC, as Equityholder

	By:	/s/ Jeffrey Day
Name: Jeffrey Day
Title: Authorized Signer

[Signatures Continue on the Following Page]

Amendment No. 1 to LSA

SERVICER:	NORTH HAVEN PRIVATE INCOME FUND LLC, as Servicer

	By:	/s/ Jeffrey Day
Name: Jeffrey Day
Title: Authorized Signer

[Signatures Continue on the Following Page]

Amendment No. 1 to LSA

FACILITY AGENT AND LENDER:	CITIZENS BANK, N.A., as Facility Agent and a Lender

	By:	/s/ Peter Rogers
Name: Peter Rogers
Title: Managing Director

[Signatures Continue on the Following Page]

Amendment No. 1 to LSA

LENDER:	STATE STREET BANK AND TRUST COMPANY

	By:	/s/ John Doherty
Name: John Doherty
Title: Vice President

EVERBANK, N.A.

	By:	/s/ Martin O’Brien
Name: Martin O’Brien
Title: Director

[Signatures Continue on the Following Page]

Amendment No. 1 to LSA

COLLATERAL AGENT:	STATE STREET BANK AND TRUST COMPANY

	By:	/s/ Brian Peterson
Name: Brain Peterson
Title: Vice President

Amendment No. 1 to LSA

ANNEX A

AMENDMENTS TO LOAN AGREEMENT

[Attached]

EXECUTION VERSION
CONFORMED THROUGH FIRST AMENDMENT

LOAN AND SECURITY AGREEMENT

Dated as of September 12, 2023

among

PIF FINANCING II SPV LLC,
as the Borrower

NORTH HAVEN PRIVATE INCOME FUND LLC,
as the Servicer

North Haven Private Income Fund LLC,
as the Equityholder

NORTH HAVEN PRIVATE INCOME FUND LLC,
as the Transferor

CITIZENS BANK, N.A.,
as the Facility Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders and Swingline Lender

STATE STREET BANK AND TRUST COMPANY,
as the Collateral Agent

and

STATE STREET BANK AND TRUST COMPANY,
as the Account Bank and the Collateral Custodian

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-ii-

-iii-

-iv-

ARTICLE XIV

RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES		198

Section 14.01	Recognition of the U.S. Special Resolution Regimes	198

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LIST OF SCHEDULES AND EXHIBITS

ANNEXES

ANNEX A	-	Commitments

SCHEDULES

SCHEDULE I	-	Conditions Precedent Documents
SCHEDULE II	-	Agreed Upon Procedure Audit Scope
SCHEDULE III	-	[Reserved]
SCHEDULE IV	-	Loan Tape
SCHEDULE V	-	[Reserved]
SCHEDULE VI	-	[Reserved]
SCHEDULE VII	-	Loan List
SCHEDULE VIII	-	S&P Industry Classifications
SCHEDULE IX	-	Diversity Score Calculation

EXHIBITS

EXHIBIT A	-	Form of Approval Notice
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Joinder Supplement
EXHIBIT E	-	Form of Notice of Borrowing
EXHIBIT F	-	Form of Notice of Reduction
EXHIBIT G	-	Form of Notice of Permanent Reduction/Termination
EXHIBIT H-1	-	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships)
EXHIBIT H-2	-	Form of U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships)
EXHIBIT H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships)
EXHIBIT H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships)
EXHIBIT I		[Reserved]
EXHIBIT J	-	[Reserved]
EXHIBIT K	-	Form of Monthly Report
EXHIBIT L	-	Form of Servicer Certificate
EXHIBIT M	-	Form of Release of Required Loan Documents
EXHIBIT N	-	Form of Transferee Letter
EXHIBIT O	-	Form of Loan Checklist

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This LOAN AND SECURITY AGREEMENT is made as of September 12, 2023, among:

(1)            PIF FINANCING II SPV LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)            NORTH HAVEN PRIVATE INCOME FUND LLC, a Delaware limited liability company, as the Servicer (as defined herein);

(3)            North Haven Private Income Fund LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Equityholder”);

(4)            North Haven Private Income Fund LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Transferor”);

(5)            Each of the Lenders from time to time party hereto;

(6)            CITIZENS BANK, N.A., as Facility Agent (together with its successors and assigns in such capacity, the “Facility Agent”) and as Swingline Lender (in such capacity, the “Swingline Lender”);

(7)            STATE STREET BANK AND TRUST COMPANY, as the Account Bank (as defined herein) and as the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”); and

(8)            STATE STREET BANK AND TRUST COMPANY, as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Facility Amount. The proceeds of the Advances will be used (i) to finance the Borrower’s origination and acquisition of Eligible Loans consisting of Specified Loans and Approved Loans and (ii) for other uses permitted under the organizational documents of the Borrower, in each case, subject to the terms and conditions set forth herein and in the other Transaction Documents. Accordingly, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01         Certain Defined Terms.

(a)            Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b)            As used in this Agreement and the exhibits and schedules attached hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account” means any of the Canadian Dollar Account, the Euro Account, the GBP Account, the Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Collateral Account and any sub accounts thereof deemed appropriate or necessary by the Collateral Agent or the Account Bank (in each case after consultation with the Borrower) for convenience in administering such accounts.

“Account Bank” means State Street Bank and Trust Company, in its capacity as the “Account Bank” pursuant to the Account Control Agreement.

“Account Control Agreement” means that certain Account Control Agreement, dated as of the Closing Date, among the Borrower, the Account Bank and the Collateral Agent, which agreement relates to the Accounts.

“Action” has the meaning assigned to that term in Section 8.03.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a).

“Adjusted Balance” means, for any Eligible Loan on any date of determination, an amount equal to the Assigned Value of such Eligible Loan on such date multiplied by the Outstanding Balance thereof at such time.

“Adjusted Purchase Price” means, with respect to any Eligible Loan, an amount (expressed as a percentage of par) equal to the Purchase Price of such Loan calculated as reduced by any upfront fees; provided that any Eligible Loan acquired by the Borrower with an “Adjusted Purchase Price” (as calculated above) equal to or greater than 96.0% (including, for the avoidance of doubt, in excess of 100%) shall be deemed to have an “Adjusted Purchase Price” equal to 100%; provided, further, that if different principal amounts of such Loan have different Adjusted Purchase Prices, the weighted average of such Adjusted Purchase Prices shall apply.

“Advance” means each loan advanced by the Lenders (including the Swingline Lender) to the Borrower on an Advance Date pursuant to Article II (including each Swingline Advance and each advance made for the purpose of refunding the Swingline Lender for any Swingline Advances pursuant to Section 2.02(g)).

“Advance Date” means the date on which an Advance is made.

“Advance Rate” means, as of any Measurement Date or other date of determination, with respect to (a) any Specified Loan, the corresponding percentage applicable thereto as set forth in the table under the definition of “Specified Loan”; and (b) any Approved Loan, the corresponding percentage applicable thereto as set forth in the tables below (based on TTM EBITDA as of the applicable Cut-Off Date):

Type of Loan	Min EBITDA	Tier 1 Obligors	Tier 2 Obligors
First Lien Loan	$10,000,000	65.0%	62.5%
Second Lien Loan	$10,000,000	35.0%	25.0%

Type of Loan	Recurring Revenue >= $75,000,000	Recurring Revenue < $75,000,000
Recurring Revenue Loan	55.0%	50.0%

“Advances Outstanding” means, on any date of determination, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day; provided that, the principal amounts of Advances outstanding shall not be reduced by any Available Collections or other amounts paid to the Lenders to the extent any such payment of such amounts are rescinded or must be returned for any reason.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” has the meaning assigned to that term in Section 2.10(a).

“Affiliate” when used with respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided that, for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor and for purposes of determining the Concentration Limitations related to Obligor concentrations, the term “Affiliate” shall not include any Affiliate relationship which, without more, may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor; provided further that, with respect to the Borrower, the Equityholder, the Servicer or the Transferor, the term “Affiliate” shall not include any Affiliate relationship which may exist solely as a result of portfolio investments made by North Haven or any Affiliates thereof relating to their private equity investing activities. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote more than 50% of the voting securities of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agented Loan” means any Loan which is agented by a Person (other than the Borrower) on behalf of each lender that is at any time party to the related Loan Agreement as part of a syndicated loan transaction.

“Aggregate Adjusted Balance” means, as of any date of determination, the aggregate sum of the Adjusted Balances for all Eligible Loans in the Collateral Portfolio.

“Aggregate Funded Spread” means, as of any date of determination, the aggregate sum of (i) the stated interest rate spread on each Eligible Loan that is a Floating Rate Loan (including any credit adjustment spread, if any, to be added to the index applicable thereto, but for each Permitted Deferrable Loan, only the required current cash pay interest thereon) above the index applicable thereto (inclusive of any applicable benchmark floor benefit or similar floor benefit) multiplied by (ii) the Adjusted Balance of each such Eligible Loan.

“Aggregate Outstanding Balance” means, as of any date of determination, the aggregate sum of the Outstanding Balances for all Eligible Loans in the Collateral Portfolio.

“Aggregate Unfunded Equity Exposure Amount” means, on any date of determination, the Dollar Equivalent of the sum of the Unfunded Equity Exposure Amounts of all Loans included in the Collateral Portfolio.

“Aggregate Unfunded Exposure Amount” means, on any date of determination, the Dollar Equivalent of the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral Portfolio.

“Agreement” means this Loan and Security Agreement, as the same may be amended, restated, supplemented, and/or otherwise modified from time to time.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Servicer, the Transferor, the Equityholder or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which the Borrower, the Servicer, the Transferor, the Equityholder or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Banking Laws” has the meaning assigned to such term in Section 10.06(p).

“Applicable Law” means, for any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

 “Applicable Prime Rate” means, (i) with respect to any Loan, the prime or base rate applicable to such Loan pursuant to the related Loan Agreement; and (ii) with respect to any Advance, the rate publicly announced by the Facility Agent from time to time as its prime rate in the United States, such rate to change hereunder as and when the Facility Agent changes such designated rate. The Applicable Prime Rate is not intended to be the lowest rate of interest charged by the Facility Agent or any other specified financial institution in connection with extensions of credit to debtors.

“Approval Notice” means, with respect to any Eligible Loan, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval of the Facility Agent, in its sole discretion, of the acquisition, funding or origination, as applicable, of such Eligible Loan by the Borrower (or, in the case of a Specified Loan, evidencing the Facility Agent’s confirmation that such Eligible Loan qualifies as a Specified Loan); provided that Approval Notices may take the form of an email.

“Approved Foreign Jurisdiction” means Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Grand Cayman, Norway, the Republic of Ireland, Luxembourg, The Netherlands, Sweden, Switzerland or the United Kingdom and, with respect to any Approved Loan, any other jurisdiction set forth and approved by the Facility Agent in its sole discretion in the related Approval Notice.

“Approved Loan” means any Eligible Loan (a) that is not a Specified Loan and (b) with respect to which the Facility Agent (in its sole discretion) shall have provided an Approval Notice to the Borrower.

“Approved Valuation Firm” means (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Duff & Phelps Corp., (iii) Murray, Devine & Co, Inc., and (iv) Markit Ltd., and (b) any other nationally recognized accounting firm or valuation firm designated by the Borrower and approved by the Facility Agent (such approval not to be unreasonably withheld, conditioned or delayed).

“Asset Based Loan” means any Loan where (i) the underwriting of such Loan was based primarily on the appraised value of the assets securing such Loan and (ii) advances in respect of such Loan are governed by a borrowing base relating to the assets securing such Loan.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Participation Interest” means a Participation Interest acquired under the Master Participation Agreement.

“Assigned Value” means, with respect to any Eligible Loan as of any date of determination, a value (expressed as a percentage of the Outstanding Balance thereof) equal to (i) prior to the occurrence of a Revaluation Event (a) for Specified Loans, the lower of par and the Adjusted Purchase Price thereof and (b) for Approved Loans, as determined by the Facility Agent in its sole discretion as of the applicable date of approval; and (ii) following the occurrence of a Revaluation Event with respect to any such Loan the Assigned Value shall be determined by the Facility Agent in its sole discretion (which may not occur more than once per Revaluation Event on a quarterly basis (other than as a result of the occurrence of a separate Revaluation Event)). The Facility Agent shall promptly notify the Servicer of any change effected by the Facility Agent to the Assigned Value of any Loan. In the event the Borrower disagrees with the Facility Agent’s determination of the Assigned Value, the Borrower shall have the right (at the Borrower’s expense) to retain any Approved Valuation Firm to value such Loan; provided, that the Borrower may not exercise its challenge right with respect to more than three (3) Loans in any calendar quarter. If the value determined by such firm is greater than the Facility Agent’s determination of the Assigned Value, such firm’s valuation shall become the Assigned Value of such Loan for purposes of clause (ii) in the lead-in of this definition; provided that if (1) the Senior Net Leverage Ratio (for a First Lien Loan or a Recurring Revenue Loan (other than a Qualified Recurring Revenue Loan)) or Total Net Leverage Ratio (for a Second Lien Loan) of the related Obligor as of the Determination Date has increased by 2.0x or more from the Senior Net Leverage Ratio or Total Net Leverage Ratio, as applicable, as of the Cut-Off Date for such Loan and (2) the Senior Net Leverage Ratio (for a First Lien Loan or a Recurring Revenue Loan (other than a Qualified Recurring Revenue Loan)) or Total Net Leverage Ratio (for a Second Lien Loan) of the related Obligor is greater than 8.0x, then the Assigned Value will be the Facility Agent’s valuation. The Assigned Value of any such Loan subject to a valuation by an Approved Valuation Firm shall be the Assigned Value of such Loan determined by the Facility Agent until such firm has determined its value and the revised Assigned Value of any such Loan shall not exceed the Assigned Value of such Loan immediately prior to the occurrence of the related Revaluation Event; provided that for any Loan (1) that becomes a Defaulted Loan; (2) following the occurrence of a Revaluation Event described in clause (b) of the definition thereof (solely with respect to a Specified Material Modification); or (3) that is not an Eligible Loan as of any date of determination, the “Assigned Value” of such Loan shall be deemed to be zero; provided that the Facility Agent may, in its sole discretion in accordance with its receipt of a written request from the Borrower following a change in the circumstances that resulted in such Revaluation Event, revise the Assigned Value to such higher Assigned Value as determined by the Facility Agent in its sole discretion.

“Available Collections” means the Dollar Equivalent of all cash collections and other cash proceeds actually received with respect to any Loan, including, without limitation, all Principal Collections, all Interest Collections, all Proceeds with respect to such Loan, cash proceeds or other funds received by the Borrower or the Servicer with respect to any Loan (including from any guarantors), all other amounts, in each case, on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Accounts; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account which do not represent proceeds of Permitted Investments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that in each case is or may be used for determining the length of a Remittance Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Remittance Period” pursuant to Section 2.25 and any related definitions or provisions.

“Average Life” means, for any Loan, as of any date of determination, the number of years (rounded to the nearest hundredth) from such date of determination until the final maturity date of such Loan.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirements for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” means an event that shall be deemed to have occurred with respect to a Person if either:

(i)            a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person, in each case, under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Code; or

(ii)           such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating per annum rate of interest (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the greatest of (a) the Daily SOFR Rate in effect on such date; (b) the Federal Funds Rate in effect on such date plus 0.50%; and (c) the Applicable Prime Rate in effect on such date; provided that the Base Rate shall at no time be less than the Floor; provided further that, if the Facility Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Daily SOFR Rate or the Federal Funds Rate for any reason, including the inability or failure the Facility Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Daily SOFR Rate or Federal Funds Rate, the Base Rate shall be determined without regard to the foregoing clause (a) or clause (b), as applicable, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Applicable Prime Rate, the Federal Funds Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Applicable Prime Rate, the Federal Funds Rate or the Daily SOFR Rate, as applicable.

“Benchmark” means, initially, Term SOFR; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR (or another then-current Benchmark, as applicable), then “Benchmark” means, with respect to the Advances, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.25 and any related definitions or provisions herein; provided further that, all references to “Benchmark” herein shall include the published component used in the calculation thereof, if any.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Facility Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), which has been selected by the Facility Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market conventions for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” shall be deemed to have occurred in the case of the foregoing clauses (a) or (b) with respect to any then-current Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information as described above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (i) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.25 and (ii) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.25.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrower LLC Agreement” means, individually or collectively, as the context may require, the amended and restated limited liability company operating agreement of the Borrower, dated on or prior to the date hereof, and any other organizational or formation documents related thereto, in each case, as the same may be further amended, restated, modified or supplemented from time to time in accordance therewith and subject to the terms thereof and of this Agreement, as applicable.

“Borrowing Base” means, on any date of determination, the Dollar Equivalent (as applicable) of the least of:

(a)            the Facility Amount minus the Unfunded Equity Shortfall Amount;

(b)            the sum of (i) the product of (1) the lower of (I) the Weighted Average Advance Rate and (II) the Maximum Portfolio Advance Rate multiplied by (2) the Aggregate Adjusted Balance minus the Excess Concentration Amount plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account minus (iii) the Unfunded Equity Shortfall Amount; and

(c)            (i) the Aggregate Adjusted Balance minus (ii) the Minimum Required Equity Amount plus (iii) the amount of Principal Collections on deposit in the Principal Collection Account.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base, as of each Measurement Date or any other applicable date of determination, substantially in the form of Exhibit B hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means a condition that exists and is continuing on any date of determination where the aggregate Advances Outstanding exceed the Borrowing Base.

“Bridge Loan” means any loan that (a) is incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or similar transaction and (b) by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York, New York, Boston, Massachusetts or the city in which the Corporate Trust Office of the Collateral Agent, the Account Bank or the Collateral Custodian is located are authorized or required by law to close.

“Canadian Dollar” means the lawful currency for the time being of Canada.

“Canadian Dollar Account” means the securities account designated as the “Canadian Dollar Account” and any sub-accounts under the Account Control Agreement created and maintained on the books and records of the Account Bank for the deposit of Canadian Dollars, which such account shall be in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, partnership or a limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Interest Coverage Ratio” means, for the Relevant Test Period with respect to any Loan other than a Qualified Recurring Revenue Loan, the meaning of “Cash Interest Coverage Ratio” or any comparable definition in the related Loan Agreement; provided that, in the event that “Cash Interest Coverage Ratio” is not defined in such Loan Agreement (and no comparable defined term exists therein), then “Cash Interest Coverage Ratio” shall mean, for purposes of this Agreement, an amount, equal to the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Servicer (on behalf of the Borrower) in good faith; provided that if the applicable Obligor does not have four quarters of financial information after formation or after a material merger or add-on transaction in connection with which there has been a change in the Obligor’s capital structure, the Relevant Test Period for purposes of calculating the Cash Interest Coverage Ratio shall be applied in the following manner: (y) if only three or fewer quarters have elapsed since the transaction, the most recent quarter shall be annualized for the calculation by multiplying by 4 and (z) thereafter, the Cash Interest Coverage Ratio shall use the trailing twelve month financial information.

“Cash Interest Expense” means, with respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusive of any accreted interest that, according to the term of the underlying instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“CBNA” means Citizens Bank, N.A.

“Change of Control” means any of the following:

(a) MS Capital Partners Adviser Inc. or an Affiliate thereof ceases to be the sole “Investment Manager” (as defined in the Equityholder Operating Agreement) of the Equityholder;

(b) the creation or imposition of any Lien on the economic interests of the Borrower owned by the Equityholder;

(c) the failure of the Equityholder to own, directly or through one or more wholly owned subsidiaries (which are approved in writing by the Facility Agent in its sole discretion (not to be unreasonably withheld)), 100% of the economic and voting interests of the Borrower; or

(d) subject to Section 5.04(a), the dissolution, termination or liquidation in whole or in part, transfer or other disposition of all or substantially all of the assets of the Servicer.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date” means September 12, 2023.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Account” means the securities account designated as the “Collateral Account” and any sub-accounts under the Account Control Agreement created and maintained on the books and records of the Account Bank in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning assigned to that term in the preamble hereto.

“Collateral Agent Expenses” means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time, and any other accrued and unpaid expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent and the Account Bank under the Transaction Documents.

“Collateral Agent and Collateral Custodian Fee Letter” means the fee letter agreement, dated as of the Closing Date, between State Street Bank and Trust Company and the Borrower, as such letter may be amended, modified, supplemented, restated or replaced from time to time.

“Collateral Agent Fees” means the fees set forth in the Collateral Agent and Collateral Custodian Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.

“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Custodian” means State Street Bank and Trust Company, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement.

“Collateral Custodian Expenses” means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time, and any other accrued and unpaid expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Custodian under the Transaction Documents.

“Collateral Custodian Fees” means the fees set forth in the Collateral Agent and Collateral Custodian Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 12.05.

“Collateral Database” has the meaning assigned to that term in Section 10.02(b)(iv).

“Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations (each of the foregoing terms, to the extent defined in Article 8 or Article 9 of the UCC as in effect in the State of New York shall have the meaning set forth therein), accessions, or other property of the Borrower, including, without limitation, all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i)             the Loans and all monies due or to become due in payment under such Loans on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii)            the Portfolio Assets with respect to the Loans referred to in clause (i);

(iii)            the Accounts and all Permitted Investments purchased with funds on deposit in the Accounts;

(iv)            the Contribution Agreement and the other Transaction Documents; and

(v)            all income and Proceeds of the foregoing.

“Collateral Quality Test” means, a test satisfied on any date of determination (following the Ramp Period in the case of items (i) through (iii) below) if, in aggregate, the Eligible Loans owned by the Borrower satisfy each of the tests set forth below (or, if a test is not satisfied on such date of determination, the degree of compliance with such test is maintained or improved after giving effect to any Loan purchase or sale effective on such date of determination):

(i)             Minimum Weighted Average Spread Test;

(ii)            Minimum Weighted Average Coupon Test;

(iii)           Maximum Weighted Average Life Test; and

(iv)           Minimum Diversity Test.

“Collateral Reporting Package” has the meaning set forth in Section 6.08(e).

“Collection Account” means, collectively, the securities account designated as a “Collection Account” and any sub-accounts under the Account Control Agreement; provided that the funds and financial assets deposited therein (including any earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date following the termination or expiration of the Reinvestment Period on which the Commitments have been irrevocably terminated in full and the Obligations have been irrevocably paid in full (including without limitation all Yield, any Optional Prepayment Penalty, Make-Whole Fees and/or Unused Fees, as applicable, and any other amounts owing and payable hereunder or under any other Transaction Document) other than unmatured contingent obligations for which no claims or causes of action have been threatened or asserted, and the Borrower shall have no further right to request any additional Advances.

“Collections” means, with respect to any Eligible Currency, Principal Collections and Interest Collections denominated therein (or the Dollar Equivalent thereof, as applicable).

“Commitment” means, with respect to each Lender, (a) prior to the end of the Reinvestment Period or for purposes of Advances made pursuant to Section 2.02(f), the dollar amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be reduced pursuant to Section 2.18 or increased pursuant to Section 2.21 or otherwise revised from time to time in accordance with the terms hereof) or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable; (b) on or after the end of the Reinvestment Period (other than for purposes of Advances made pursuant to Section 2.02(f)), such Lender’s Pro Rata Share of the aggregate Advances Outstanding; and (c) on or after the Termination Date, zero.

“Competitor” means any (a)  Person listed on the schedule to the letter agreement between the Facility Agent and the Borrower regarding competitors (as such schedule may be updated by mutual agreement between the Facility Agent and the Borrower), (b) so-called “vulture fund,” “loan-to-own fund,” distressed debt fund or other fund that is similar to the foregoing, in each case, whose primary business is distressed investing, (c) hedge fund, non-bank asset manager, credit opportunities fund or specialty finance company, in each case, that directly and routinely competes with North Haven’s direct lending business and which derives substantially all of its revenue from lending to and making investments in middle market companies or (d) banking institution with a bank level long term unsecured debt rating of less than “Baa2” from Moody’s and less than “BBB” from S&P.

“Concentration Limitations” means the concentration limitations, calculated as of any date of determination with respect to each Eligible Loan included in the Collateral Portfolio (after giving effect to all Eligible Loans to be purchased or sold by the Borrower on such date), the amounts thereof in excess of which shall be aggregated (without duplication) for purposes of calculating the Excess Concentration Amount pursuant to the definition thereof, equal to:

(a)            the sum of the Adjusted Balances of all Eligible Loans to (i) the largest Obligor in excess of 7.5% of the Excess Concentration Measure, (ii)  the second and third largest Obligor in excess of 6.0% of the Excess Concentration Measure and (iii) any other Obligor in excess of 5.0% of the Excess Concentration Measure; provided that, for purposes of this clause (a), all Loans included or expected to be included as part of the Collateral Portfolio, the Obligor of which is an Affiliate of another Obligor, shall be calculated in the aggregate as having a single Obligor;

(b)            the sum of the Adjusted Balances of all Eligible Loans that are Fixed Rate Loans in excess of 5.0% of the Excess Concentration Measure;

(c)            the sum of the Adjusted Balances of all Eligible Loans to Obligors in the three largest Industry Classifications in excess of (i) with respect to the largest Industry Classification, 25.0% if the Obligors are in Software, otherwise 20.0% of the Excess Concentration Measure, (ii) with respect to the second largest Industry Classification, 17.5% of the Excess Concentration Measure and (iii) with respect to the third largest Industry Classification, 15.0% of the Excess Concentration Measure; provided that any Obligors in the Energy/Oil and Gas, Metals and Mining or Retail Industries, in the aggregate, may not exceed 10.0% of the Excess Concentration Measure;

(d)            the sum of the Adjusted Balances of all Eligible Loans to Obligors in the same Industry Classification (other than the Obligors in the three largest Industry Classifications) in excess of 12.5% of the Excess Concentration Measure;

(e)            the sum of the Adjusted Balances of all Eligible Loans that are Qualified Recurring Revenue Loans in excess of 20.0% of the Excess Concentration Measure;

(f)             the sum of the Adjusted Balances of all Eligible Loans that are Qualified Recurring Revenue Loans with last quarter annualized revenue of less than $50 million as of the applicable Cut-Off Date in excess of 5.0% of the Excess Concentration Measure;

(g)            the sum of the Adjusted Balance of all Eligible Loans that are Qualified First Lien Loans or Second Lien Loans in excess of 7.5% of the Excess Concentration Measure;

(h)            the sum of the Adjusted Balances of all Eligible Loans that are Second Lien Loans in excess of 5.0% of the Excess Concentration Measure;

(i)             the sum of the Adjusted Balances of all Eligible Loans that are DIP Loans in excess of 5.0% of the Excess Concentration Measure;

(j)             the sum of the Adjusted Balances of all Eligible Loans that are Permitted Deferrable Loans that, as of the applicable date of determination, are adding interest payments to the principal balance of such Loan or otherwise deferring such payments rather than being paid in cash, in excess of 15.0% of the Excess Concentration Measure;

(k)            the sum of the Adjusted Balances of all Eligible Loans that are Discount Loans in excess of 10.0% of the Excess Concentration Measure;

(l)             the sum of the Adjusted Balances of all Eligible Loans that are Participation Interests other than Assigned Participation Interests in excess of 5.0% of the Excess Concentration Measure; provided that the counterparty of such Participation Interest is rated at least A3/A-;

(m)           the sum of the commitment amount under all Revolving Loans and the undrawn portion of Delayed Draw Loans in excess of 10.0% of the Excess Concentration Measure;

(n)            the sum of the Adjusted Balances of all Eligible Loans that are to Obligors domiciled in Approved Foreign Jurisdictions in excess of 10.0% of the Excess Concentration Measure;

(o)            the sum of the Adjusted Balances of all Eligible Loans that are denominated in an Eligible Foreign Currency in excess of 10.0% of the Excess Concentration Measure; and

(p)            the sum of the Adjusted Balances of all Eligible Loans that pay interest in cash on a current basis less frequently than quarterly in excess of 5.0% of the Excess Concentration Measure.

“Conforming Changes” means, with respect to either the use or administration of any applicable Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Remittance Period” or, in each case, any similar or analogous definition, the addition of a concept of “interest period” or any similar or analogous concept, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters), in each case, that the Facility Agent decides, in consultation with the Borrower, may be appropriate in connection with the use or administration of the applicable Benchmark or to reflect the use, administration, adoption and/or implementation of Benchmark Replacement or to permit the use and administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Facility Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Facility Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contribution Agreement” means that certain Contribution Agreement, dated as of the Closing Date, between the Transferor, as the transferor, and the Borrower, as the transferee, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable, specified on Section 11.02 hereto, or such other address within the United States as any of the Collateral Agent, the Account Bank or the Collateral Custodian may designate from time to time by notice to the parties hereto.

“Covered Party” means any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit Improved Loan” means any Loan which the Servicer has determined in accordance with the Servicing Standard has significantly improved in credit quality from the condition of its credit as of the applicable Cut-Off Date, which judgment may (but need not) be based on one or more of the following and will not be called into question as a result of subsequent events:

(a)            the Obligor in respect of such Loan has shown improved financial results since the published financial reports first produced after it was acquired by the Borrower; or

(b)            the Obligor in respect of such Loan since the date on which such Loan was acquired by the Borrower has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor.

“Credit Risk Loan” means any Loan that is not a Defaulted Loan, but which the Servicer has determined in accordance with the Servicing Standard (which judgment will not be called into question as a result of subsequent events) has a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Loan.

“Cure Notice” means, subject to Section 2.06, a notice which (a) is delivered by or on behalf of the Borrower to the Facility Agent not later than five (5) Business Days after either (i) the occurrence of a Borrowing Base Deficiency or (ii) any Measurement Date on which the Minimum Equity Test is not satisfied and (b) contains a written certification from the Servicer that such Borrowing Base Deficiency shall be cured or Minimum Equity Test shall be satisfied, as applicable, no later than twelve (12) Business Days after the occurrence of such the Borrowing Base Deficiency or Minimum Equity Test failure, as applicable, and in each case, setting forth in reasonable detail (with supporting calculations) the manner in which the Borrower plans to cure such Borrowing Base Deficiency or satisfy the Minimum Equity Test, as applicable, pursuant to Section 2.06.

“Cut-Off Date” means, with respect to each Loan, the date such Loan is committed to be acquired by the Borrower or, with respect to Loans held by the Borrower on the Closing Date, the Closing Date, and, in the case of any Delayed Draw Loan or Revolving Loan, irrespective of the dates or numbers of draws thereunder subsequent to the date such Loan is committed to be acquired by the Borrower.

“Daily SOFR Rate” means, for any day, a rate per annum equal the Term SOFR Reference Rate in effect on such day for a one-month tenor (subject to the Floor referred to in the definition of “Base Rate”).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Loan” means any Loan as to which any one of the following events or circumstances has occurred:

(a)            (i) a default in the payment of any principal, interest and/or commitment or non-use fees has occurred and with respect to such Loan (after the earlier of (x) any grace period applicable thereto, and (y) five (5) Business Days, in each case, past the applicable due date) or (ii) the maturity of such Loan is accelerated regardless of any applicable grace or cure periods;

(b)            a Bankruptcy Event occurs with respect to the Obligor thereof, unless the related Loan is a DIP Loan;

(c)             a default in the payment of any principal, interest and/or commitment or non-use fees has occurred and is continuing (after the earlier of (i) any applicable grace period and (ii) five (5) Business Days, in each case, past the applicable due date) with respect to any other loan or other debt obligation of the same Obligor which is (i) senior or pari passu in right of payment to such Loan, (ii) a full recourse obligation of the Obligor, or (iii) secured by the same or substantially the same collateral securing such Loan;

(d)            such Loan has (x) a public rating by S&P of “CC” or below, or “SD” or (y) a public Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(e)            a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Loan is pari passu or junior in right of payment as to the payment of principal and/or interest to another loan or other debt obligation of the same Obligor which has (i) a public rating by S&P of “CC” or below, or “SD” or (ii) a public probability of default rating by Moody’s of “D” or “LD”, and in each case such loan or other debt obligation remains outstanding; provided that, both such Loan and such other loan or other debt obligation are full recourse obligations of the applicable Obligor;

(f)            a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the underlying loan, any applicable grace period has expired, and the holders of such Loan have accelerated the repayment (but only until such default is cured or waived) in the manner provided in the Loan Agreement;

(g)            with respect to any Related Loan, an affiliate of the Borrower that owns the related variable funding asset fails to comply with any funding obligation under such Related Loan; or

(h)            the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a material portion of such Loan is not collectible or otherwise places such Loan on non-accrual status.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances (including its participation in a Swingline Advance) required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Facility Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement (including its participation in a Swingline Advance) or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has (or, with respect to such Lender (x) the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender and/or (y) any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender, has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (v) becomes subject to a Bail-In Action.

“Deferrable Loan” means a Loan on which any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor, added to the principal balance of such Loan or otherwise deferred rather than being paid in cash pursuant to the related Loan Agreement as of the applicable Cut-Off Date.

“Delayed Draw Loan” means a First Lien Loan (other than a Revolving Loan) that is fully committed on the initial funding date of such Loan and is required to be fully funded in one or more installments on draw dates to occur after the initial funding of such Loan but which, once all such installments have been made, has the characteristics of a Term Loan; provided that such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Designated Lender” means CBNA, in its capacity as a Lender hereunder, and any successor-in-interest thereto.

“Determination Date” means the last day of each calendar month; provided that, if any such date is not a Business Day, such Determination Date shall be the next succeeding Business Day.

“DIP Loan” means any Loan fully secured by senior liens (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and (iii) the terms of which have been approved by a court of competent jurisdiction.

“Disbursement Request” means a disbursement request from the Borrower (or the Servicer on behalf of the Borrower) to the Facility Agent (with a copy to the Collateral Agent) in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Account in accordance with Section 2.20, as applicable.

“Discount Loan” means any Eligible Loan acquired by the Borrower for a Purchase Price of less than 90.0%.

“Discretionary Sale” has the meaning set forth in Section 2.07(a).

“Discretionary Sale Date” means the Business Day identified by the Borrower (or the Servicer on behalf of the Borrower) to the Facility Agent and the Collateral Agent in a Discretionary Sale Notice as the proposed date of a Discretionary Sale.

“Discretionary Sale Notice” has the meaning set forth in Section 2.07(a)(i).

“Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Facility Agent, the Servicer and the Borrower (with a copy to the Collateral Agent) of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to fund any Advance based on the applicable Benchmark; (b) the Facility Agent shall have notified the Servicer and the Borrower (with a copy to the Collateral Agent) of its inability, for any reason, to determine the applicable Benchmark; or (c) any Lender shall have notified the Facility Agent, the Servicer and the Borrower (with a copy to the Collateral Agent) of a determination by such Lender that, as a result of changes arising after the Closing Date, the then-current Benchmark does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance (in each case, so long as such Lender or the Facility Agent is making similar determinations in respect to its role as Lender or Facility Agent, as applicable, under similar facilities).

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule IX hereto, as such diversity score shall be updated at the option of the Facility Agent and the Borrower.

“Dollar Equivalent” means, on any date of determination, with respect to any amount related to any Loan, (a) for any such amount denominated in Dollars, such amount and (b) for any such amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Servicer in accordance with the Servicing Standard using the Spot Rate. The Facility Agent, the Collateral Agent, the Account Bank and the Collateral Custodian shall not have any responsibility for any calculation of a Dollar Equivalent amount made by the Servicer.

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States of America.

“EBITDA” means, for the Relevant Test Period with respect to any Loan, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the related Loan Agreement (together with all add-backs and exclusions as designated therein); provided that, in the event that “EBITDA” and/or “Adjusted EBITDA” are not defined in such Loan Agreement (and no comparable defined term exists therein), then “EBITDA” shall mean, for purposes of this Agreement, an amount, for the principal Obligor on such Loan and any of its parents that are obligated pursuant to such Loan Agreement and any of its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, extraordinary losses in accordance with GAAP, one-time, non-recurring non-cash charges consistent with the applicable Collateral Reporting Package provided by related Obligor, and any other item the Borrower (or the Servicer on behalf of the Borrower) and the Facility Agent mutually deem to be appropriate; provided that, with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Equity Amount” means, as of any date of determination, the greater of (x) the Aggregate Adjusted Balance, minus the Advances Outstanding, plus the amount of Principal Collections on deposit in the Principal Collection Account, and (y) $0.

“Effective LTV” means, as of any date of determination, the result, expressed as a percentage of the Senior Net Leverage Ratio divided by the Enterprise Value Multiple thereof, for any First Lien Loan or Qualified First Lien Loan.

“Eligible Currency” means Dollars and the Eligible Foreign Currencies.

“Eligible Foreign Currency” means Canadian Dollars, Euros and GBP.

“Eligible Loan” means, at any time, any First Lien Loan, Qualified First Lien Loan, Second Lien Loan or Recurring Revenue Loan which satisfies each of the following eligibility requirements (unless the Facility Agent, in its sole discretion, agrees to waive any such requirement with respect to such Loan; it being understood that if the Facility Agent waives compliance with any such eligibility requirements, the applicable Loan shall be treated as an Approved Loan for all purposes hereof):

(a)            As of the related Cut-Off Date, such Loan is either (i) a Specified Loan or (ii) an Approved Loan.

(b)            Such Loan is evidenced by a note or a credit document and, other than in the case of any Loan acquired or funded directly by the Borrower at the origination of such Loan, such Loan has been assigned to the Borrower pursuant to an assignment document (other than a Participation Interest) in the form specified in the applicable credit agreement or on a form reasonably acceptable to the agent (which the parties acknowledge that the LSTA assignment form is acceptable) in respect of such Loan.

(c)            As of the related Cut-Off Date, such Loan is not a Defaulted Loan.

(d)            Such Loan is denominated and payable in an Eligible Currency and does not permit the currency or country in which such Loan is payable to be changed (unless such permitted currency is another Eligible Currency).

(e)            The Obligor with respect to such Loan is an Eligible Obligor domiciled and organized or incorporated in (and the Underlying Collateral with respect to which such Loan was principally underwritten is located in) the United States or any Approved Foreign Jurisdiction.

(f)             Such Loan is not an Asset Based Loan, corporate bond, or First Lien Last Out Loan.

(g)            As of the related Cut-Off Date, no such Loan is an extension of credit by the Equityholder, the Borrower or any other Person to the Obligor for the purpose of (a) making any past due principal, interest, or other payments due on such Loan, (b) preventing such Loan or any other loan to the related Obligor from becoming past due or (c) preventing such Loan from becoming defaulted.

(h)            Such Loan is not Margin Stock.

(i)             The acquisition of such Loan does not cause the Borrower, any Subsidiary thereof or the assets constituting the Collateral Portfolio to be required to be registered as an investment company under the 1940 Act.

(j)             Such Loan is not a construction loan and is not principally secured by real estate.

(k)             If such Loan is a Deferrable Loan, it is a Permitted Deferrable Loan.

(l)             The Obligor with respect to each such Loan is not an Affiliate of the Servicer or the Equityholder, except to the extent warrants or other equity interests in such Obligor or such Obligor’s Affiliates are granted to the Servicer or the Equityholder or one of their Affiliates in connection with the origination or funding of such Loan or a restructuring of such Loan.

(m)            The acquisition of any such Loan by the Borrower or the Pledge thereof would not (i) violate any Applicable Law and (ii) in the Facility Agent’s commercially reasonable judgment as notified to the Borrower in writing prior to the applicable Cut-Off Date, cause the Facility Agent or any Lender to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction thereover.

(n)            Such Loan is in compliance in all material respects with all Applicable Law.

(o)            All consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority or any other person required to be obtained, effected, or given in connection with the making, acquisition, transfer or performance by the Borrower or the applicable Subsidiary of such Eligible Loan and of any related collateral have been obtained, effected, or given and are in full force and effect.

(p)            With respect to such Loan, during the twelve months preceding the related Cut-Off Date (or, if later, the original date of origination of such Loan), (a) the Servicer, in accordance with the Servicing Standard, has not determined that such Loan is uncollectible; and (b) no portion of the principal amount due under such Loan has been reduced or forgiven.

(q)            Such Loan and the Loan Agreement related thereto, are eligible to be sold, assigned or transferred to the Borrower, and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Collateral Agent, on behalf of the Secured Parties, violates, conflicts with or contravenes any Applicable Law or any contractual or other restriction, limitation or encumbrance.

(r)             Unless such Loan is a Revolving Loan or Delayed Draw Loan, the funding obligations of the Borrower for each such Loan and the Loan Agreement under which each such Loan was created have been fully satisfied and all sums available thereunder have been fully advanced.

(s)            To the actual knowledge of the Borrower (which may be based upon customary representations, legal opinions and other evidence set forth in or delivered in connection with the documentation for any Loan), such Loan (i) is in full force and effect and constitutes the legal, valid, and binding obligation of the Obligor thereunder (except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity)), (ii) is not subject to any litigation, dispute or offset, and (iii) contains provisions that the Obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim, or defense against the holder thereof.

(t)             No such Loan has been repaid, prepaid, satisfied, subordinated (other than in accordance with its terms) or rescinded, in each case, in full.

(u)            (i) The Borrower or the applicable Subsidiary has good and marketable title to, and is the sole owner of, such Eligible Loan, (ii) the Borrower or the applicable Subsidiary has granted to the Facility Agent a first-priority, perfected security interest (subject to Permitted Liens) in the Eligible Loan and related collateral, and (iii) the Required Loan Documents and the Loan Checklist, with respect to such Loan have been delivered to the Collateral Custodian within the time periods required under this Agreement.

(v)            Such Loan is not subject to withholding tax unless the Obligor thereon is required under the terms of the related Loan Agreement to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis.

(w)            If such Loan is a Related Loan, (i) it is indicated as such in the Loan Tape and (ii) the Borrower has represented to the Facility Agent that the applicable affiliate of the Borrower has sufficient liquidity to meet the funding obligations of the related Revolving Loan or Delayed Draw Loan.

(x)            Such Loan was originated by the Borrower, the Equityholder or, to the best of the Borrower’s actual knowledge, an unaffiliated third party, without any fraud or material misrepresentation, in each case, by such originating entity.

(y)            Such Loan and the Underlying Collateral for such Loan have not, and will not, be used by the related Obligor in any manner of for any purpose that would result in any material risk of liability upon the Borrower or any Secured Party under any Applicable Law.

(z)            The original term to maturity of such Loan is less than or equal to (x) 7.0 years for any First Lien Loan, Qualified First Lien Loan, or Recurring Revenue Loan and (y) 8.0 years for any Second Lien Loan.

(aa)          Such Loan does not contain confidentiality restrictions that would prohibit the Lenders or the Facility Agent from accessing all necessary information (as required to be provided pursuant to the Transaction Documents) with regards to such Loan; provided that, the Lenders and/or the Facility Agent, as applicable, shall agree to maintain the confidentiality of such information in accordance herewith.

(bb)          As of the related Cut-Off Date, such Loan provides for a full, fixed amount of principal payable in cash no later than its stated maturity and periodic payments of interest in cash payable at least semi-annually.

(cc)          Such Loan (a) was originated or sourced and underwritten, or acquired, by the Equityholder or the Borrower (or the Servicer on the Borrower’s behalf) in accordance with the Servicing Standard and (b) is being managed by the Servicer in accordance with the Servicing Standard.

(dd)          To the knowledge of the Borrower or the Servicer, all information provided by the Borrower or the Servicer to the Facility Agent with respect to such Loan is true, correct and complete in all material respects after giving effect to any updates thereto as of the date such information is provided.

(ee)          Such Loan (A) is not an Equity Security (or component thereof) and (B) does not provide by its terms for the conversion of any portion thereof into an Equity Security at any time on or after the date it is included as part of the Collateral Portfolio.

(ff)           Such Loan is Registered.

(gg)         Such Loan has a Purchase Price equal to or greater than 85.0%.

(hh)         As of the related Cut-Off Date, such Loan is not the subject of an offer, exchange, or tender by the related Obligor.

(ii)            Such Loan is not a Structured Finance Obligation, a bond, a Bridge Loan, a Zero-Coupon Obligation, an unsecured loan, a letter of credit, a lease, a Synthetic Security, an interest in a grantor trust, a step-down obligation or a security in the form of a floating rate note.

(jj)           The proceeds of such Eligible Loan will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision), or “for profit” post-secondary educational institutions, companies that are in material non-compliance with Environmental Laws, direct risk transactions with hedge funds or funds of hedge funds, activities with fund managers involving undisclosed principals and unallocated transactions, online gambling, and companies directly involved in the cannabis industry.

(kk)          The Obligor of such Loan has a TTM EBITDA of no less than $10,000,000 as of the applicable Cut-Off Date (other than a Qualified Recurring Revenue Loan).

(ll)            If such Loan is a Participation Interest (other than any Assigned Participation Interest which has been elevated to a full assignment by the date that is 90 days following the Closing Date), the Selling Institution has not defaulted in any respect in the performance of any of its payment obligations under the Participation Interest and has a rating of at least A3/A-1.

“Eligible Obligor” means on any date of determination, any Obligor that satisfies each of the following eligibility requirements (unless the Facility Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Obligor):

(a)            is a business organization (and not a natural Person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b)            is not a Governmental Authority;

(c)            is not (i) the target or subject of any Sanctions or (ii) a Sanctioned Person;

(d)            is not an Affiliate of, or controlled by or under common control with, the Borrower, the Servicer or the Equityholder unless otherwise approved by the Facility Agent in its sole discretion;

(e)            is a legal operating entity, a holding company or a special purpose entity;

(f)             did not enter into the Loan primarily for personal, family or household purposes;

(g)            other than in the case of an Obligor for which the related Loan is a DIP Loan, is not (and, to the actual knowledge of the Servicer, has not been for at least two years) the subject of a Bankruptcy Event; and

(h)            is not primarily or directly involved in (or for which the proceeds received by the relevant Obligor is used to finance) payday lending, pawn shops, adult entertainment, marijuana related businesses, automobile title loans, tax refund anticipation loans, credit repair services, drug paraphernalia, fireworks distributors, tax evasion, assault weapons or firearms manufacturing, businesses engaged in predatory lending practices or strip mining or any other industry which involves any activity that the Facility Agent reasonably believes is illegal in the applicable jurisdiction.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Enterprise Value” means, with respect to any Eligible Loan determined as of the applicable Cut-Off Date, the reasonable and customary meaning of “Enterprise Value” as determined by the Servicer in good faith in accordance with the Servicing Standard or any comparable definition in the related Loan Agreement; provided that, in the event that “Enterprise Value” is not defined in such Loan Agreement (and no comparable defined term exists therein), or such definition or comparable term, as applicable, is not reasonable and customary as determined by the Servicer in good faith in accordance with the Servicing Standard, then, subject to the approval of the Facility Agent on a Loan-by-Loan basis, “Enterprise Value” shall mean, for purposes of this Agreement, an amount for the related Obligor and any of its parents that are obligated with respect to such Loan pursuant to the related Loan Agreement and their respective subsidiaries as reasonably determined on a consolidated basis without duplication by the Servicer equal to the sum of (x) the product of (A) the trailing twelve months EBITDA (or, with respect to a Qualified Recurring Revenue Loan, the last quarter’s annualized Recurring Revenue) with respect to such Obligor and any of its parents or subsidiaries that are obligated with respect to such Loan pursuant to the related Loan Agreement and (B) the Enterprise Value Multiple for such Eligible Loan plus (y) the unrestricted cash of such Obligor on such date.

“Enterprise Value Multiple” means, with respect to any Eligible Loan, a multiple as reasonably determined by the Servicer as of the applicable Cut-Off Date (or as of the date of the most recent material merger or add-on transaction in connection with which there has been a change in the Obligor’s capital structure).

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations (with the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan, (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by the Borrower as a Loan, and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan, for so long as such obligation fails to satisfy such requirements.

“Equityholder” has the meaning assigned to that term in the preamble hereto.

“Equityholder Operating Agreement” means that certain first amended and restated limited liability company agreement of the Equityholder, dated as of October 26, 2021, as the same may be amended, restated, modified of supplemented from time to time.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Code Section 414(o) with, the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Erroneous Payment” has the meaning assigned to it in Section 11.22(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.22(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.22(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.22(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.22(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro Account” means the securities account designated as the “Euro Account” and any sub-accounts under the Account Control Agreement created and maintained on the books and records of the Account Bank for the deposit of Euros in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Euros” means the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.12(a).

“Excess Concentration Amount” means an aggregate amount, with respect to all of the Eligible Loans in the Collateral Portfolio as of any date of determination, equal to the aggregate amount by which the sum of the Adjusted Balances of all such Eligible Loans exceeds any applicable Concentration Limitation, calculated without duplication and after giving effect to all Eligible Loans to be purchased or sold by the Borrower on such date; provided that, notwithstanding anything to the contrary in this Agreement, after the end of the Reinvestment Period, the Excess Concentration Amount shall be the Excess Concentration Amount as of the last day of the Reinvestment Period.

“Excess Concentration Measure” means, (a) during the Ramp Period, the greater of (x) the Minimum Target Amount and (y) the Aggregate Adjusted Balance plus all Principal Collections on deposit in the Principal Collection Account and (b) thereafter, the Aggregate Adjusted Balance plus all Principal Collections on deposit in the Principal Collection Account.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Collateral and (b) any amount received in any Account representing (i) any reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under any Loan Agreement, (iii) any amount received in the Collection Account with respect to any Loan sold or transferred by the Borrower pursuant to Section 2.07 to the extent such amount is attributable to a time after the effective date of such sale, (iv) any interest accruing on a Loan prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan, and (v) any amounts deposited into the Collection Account in manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any Taxes imposed under FATCA.

“Facility Agent” means CBNA, in its capacity as facility agent, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Facility Agent Fee” has the meaning assigned to that term in that certain Fee Letter, dated as of the Closing Date (as amended, modified, waived, supplemented, restated or replaced from time to time), by and between the Borrower and CBNA, as Facility Agent and Lender.

“Facility Amount” means, as of any date of determination, the aggregate Commitments then in effect, as such amounts may vary from time to time in accordance with the terms of this Agreement (including in connection with an increase up to the Maximum Facility Amount pursuant to Section 2.21); provided that, at any time after the Reinvestment Period End Date, the Facility Amount shall mean an amount equal to the aggregate Advances Outstanding at such time.

“Facility Attachment Ratio” means, with respect to any Loan, other than a Qualified Recurring Revenue Loan, for the Relevant Test Period, the ratio of (i) the total committed amount for all indebtedness of the related Obligor that is senior in terms of payment or lien subordination to the related Loan to (ii) TTM EBITDA of such Obligor.

“Facility Margin” means (i) ~~2.75~~2.25% per annum during the Reinvestment Period and (ii) 2.90% per annum after the Reinvestment Period; provided that following the occurrence and during the continuation of an Event of Default or Termination Date, the Facility Margin above shall increase by 2.00% per annum.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIC” means the Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate” means, for any period, a fluctuating per annum rate of interest equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Facility Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Facility Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day. Notwithstanding anything herein to the contrary, if the calculation of the Federal Funds Rate results in a rate of less than zero, then the Federal Funds Rate shall be deemed to be zero.

“Fees” has the meaning set forth in Section 2.09.

“Final Maturity Date” means the two-year anniversary of the Reinvestment Period End Date.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Closing Date” means July 10, 2024.

“First Lien Last Out Loan” means any Loan which satisfies, as of the Cut-Off Date, the definition of First Lien Loan except that such Loan is subordinated in application of proceeds pursuant to a specified priority of payments to other senior secured loans of the same Obligor until such other senior secured loans are paid in full; provided that, the Facility Agent may, in its sole discretion, designate a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Loan.

“First Lien Loan” means any Loan that (a) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (b) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the related Loan Agreement and liens accorded priority by law in favor of any Governmental Authority) and (c) the Servicer determines in good faith that the value of the Underlying Collateral and/or the Enterprise Value of the related Obligor as of the Cut-Off Date equals or exceeds the Outstanding Balance of such Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Fitch” means Fitch Ratings, Inc. or any successor thereto.

“Fixed Rate Loan” means any Eligible Loan other than a Floating Rate Loan.

“Floating Rate Loan” means any Eligible Loan that bears a floating rate of interest.

“Floor” means, with respect to any applicable Benchmark or any applicable Base Rate, a rate of interest equal to 0.0%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the amount of Swingline Advances other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would have a material adverse effect on any Lender and (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Termination Date; (b) extend the date fixed for the payment of any amounts in respect of any Advance or any Fees hereunder, in each case, owing to any such Lender; (c) reduce any Advances Outstanding or the amount of any payment of principal or interest thereon or any Fee hereunder owing to any such Lender; (d) reduce the rate at which interest or any Fee is payable hereunder to any Lender (excluding, in each case, any such reduction as a result of a full or partial waiver of interest or Fees accruing at a default rate imposed during an Event of Default or as a result of a waiver of any Event of Default); (e) release any material portion of the Collateral Portfolio, except in connection with dispositions expressly permitted or required hereunder; (f) alter the terms of Section 2.04(a)-(c) or (e), Section 2.16, or Section 11.01 or any related definitions or provisions in a manner that would alter the effect or intent of any such Section; (g) modify the definition of the “Required Lenders” or reduce in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision herein; (h) modify the definition of “Advance Rate”, “Borrowing Base”, “Eligible Loan”, “Concentration Limitations”, “Fundamental Amendment”, “Maximum Portfolio Advance Rate”, “Minimum Equity Test”, “Termination Date” or any defined term used in any of the foregoing (other than with respect to any defined terms used in the definitions of “Eligible Loan” and “Concentration Limitations”), in each case, in a manner which would have the effect of making more credit available to the Borrower, or make any such provision materially less restrictive on the Borrower, as determined by each Lender in their reasonable discretion; (i) extend the Reinvestment Period; or (j) result in or permit the direct or indirect subordination of any lien or claim securing the Obligations in connection with this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“GBP” means the lawful currency of the United Kingdom.

“GBP Account” means the deposit account designated as the “GBP Account” and any sub-accounts under the Account Control Agreement created and maintained on the books and records of the Account Bank for the deposit of GBP, which such account shall be in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, including any supranational bodies (such as the European Union and the European Central Bank).

“Governmental Plan” has the meaning assigned to that term in Section 4.01(y).

“Gross Debt-to-Recurring-Revenue Ratio” means, with respect to any Qualified Recurring Revenue Loan for any Relevant Test Period, the reasonable and customary meaning of “Gross Debt-to-Recurring-Revenue Ratio” or any comparable term defined in the related Loan Agreement for such Qualified Recurring Revenue Loan; provided that, if neither “Gross Debt-to-Recurring-Revenue Ratio” nor any such comparable term is defined in such related Loan Agreement, or such definition or comparable term, as applicable, is not reasonable and customary as determined by the Servicer in good faith in accordance with the Servicing Standard, then “Gross Debt-to-Recurring-Revenue Ratio” shall mean, for purposes of this Agreement, the ratio obtained by dividing (i) the aggregate Indebtedness of the related Obligor under such Qualified Recurring Revenue Loan and all other indebtedness of such Obligor that is senior or pari passu in right of payment to such Qualified Recurring Revenue Loan (minus Unrestricted Cash and cash equivalents) by (ii) the Recurring Revenue of such Obligor; provided that, in the event of a lack of any such information necessary to calculate the Gross Debt-to-Recurring-Revenue Ratio of any Obligor under a Qualified Recurring Revenue Loan, a Revaluation Event shall occur as set forth in the definition thereof.

“Group” or “Groups” means, individually or collectively, as the context may require, one or more groups or an individual group consisting of Group 1(A) Loans, Group 1(B) Loans, Group (2)(A) Loans, Group 2(B) Loans, Group 3(A) Loans and/or Group 3(B) Loans, as applicable.

“Group 1(A) Loan” means each Eligible Loan that is a First Lien Loan and that satisfies, as of the related Cut-Off Date, all of the applicable criteria set forth in the same row as the Group 1(A) Loan classification in the table under the definition of “Specified Loan”.

“Group 1(B) Loan” means each Eligible Loan that is a First Lien Loan and that satisfies, as of the related Cut-Off Date, all of the applicable criteria set forth in the same row as the Group 1(B) Loan classification in the table under the definition of “Specified Loan”.

“Group 2(A) Loan” means each Eligible Loan that is a First Lien Loan and that satisfies, as of the related Cut-Off Date, all of the applicable criteria set forth in the same row as the Group 2(A) Loan classification in the table under the definition of “Specified Loan”.

“Group 2(B) Loan” means each Eligible Loan that is a First Lien Loan and that satisfies, as of the related Cut-Off Date, all of the applicable criteria set forth in the same row as the Group 2(B) Loan classification in the table under the definition of “Specified Loan”.

“Group 3(A) Loan” means each Eligible Loan that is a First Lien Loan and that satisfies, as of the related Cut-Off Date, all of the applicable criteria set forth in the same row as the Group 3(A) Loan classification in the table under the definition of “Specified Loan”.

“Group 3(B) Loan” means each Eligible Loan that is a First Lien Loan and that satisfies, as of the related Cut-Off Date, all of the applicable criteria set forth in the same row as the Group 3(B) Loan classification in the table under the definition of “Specified Loan”.

“Guarantee Obligation” means, with respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Servicer in good faith.

“Hazardous Materials” means all materials subject to regulation under any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Highest Required Investment Category” means: (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa3” and “P-1” for six-month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months, (b) with respect to rating assigned by S&P, “A-1+” for short-term instruments and “A” for long-term instruments, and (c) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Increased Costs” means, collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Party pursuant to Section 2.10.

“Indebtedness” means, with respect to (x) any Obligor if “Indebtedness” or any comparable definition is set forth in the Loan Agreement for the related Loan, such definition or (y) otherwise, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) the net exposure of such Person under any swap, hedge or other similar transaction and (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01(a).

“Indemnified Party” has the meaning assigned to that term in Section 8.01(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in Section 8.03.

“Independent” means with respect to any Person, that such Person is a natural person who, (A) for the five-year period prior to his or her appointment as an Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower, the Equityholder or any of their respective Affiliates (other than his or her service as an Independent Director or independent officer or other independent capacity of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower, the Equityholder or any of their respective Affiliates (other than his or her service as an Independent Director or independent officer or other independent capacity of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower (other than any independent member, independent officer or other independent capacity of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); or (iv) any member of the immediate family of a person described in the foregoing clause (i), clause (ii) or clause (iii), and (B) has (1) prior experience as an independent director for a Person whose charter documents required the consent of the independent director thereof before such Person could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management, placement or independent member services to issuers of securitization or structured finance instruments, agreements or securities.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Independent Director” means the “Independent Director” (as such term is defined in the Borrower LLC Agreement), which shall at all times be Independent.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry Classification” means the S&P Industry Classifications set forth in Schedule VIII, as such industry classifications shall be updated at the option of the Facility Agent and the Servicer if S&P publishes revised industry classifications.

“Initial Advance” means the first Advance hereunder made pursuant to Article II.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral, or an ACORD certificate or other evidence of such insurance.

“Interest” means, with respect to any period and any Loan, for the Obligor on such Loan and any of its parents or Subsidiaries that are obligated under the Loan Agreement for such Loan (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Loan Agreement for such Loan and in the event that “Interest” or any such comparable definition is not defined in such Loan Agreement, all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Collection Account” means each account and/or sub-account designated as an “Interest Collection Account” under the Account Control Agreement.

“Interest Collections” means any and all amounts of collections received with respect to any Collateral Portfolio other than Principal Collections that are deposited into the Interest Collection Account, or received by or on behalf of the Borrower or the Servicer in respect of a Loan, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Facility Agent in the form of Exhibit D to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Lender” means (i) CBNA and (ii) each other financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement in accordance with Section 11.04. For the avoidance of doubt, the Swingline Lender shall constitute a “Lender” with respect to the repayment of Swingline Advances for all purposes hereunder.

“Lender Fee Letter” has the meaning set forth in Section 2.09.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of any UCC financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Loan” means any commercial loan (or participation interest therein to the extent permitted hereunder) which the Borrower originates or acquires (a) from a third party (or any other party with the written consent of the Facility Agent) or (b) otherwise pursuant to the Contribution Agreement, to the extent expressly set forth therein, which loan is or may be sourced or originated by the Transferor or any of its Affiliates and which loan, in each case, is listed on the Loan List until such loan is sold or substituted in accordance with Section 2.07 or released in accordance with Section 2.16, and which loan includes, without limitation, (i) the Required Loan Documents and Loan File, and (ii) all right, title and interest of the Borrower in and to such loan and any Underlying Collateral, but excluding, as applicable, the Retained Interest and Excluded Amounts.

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan.

“Loan Checklist” means, for each Loan, an electronic or hard copy, as applicable, of a checklist, in the form of Exhibit O (as applicable or available for applicable Loan), delivered by or on behalf of the Borrower to the Collateral Custodian of all applicable Required Loan Documents to be included within the respective Loan File.

“Loan File” means, with respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other relevant records relating to such Loans and Portfolio Assets pertaining thereto.

“Loan List” means the schedule set forth as Schedule VII hereto of all Eligible Loans included in the Collateral Portfolio that is designated by the Borrower (or the Servicer on behalf of the Borrower) to support Advances under the Borrowing Base, as supplemented on any subsequent Advance Date, Cut-Off Date, Discretionary Sale Date or Substitution Date by the delivery from the Servicer to the Facility Agent (with a copy to the Collateral Agent) of an updated Loan List, which Loan List is incorporated herein by reference, and which Loan List shall, together with all supplements and amendments thereto, be included in and made a part of the Loan Tape.

“Loan Tape” means the Loan Tape identifying the Loans delivered by the Borrower or the Servicer to the Collateral Custodian and the Facility Agent. Each such schedule shall set forth the applicable information specified on Schedule IV.

“Maintenance Covenant” means, at any time, a covenant by the Obligor of a Loan to comply with one or more financial covenants during each reporting period applicable to such Loan, whether or not such Obligor has taken any specified action (but shall exclude any covenants which only spring into effect under specified circumstances).

“Make-Whole Fee” means, with respect to each Lender that is not a Defaulting Lender, a fee due and payable in an amount accruing during the Reinvestment Period, for each day during the related Remittance Period, equal to (1) the Facility Margin in effect on such day divided by 360 multiplied by (2) the excess, if any, of (x) the product of the Make-Whole Minimum Utilization Percentage applicable on such day and the aggregate average daily Commitment of the applicable Lender during the related Remittance Periods over (y) the daily average Advances funded by the applicable Lender during such Remittance Period minus (3) the Unused Fee accrued on such day with respect to the amount of the applicable Unused Facility Amount for which a Make-Whole Fee is owing.

“Make-Whole Minimum Utilization Percentage” means, with respect to any day (a) ~~during the Ramp Period, 25.0%; (b) after the Ramp Period~~from the First Amendment Closing Date until the six month anniversary of the First Amendment Closing Date, 25.0%; (b) from and including the six-month anniversary of the First Amendment Closing Date until the one-year anniversary of First Amendment Closing Date, 40%; and (c) following the one-year anniversary of the First Amendment Closing Date, 60.0%.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Participation Agreement” means that certain Master Participation and Assignment Agreement dated as of the date hereof between the Borrower and the Equityholder.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations, assets or properties of the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans in the Collateral Portfolio generally or any material portion of the Loans in the Collateral Portfolio, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Account Bank, the Facility Agent, the Lenders and/or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Transferor, the Borrower and the Servicer to perform its respective obligations under this Agreement or any other Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement or any provision thereof governing an Eligible Loan executed or effected on or after the Cut-Off Date for such Eligible Loan which:

(a)            reduces or forgives any or all of the principal amount due under such Loan;

(b)            delays or extends (i) the stated maturity date thereof or (ii) any other required or scheduled amortization thereof (including any scheduled or required amortization payments or excess cash flow sweeps, but not including any such sweep or payment that is declined at the option of the lenders in respect of such Eligible Loan as expressly provided for in the related Loan Agreement) in any way that (solely with respect to this clause (ii)) causes the Weighted Average Life with respect to all Eligible Loans to increase by 20% or more of the then existing remaining average life (subject to a cumulative limit of 5% over the trailing twelve months);

(c)            (i) waives one or more interest payments, (ii) reduces the interest rate spread or coupon with respect to such Eligible Loan by 0.50% or more (other than due to automatic changes in grid pricing existing on the date of the Approval Notice for such Eligible Loan) or (iii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan (other than any deferral or capitalization already expressly permitted by the terms of the related Loan Agreement with respect to any Permitted Deferrable Loan as of the related Cut-Off Date);

(d)            contractually or structurally subordinates such Loan to any obligation (other than any obligation which is senior to such Loan and which existed as of the applicable Cut-Off Date) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than (x) “permitted liens” as defined in the applicable Loan Agreement or such comparable term if “permitted liens” is not defined therein, in each case, so long as such definition or term, as applicable, is reasonable and customary, or (y) purchase money liens on a portion of the Underlying Collateral for such Loan incurred in the ordinary course of the Obligor’s business) on any of the Underlying Collateral securing such Loan;

(e)            substitutes, alters or releases (other than as permitted by such Loan Agreement) all or any portion of the Underlying Collateral securing such Loan and any such substitution, alteration or release, as determined in the sole reasonable discretion of the Facility Agent, materially and adversely affects the value of such Loan (excluding any such release arising in connection with a sale of assets, the proceeds of which are applied to repay such Eligible Loan, and after giving effect to such prepayment, the leverage ratio of such Eligible Loan is unchanged or improved and in the sole reasonable discretion of the Facility Agent such substitution, alteration or release does not, materially and adversely affect the value of such Loan);

(f)            for any Qualified Recurring Revenue Loan, (i) either the maintenance covenants for such Eligible Loan fail to be replaced with traditional cash flow leverage lending covenants by the scheduled covenant flip date under the transaction documents or such date is extended, and (ii) the related Permitted Working Capital Facility or any super priority revolving facility committed amount increases in size;

(g)            waives or amends the maintenance financial covenant under the related transaction documents (other than any such waiver or amendment which does not materially adversely affect the value of such loan in the sole reasonable discretion of the Facility Agent); and

(h)            amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “EBITDA”, “Adjusted EBITDA”, “Senior Net Leverage Ratio”, “Cash Interest Coverage Ratio” (other than with respect to a Qualified Recurring Revenue Loan), “Gross Debt-to-Recurring-Revenue Ratio”, “Permitted Liens”, “Total Net Leverage Ratio” or any comparable definitions, provisions or related financial covenants or collateral quality compliance tests, as applicable, in the related Loan Agreement or (ii) any material term or provision of such Loan Agreement referenced in or utilized in the calculation of any of the foregoing or any comparable term (or, in each case, any component thereof), including without limitation as any such relates to financial covenants, in such Loan Agreement, in each case, in a manner that, in the sole discretion of the Facility Agent, materially and adversely affects the value of such Loan.

“Maximum Facility Amount” means $750,000,000, as the same may be increased pursuant to Section 2.21; provided that, at any time after the Reinvestment Period End Date, the Maximum Facility Amount shall mean an amount equal to the aggregate Advances Outstanding at such time.

“Maximum Portfolio Advance Rate” means during the Ramp Period, if the Diversity Score is less than 6, then 30.0% and otherwise 62.5%.

“Maximum Weighted Average Life Test” means a test that will be satisfied at any time if the Weighted Average Life of all Eligible Loans at such time is less than or equal to 7 years minus the quotient of the number of full calendar quarters that have elapsed since the Closing Date divided by four.

“Measurement Date” means each of the following dates: (i)  each Determination Date, (ii) the date as of which an Advance or reduction of the Advances Outstanding is requested, (iii) the date as of which a release of Principal Collections is requested, (iv) the date of any Discretionary Sale or any Substitution Date described in Section 2.07, (v) the Business Day following the date on which a Responsible Officer of the Borrower or the Servicer has actual knowledge of the occurrence of any Revaluation Event or Borrowing Base Deficiency, (vi) the Business Day following the date that the Facility Agent provides notice to the Borrower and the Servicer that the Assigned Value of any Loan is adjusted and (vii) any other date reasonably requested by the Facility Agent.

“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score is equal to or greater than (i) following the Closing Date and prior to the date that is four (4) months after the Closing Date, 0, (ii) following the date that is four (4) months after the Closing Date and prior to the end of the Ramp Period, 6 and (iii) thereafter, 12.

“Minimum Equity Test” means a test that will be satisfied on any date of determination during the Reinvestment Period if the Effective Equity Amount is greater than or equal to the Minimum Required Equity Amount.

“Minimum Required Equity Amount” means, as of any date of determination, an amount equal to the greater of (a) $35,000,000 and (b) the aggregate sum of the Adjusted Balances of all Eligible Loans attributable to the four largest Obligors.

“Minimum Target Amount” means (i) initially, $250,000,000 and (ii) following any increase to the aggregate Commitments hereunder, an amount equal to the aggregate Commitments hereunder.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any day if the Weighted Average Coupon of all Eligible Loans that are Fixed Rate Loans included in the Collateral Portfolio on such day is equal to or greater than 5.50%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any day if the Weighted Average Spread of all Eligible Loans that are Floating Rate Loans included in the Collateral Portfolio on such day is equal to or greater than 4.50%.

“Monthly Report” has the meaning assigned to that term in Section 6.08(b).

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“North Haven” means North Haven Private Income Fund LLC, a Delaware limited liability company.

“Noteless Loan” means a Loan with respect to which the Loan Agreement (i) does not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) requires any holder of the indebtedness created under such Loan to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan held by the Borrower).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Facility Agent in the form attached hereto as Exhibit E.

“Notice of Exclusive Control” has the meaning given to such term in the Account Control Agreement.

“Notice of Permanent Reduction/Termination” means an irrevocable notice of a permanent reduction or termination of the Commitments, in the form attached hereto as Exhibit G, delivered pursuant to Section 2.18 by and at the option of the Borrower to the Facility Agent (with a copy to each Lender and the Collateral Agent), which notice shall include a Borrowing Base Certificate.

“Notice of Reduction” means an irrevocable notice of a reduction of the Advances Outstanding, in the form attached hereto as Exhibit F, delivered by and at the option of the Borrower to the Facility Agent (with a copy to each Lender and the Collateral Agent) pursuant to Section 2.18, which notice shall include a Borrowing Base Certificate.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Facility Agent, the Account Bank, the Secured Parties, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances Outstanding, the Swingline Advances outstanding, indemnification and other amounts due or to become due by the Borrower to the Lenders, the Facility Agent, the Collateral Agent, the Collateral Custodian, the Secured Parties and the Account Bank under this Agreement and/or any other Transaction Document, including, without limitation, any Unused Fees, Make-Whole Fees, Optional Prepayment Penalty and any other fees, costs and expenses payable by the Borrower to the Lenders, the Facility Agent, the Account Bank, the Collateral Agent or the Collateral Custodian, as applicable, including without limitation reasonable attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, with respect to a Loan, the Person who is principally obligated to repay such Loan (including, if applicable, a guarantor thereof), and whose assets or Enterprise Value, as applicable, are primarily relied upon by the Borrower (or the Servicer on behalf of the Borrower) at the time such Loan was originated or purchased by the Borrower (or the Servicer on behalf of the Borrower) as the source of repayment of such Loan.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Facility Agent in its reasonable discretion; provided that Mayer Brown LLP and Latham & Watkins LLP shall be considered acceptable counsel for purposes of this definition.

“Optional Prepayment Penalty” means a nonrefundable fee with respect to any permanent reduction of the Facility Amount pursuant to Section 2.18 equal to, if such reduction occurs:

(a) on or prior to the 18-month anniversary of the First Amendment Closing Date, the product of (x) the amount of such reduction and (y) 2.00%;

(b) after the 18-month anniversary of the First Amendment Closing Date and prior to the 24-month anniversary of the First Amendment Closing Date, the product of (x) the amount of such reduction and (y) 1.00%; and

(c) on or after the 24-month anniversary of the First Amendment Closing Date, zero.

provided that no Optional Prepayment Penalty shall be payable (i) in the event that CBNA is no longer acting as the Facility Agent, (ii) in connection with a refinancing of all or a portion of the facility by CBNA or any affiliate thereof, or (iii)  if the Facility Agent has rejected more than 50% of the approval requests for Loans that satisfy the requirements of an Eligible Loan and with respect to which the Borrower has provided the Facility Agent all information reasonably requested with respect to such Eligible Loan, measured based on either the number of requests or the principal amount of proposed Eligible Loans set forth in such requests (measured based on the last ten (10) Loans submitted for approval).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, any Transaction Document, or sold or assigned an interest in any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Outstanding Balance” means, with respect to any Eligible Loan on any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of such Loan and (b) if such Loan is denominated and payable in an Eligible Currency other than Dollars, the Dollar Equivalent of the outstanding principal balance of such Loan, in each case, exclusive of (A) any deferred or capitalized interest on any Permitted Deferrable Loan and (B) any unfunded commitments with respect to any Delayed Draw Loan or Revolving Loan; provided that, for purposes of calculating the “Outstanding Balance” of any Permitted Deferrable Loan, principal payments received on such Loan shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest.

“Participant Register” has the meaning assigned to that term in Section 11.04(a).

“Participation Interest” means a participation interest in a loan, debt obligation or other obligation that satisfies each of the following criteria: (i) such loan, debt obligation or other obligation, as applicable, would constitute an Eligible Loan hereunder were it acquired directly, (ii)  the Selling Institution is a lender in respect of such loan, (iii) the aggregate participation therein does not exceed the principal amount or commitment thereof, (iv) such participation does not grant, in the aggregate, to the participant therein a greater interest than the Selling Institution holds in the loan, debt obligation or other obligation, as applicable, that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Loan or Delayed Draw Loan, at the time of the funding thereof), (vi) the participation provides the participant all of the economic benefits and risks of the whole or part of such loan, debt obligation or other obligation, as applicable, that is the subject of such participation, and (vii) such participation (other than any Assigned Participation Interest) is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, “Participation Interest” shall not include a sub-participation interest in any loan, debt obligation or other obligation.

“Payment Date” means the 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing November 2023; provided that, the final Payment Date shall occur on the Collection Date.

“Payment Recipient” has the meaning assigned to it in Section 11.23(a).

“Permitted Deferrable Loan” means as of any date of determination a Deferrable Loan in respect of which the related Loan Agreement provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Loan Agreement results in the outstanding principal amount of such Loan having an effective rate of current interest paid in cash of not less than (i) if such Loan is a Fixed Rate Loan, 6.0% per annum or (ii) otherwise, the applicable Benchmark plus 3.0% per annum.

“Permitted Investments” means negotiable instruments or securities or other investments, which may include obligations or securities of issuers for which the Collateral Agent or an Affiliate of the Collateral Agent provides services or receives compensation that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers and (ii) evidence:

(a)            direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b)            demand deposits, time deposits, bank deposit products of or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(c)            commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

(d)            demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e)            investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency (as applicable); or

(f)            time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency.

“Permitted Lien” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Transaction Documents, (d) as to any account, customary Liens in favor of the securities intermediary, to the extent set forth in the Account Control Agreement or other documentation governing the account, (e) one or more judgment Liens securing judgments and other proceedings not constituting an Event of Default under Section 7.01(e), (f) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of such Obligor, (g) with respect to any Equity Security, any Liens granted (x) on such Equity Security to secure Indebtedness of the related Obligor and/or (y) under any governing documents or other agreement between or among or binding upon the Borrower as the holder of such Equity Security (provided that, in each case, such Liens have no higher priority than they did on the date such Loan was approved by the Facility Agent), (h) precautionary Liens, and filings of financing statements under the UCC covering assets sold or contributed to any Person not prohibited hereunder and (i) with respect to any Underlying Collateral, Liens permitted by the applicable Loan Agreement.

“Permitted RIC Distribution” means distributions to the Equityholder to the extent required to allow the Equityholder to make sufficient distributions to qualify as a RIC, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant) assuming the Equityholder would otherwise qualify as a RIC; provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to (without duplication): (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a RIC under the Code and (B) (i) amounts may be distributed pursuant to this definition only in accordance with the priority of payments (unless otherwise consented to by the Facility Agent in its sole discretion), (ii) the Borrower gives at least one (1) Business Day’s prior notice thereof to the Facility Agent and the Collateral Agent, (iii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Unmatured Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed $1,000,000 (unless otherwise consented to by the Facility Agent in its sole discretion) and (iv) the Borrower and the Facility Agent have confirmed in writing (which may be by email) to the Collateral Agent that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

“Permitted Securitization” means any securitization transaction in which (a) any Eligible Loans are transferred to an existing collateralized loan obligation issuer or a new issue collateralized loan obligation issuer that in either case is managed or sub-advised by the Servicer or an Affiliate thereof and (b) the Facility Agent or an Affiliate thereof is an underwriter or co-manager with respect to such securitization on terms mutually agreeable between the Servicer and the Facility Agent.

“Permitted Working Capital Facility” means a revolving lending facility associated with a First Lien Loan that is secured by all or a portion of the current assets of the related Obligor and otherwise unsecured or that has a junior-lien security interest with respect to the other assets of the related Obligor, so long as (other than in the case of a Qualified Recurring Revenue Loan) (i) such revolving lending facility has an aggregate commitment equal to not more than 20% of the sum of (a) the aggregate commitment amount of such revolving lending facility, (b) the aggregate commitment amount of such Loan and (c) the aggregate commitment amount of any other Indebtedness that is pari passu with, or senior to, such Loan; and (ii) such revolving lending facility has Facility Attachment Ratio (based on the most recently available quarterly financial statements of such Obligor as of the applicable Cut-Off Date) not greater than 0.75x.

“Person” means an individual, partnership, corporation (including a statutory or business trust), exempted company, company, limited liability company, limited liability partnership, exempted limited partnership, joint stock company, trust (including a statutory or business trust), estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), estate, company, limited liability partnership, nonprofit corporation, group, sector, territory or other entity or organization.

“Pledge” means the pledge of any Loan or other Portfolio Asset pursuant to Article II.

“Portfolio Assets” means all Loans in which the Borrower has an interest, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a)            any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loans;

(b)            all rights with respect to the Loans to which the Borrower is entitled as lender under the applicable Loan Agreement;

(c)            the Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d)            any Underlying Collateral securing a Loan and all recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;

(e)            all Required Loan Documents, the Loan Files related to any Loan, any relevant records, and the documents, agreements, and instruments included in the Loan Files or relevant records;

(f)            all Insurance Policies with respect to any Loan;

(g)            all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h)            the Contribution Agreement (including, without limitation, rights of recovery of the Borrower against the Transferor) and the assignment to the Collateral Agent, for the benefit of the Secured Parties, of all UCC financing statements filed by the Borrower against the Transferor under or in connection with the Contribution Agreement, in each case as they apply to such Loan;

(i)             all records (including computer records) with respect to the foregoing; and

(j)             all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Principal Collection Account” means each account and/or sub-account designated as a “Principal Collection Account” under the Account Control Agreement.

“Principal Collections” means (i) any amounts deposited by the Borrower in accordance with Section 2.06(a)(i) and (ii) with respect to any Loan, all amounts received by the Borrower in respect of any principal due and payable under the Loans from or on behalf of Obligors that are deposited into the Principal Collection Account (including, without limitation, all recoveries, all insurance proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of such Loan). For the avoidance of doubt, Principal Collections shall not include amounts on deposit in the Unfunded Exposure Account.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the portion of the Advances Outstanding attributable to such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

“Proceeds” means, with respect to any property included in the Collateral Portfolio, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Price” means, with respect to any Eligible Loan, an amount (expressed as a percentage) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Loan (including any original issue discount and upfront fees and excluding any interest) divided by (ii) the Outstanding Balance of such Loan on the date of such purchase (exclusive of any interest).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified First Lien Loan” means an Eligible Loan, as of the applicable Cut-Off Date, that would qualify as a First Lien Loan but for the seniority in right of payment of a Permitted Working Capital Facility (or super priority revolving facility) and/or the seniority of the Lien securing the Permitted Working Capital Facility, so long as the Facility Agent in its sole and absolute discretion has consented to the treatment of such Loan as a Qualified First Lien Loan; provided any Loan that does not meet any of the requirements outlined above as of the applicable Cut-Off Date shall be considered a Second Lien Loan for all purposes hereunder.

“Qualified Recurring Revenue Loan” means any Recurring Revenue Loan other than a Recurring Revenue Loan that qualifies as such solely under clause (b) of the definition thereof.

“Ramp Period” means the period commencing on the Closing Date and through the ~~day preceding the earlier of (a) the date on which the Aggregate Adjusted Balance is equal to or greater than the Minimum Target Amount and (b) the date that is twelve (12) months following the~~one-year anniversary of the First Amendment Closing Date; provided that the Ramp Period may be extended with the prior written consent of the Facility Agent, in the event of an increase to the Facility Amount pursuant to Section 2.21.

“Rating Agency” means each of S&P Global Ratings, Moody’s Investors Service, Inc., and Fitch Ratings, Inc.

“Recipient” means the Facility Agent and any applicable Lender, as the context may require.

“Recurring Revenue” means, with respect to any Qualified Recurring Revenue Loan and/or any Obligor thereunder, the reasonable and customary meaning of “Recurring Revenue” or any comparable definition in the related Loan Agreement; provided that, in the event that “Recurring Revenue” is not defined in such Loan Agreement (and no comparable defined term exists therein), or such definition or comparable term, as applicable, is not reasonable and customary as determined by the Servicer in good faith in accordance with the Servicing Standard, then “Recurring Revenue” shall mean, for purposes of this Agreement, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or subsidiaries that are obligated with respect to such Eligible Loan pursuant to the applicable Loan Agreement (determined on a consolidated basis without duplication in accordance with GAAP); provided that such recurring revenues shall be determined for such Obligor on a last quarter annualized basis, by calculating the product of (i) such Obligor’s most recently ended quarter’s recurring revenue and (ii) 4.

“Recurring Revenue Loan” means any First Lien Loan that is (a) (i) structured based on a multiple of the Obligor’s Recurring Revenue; (ii) that contains a Recurring Revenue Loan covenant flip scheduled date, and such date is no later than the three (3) year anniversary of the Cut-Off Date; and (iii) has last quarter annualized revenue of at least $35 million or (b) has Senior Net Leverage Ratio as of the applicable Cut-Off Date greater than 7.5x.

“Register” has the meaning assigned to that term in Section 2.14.

“Registered” means in registered form for U.S. federal income tax purposes.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Reinvestment Period” shall mean the period commencing on the Closing Date and ending on the Reinvestment Period End Date.

“Reinvestment Period End Date” means the earlier to occur of (i) three (3) years from the First Amendment Closing Date and (ii) the Termination Date.

“Related Loan” means any Loan where an Affiliate of the Borrower, the Servicer or the Equityholder owns a Delayed Draw Loan or Revolving Loan pursuant to the same Loan Agreement; provided that, any such Loan will cease to be a “Related Loan” hereunder once all commitments by such Affiliate to make advances or fund such Delayed Draw Loan or Revolving Loan, as applicable, to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Test Period” means, with respect to any Loan, the relevant test period for the calculation of Total Net Leverage Ratio, Senior Net Leverage Ratio, Effective LTV, Facility Attachment Ratio, Cash Interest Coverage Ratio (except as otherwise specified in the definition thereof), Gross Debt-to-Recurring-Revenue Ratio or EBITDA or any other term of similar import, as applicable, for such Loan in the related Loan Agreement or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Loan Agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months or four fiscal quarters, as applicable, have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (i) as to the initial Payment Date, the period beginning on the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replaced Loan” has the meaning assigned to that term in Section 2.07(c).

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the second Business Day preceding each Payment Date, commencing in November 2023.

“Repurchase Amount” has the meaning assigned to that term in Section 2.07(b).

“Required Lenders” means, at any time, (a) CBNA, for so long as it is the Facility Agent and/or a Lender hereunder and has a Commitment hereunder not less than 25% of the aggregate Commitments; and (b) the Lenders representing in the aggregate more than 50% of the aggregate Commitments (or, if the Commitments have been terminated, Advances Outstanding); provided that, (i) if at any time there is more than one non-Defaulting Lender (counting affiliated Lenders as a single Lender), at least two unaffiliated non-Defaulting Lenders shall be required to constitute the “Required Lenders” hereunder and (ii) for so long as any Lender is a Defaulting Lender, the Commitment (or the Advances Outstanding, as applicable) thereof shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained and such Lender shall not constitute a “Required Lender” hereunder.

“Required Loan Documents” means, for each Loan, the following documents or instruments, in each case as specified on the related Loan Checklist:

(a)            unless such Loan is a Noteless Loan, the original executed promissory note (or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity from or endorsed by the Borrower or the prior holder of record either in blank or to the Collateral Agent for the benefit of the Secured Parties, as applicable);

(b)            (i) unless such Loan is a Noteless Loan, an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower, (ii) an executed assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower, (iii) a copy of the loan register held by the administrative agent for such Loan showing that the Borrower is the lender of record with respect to such Loan, or (iv) a copy of the executed credit or loan agreement to which the Borrower was an original signatory (which includes the Borrower’s commitment); and

(c)            to the extent applicable for the related Loan, copies of the executed Loan Agreement (and/or any other similar agreement pursuant to which the related Loan has been issued or created), or any other material agreement (as determined by the Servicer in its reasonable discretion) (to the extent delivered to the Borrower or the Servicer or otherwise obtainable thereby pursuant to the relevant Loan Agreement); provided that if the final execution versions are not available as of the related Advance Date, the latest available draft copies of the foregoing documents may be delivered on such Advance Date with the final execution versions to be delivered within five (5) Business Days after such Advance Date; provided further that to the extent the executed copies of the foregoing documents are available on the related Advance Date or become available after the related Advance Date, such executed copies will be substituted for the final execution versions.

“Required Reports” means, collectively, the Monthly Report required pursuant to Section 6.08(b), the Servicer Certificate required pursuant to Section 6.08(c), the financial statements of the Equityholder required pursuant to Section 6.08(d), the financial statements and valuation reports of each Obligor required pursuant to Section 6.08(e), the annual statements as to compliance required pursuant to Section 6.09, and the annual independent public accountant’s report required pursuant to Section 6.10.

“Resignation Effective Date” has the meaning assigned to that term in Section 9.01(h).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any director or duly authorized officer of such Person or its general partner (or, if applicable, a director or duly authorized officer of the general partner or manager of such Person) with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other director or duly authorized officer of such Person to whom such matter is referred because of such director’s or officer’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Agreement.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding. For the avoidance of doubt, payments and reimbursements (including, without limitation, tax distributions) (x) due to the Servicer in accordance with this Agreement or any other Transaction Document, (y) due to any designee of the Borrower in accordance with Section 2.04, (z) distributions by the Borrower to holders of its membership interests of Loans or of cash or other proceeds relating thereto which have been repurchased or substituted by the Borrower in accordance with this Agreement and (aa) Permitted RIC Distributions shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Loan that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Loan and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Loan that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Revaluation Event” means the occurrence of any one or more of the following events after the related Cut-Off Date:

(a)            with respect to any Loan, such Loan becomes a Defaulted Loan;

(b)            with respect to any Loan, the occurrence of a Material Modification (unless such Material Modification was approved in advance or waived by the Facility Agent in its sole discretion);

(c)            with respect to any Loan, the failure of the Borrower or the Servicer, as applicable, to deliver the quarterly or annual Collateral Reporting Package within 15 days after the Servicer’s receipt thereof, which shall in no case exceed 75 days after the end of each quarter and 150 days after fiscal year end (in each case, unless waived or otherwise agreed to by the Facility Agent in its sole discretion);

(d)            with respect to any Eligible Loan (i) if a First Lien Loan or a Recurring Revenue Loan (other than a Qualified Recurring Revenue Loan), the Senior Net Leverage Ratio for the Relevant Test Period (1) has increased by more than 1.00x since the applicable Cut-Off Date and (2) is more than 3.5x; (ii) if a Qualified First Lien Loan, (1) the Senior Net Leverage Ratio for the Relevant Test Period has increased by more than 1.00x since the applicable Cut-Off Date or (2) other than a Qualified Recurring Revenue Loan, the Facility Attachment Ratio is more than 0.25x higher than as calculated on the applicable Cut-Off Date; (iii) if a Second Lien Loan, the Total Net Leverage Ratio for the Relevant Test Period is more than 0.50x higher than such Total Net Leverage Ratio as calculated on the applicable Cut-Off Date; (iv) if a Qualified Recurring Revenue Loan, (1) Gross Debt-to-Recurring-Revenue Ratio increases by more than 10% from the applicable Cut-Off Date; (2) the last quarter annualized Revenue is less than $35 million calculated using the most recent financial information; or (3) failure to provide the information necessary to calculate the Gross Debt-to-Recurring-Revenue Ratio; (v) other than a Qualified Recurring Revenue Loan, the TTM EBITDA has declined to less than $10,000,000 as of any date of determination; (vi) other than with respect to any Qualified Recurring Revenue Loan, the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is less than (i) 1.50x and (ii) 80.0% of the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date and (vii) any other custom Revaluation Event trigger as determined by the Facility Agent in its commercially reasonable discretion and notified to the Borrower as of the applicable Cut-Off Date related to an existing Revaluation Event or where the Facility Agent waived the Eligibility Loan criteria related to such Loan;

(e)            change of control of the applicable Obligor (provided that if such change in control is not accompanied by a change in the capital structure of the applicable Obligor, such change of control shall not constitute a Revaluation Event);

(f)             to the extent such Loan has a public rating, such Loan has a public rating by S&P of “CCC-” or below (or such rating prior to being withdrawn) or the equivalent from any other nationally recognized rating agency; and

(g)            any pari passu revolving facility becomes senior to such Loan pursuant to the terms of the related Loan Agreement or otherwise.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“Revolving Loan” means a Loan (other than a Delayed Draw Loan) that under the Loan Agreement relating thereto may require one or more future advances to be made to the Obligor by the Borrower, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means S&P Global Ratings and any successor thereto.

“Sanction” or “Sanctions” means, individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries.

“Sanctioned Person” means any Person or vessel that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Scheduled Payment” means, with respect to any Eligible Loan, each scheduled payment of principal and/or interest thereon required to be made by the Obligor thereunder.

“Scheduled Reinvestment Period End Date” means September 12, 2026.

“Second Lien Loan” means any Loan (other than a First Lien Loan) that is secured by a pledge of collateral which such security interest is validly perfected and second priority (subject to customary exceptions for Permitted Liens, including but not limited to tax liens and liens in connection with Permitted Working Capital Facilities); and the value of the collateral securing the loan (including based on Enterprise Value) on or about the related Cut-Off Date together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and demands for that cash flow) is adequate (in the good faith judgment of the Servicer) to repay the Outstanding Balance of the Loan in accordance with its terms and to repay the aggregate outstanding balances of all other loans of equal or higher seniority secured by a valid first-priority or second-priority security interest or lien in, to or on the same collateral.

“Secured Party” means each of the Facility Agent, each Lender, each Affected Party, the Collateral Custodian, the Collateral Agent, the Account Bank and, to the extent of any Obligations owing to such Persons hereunder, any Indemnified Parties.

“Selling Institution” means (other than in the case of an Assigned Participation Interest) an entity (including, but not limited to, the Transferor), which entity is obligated to make payments to the Borrower under the terms of a Participation Interest and which entity has a long-term debt rating of at least “A” (or the equivalent).

“Senior Net Leverage Ratio” means, with respect to any Loan or any Obligor thereunder, for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Loan Agreement for each such Loan; provided that, in the event that “Senior Net Leverage Ratio” is not defined in such Loan Agreement (and no comparable term exists therein), then “Senior Net Leverage Ratio” shall mean, for purposes of this Agreement, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the applicable Collateral Reporting Package.

“Servicer” means, initially, North Haven Private Income Fund LLC, thereafter, any successor Servicer, as applicable, then authorized, pursuant to Section 6.01 to manage, service, administer, and collect on the Loans and exercise rights and remedies in respect of the same.

“Servicer Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicer Default” means the occurrence of any one or more of the following events:

(a)            any failure by the Servicer to make any payment, transfer or deposit into the Collection Account or the Unfunded Exposure Account, which continues unremedied for a period of three (3) Business Days following the earlier of written notice to the Servicer or actual knowledge of the Servicer;

(b)            any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including, without limitation, any material delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement), which continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Facility Agent and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(c)            any failure of the Servicer to make any payment when due from the Servicer (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $10,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such amount of such debt, whether or not waived;

(d)            any failure by the Servicer to deliver any required Monthly Report or any other Required Reports hereunder on or before the date occurring five (5) Business Days after the date such report is required to be made or given under the terms of this Agreement, following the earlier to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Facility Agent or the Collateral Agent and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(e)            the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of $10,000,000 (net of any insurance proceeds), individually or in the aggregate, and the Servicer shall not have, within sixty (60) days of the rendering thereof, either (i) had any such judgment, decree or order dismissed or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of such judgment, decree or order to be stayed during the pendency of the appeal;

(f)             a Bankruptcy Event shall occur with respect to the Servicer;

(g)            any representation, warranty or certification made by the Servicer herein or in any other Transaction Document or in any certificate delivered pursuant to this Agreement or any other Transaction Document shall prove to have been false or incorrect when made, in any material respect, and which continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Facility Agent and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(h)            any Change of Control described in clause (b) of the definition thereof;

(i)             any failure of the Equityholder to maintain unencumbered liquidity in an amount at least equal to the greater of (i) the Aggregate Unfunded Equity Exposure Amount and (ii) the unfunded obligations of all Related Loans;

(j)             any Event of Default occurs as a result of any material breach by the Servicer of its duties under the Transaction Documents; or

(k)            the Servicer makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document (other than to an Affiliate) without first obtaining the specific written consent of each of the Lenders and the Facility Agent, which consent may be withheld by any Lender or the Facility Agent in the exercise of its sole and absolute discretion.

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicing Fee” means the fee payable to the Servicer (or its designee) on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (i) 0.50% (or, for so long as North Haven or any Affiliate thereof is the Servicer, 0%), (ii) the arithmetic mean of the aggregate outstanding principal balance of the Collateral Portfolio on the first day and on the last day of the related Remittance Period and (iii) the actual number of days in such Remittance Period divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date.

“Servicing Standard” means, with respect to each Loan included in the Collateral Portfolio, to service and administer each such Loan in accordance with its existing customary and usual investment management standards, policies and practices which are consistent with (i) the customary and usual investment management practices that a prudent loan investor or lender would use in managing loans like each Loan included in the Collateral Portfolio for its own account, and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“SOFR” means, means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator).

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Specified Loan” means any Eligible Loan (other than an Approved Loan), which as of the applicable Cut-Off Date, is a First Lien Loan belonging to the applicable Group based on the corresponding percentages applicable to such type of Loan and the related Obligor (such type and Group to be determined as of the relevant Cut-Off Date), including with respect to the Obligor thereunder, in each case, as set forth in the table below:

Type of Loan	Senior Net Leverage Ratio (SNLR)	Effective LTV	Advance Rate (Tier 1 Obligors)	Advance Rate (Tier 2 Obligors)
Group 1 (A)	<=6.50x	LTV <=40.0%	65.0%	62.5%
Group 1 (B)	6.50x<SNLR<=7.50x	LTV <=40.0%	62.5%	60.0%
Group 2 (A)	<=5.50x	40.0%< LTV <=55.0%	62.5%	60.0%
Group 2 (B)	5.50x<SNLR<=6.50x	40.0%< LTV <=55.0%	60.0%	57.5%
Group 3 (A)	<=4.75x	55.0%< LTV <=65.0%	57.5%	55.0%
Group 3 (B)	4.75x<SNLR<=5.50x	55.0%< LTV <=65.0%	55.0%	52.5%

provided that, notwithstanding anything herein to the contrary, the below Eligible Loans will not constitute Specified Loans (as of the applicable Cut-Off Date):

(a)            DIP Loans;

(b)            Permitted Deferrable Loans (or any Loan which is pari passu with a Permitted Deferrable Loan);

(c)            Recurring Revenue Loans;

(d)            Second Lien Loans;

(e)            Eligible Loans with EBITDA adjustments greater than 30.0%;

(f)            For which, as of the applicable Cut-Off Date, the Senior Net Leverage Ratio has increased by more than 0.50x since the most recent transaction);

(g)            Any Loan where the related Obligor has TTM EBITDA of less than $75 million as of the applicable Cut-Off Date and the related Loan Documents have no Maintenance Covenant; and

(h)            Any Loan for which the Facility Agent has waived the eligibility criteria in its sole discretion.

Any Loan acquired by the Borrower following the failure of the private credit platform of Morgan Stanley to have at least $10 billion of Committed Capital shall (unless the Facility Agent waives such change in treatment in its discretion) be an Approved Loan (requiring an approval from the Facility Agent in accordance with the terms of this Agreement) and not a Specified Loan. “Committed Capital” is calculated as aggregate capital commitments received and total committed leverage within each of the funds or accounts managed by the private credit platform within Morgan Stanley with exceptions for funds past their investment period, where committed capital is calculated as invested capital.

“Specified Material Modification” means a Material Modification pursuant to clause (a) of the definition thereof.

“Spot Rate” means, as of any date of determination, with respect to the conversion of any Eligible Currency (other than Dollars), (x) the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency or (y) solely for purposes of an actual currency exchange, the applicable currency Dollar spot rate obtained by the Servicer through customary banking channels, in each case, measured as of the end of the immediately preceding Business Day (or if such date is a Determination Date, at the end of such day).

“State” means one of the fifty states of the United States or the District of Columbia.

“State Street Bank” means State Street Bank and Trust Company (in each of its capacities hereunder).

“Structured Finance Obligation” means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

“Subsidiary” means with respect to a Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, that “Subsidiary” shall not include any Person in which the Borrower (i) has made an investment in the ordinary course of business that is accounted for under GAAP as a portfolio investment of the Borrower, (ii) has received an equity interest in connection with the exercise of any remedies with respect to a Loan, the exercise of any warrant with respect to a Loan or any exchange offer, workout or restructuring of a Loan, (iii) has received an “equity kicker” in connection with its acquisition of any Loan or (iv) owns an equity interest and that is created as a “blocker” vehicle to address tax-specific issues.

“Substitute Loan” has the meaning assigned to that term in Section 2.07(c).

“Substitution Date” has the meaning assigned to that term in Section 2.07(c).

“Swingline Advance” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.01 and all such swingline loans collectively as the context requires.

“Swingline Commitment” means the commitment of the Swingline Lender to fund Swingline Advances subject to the terms and conditions herein, in an amount not greater than the product of 10% multiplied by the Facility Amount, as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Lender hereunder, and is not in addition thereto. Each Lender shall refund the Swingline Lender its pro rata portion of each Swingline Advance in accordance herewith.

“Swingline Lender” has the meaning assigned such term in the introduction of this Agreement.

“Swingline Refund Date” has the meaning assigned to such term in Section 2.02(g).

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan” means a commercial loan that is a term loan that has been fully funded and does not contain any unfunded commitment on the part of the Borrower arising from an extension of credit by the Borrower to an Obligor.

“Term SOFR” means a rate per annum equal to the greater of (a) the sum of (i) the Term SOFR Reference Rate for a tenor comparable to the Remittance Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Remittance Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day ~~plus (ii) the Term SOFR Adjustment~~, and (b) the Floor.

~~“Term SOFR Adjustment” means 0.10%.~~

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Facility Agent from time to time).

“Termination Date” means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.18, (b) the Final Maturity Date or (c) the date on which the Termination Date is declared (or deemed to have occurred automatically) pursuant to Section 7.01.

“Tier 1 Obligor” means any Obligor (or group of affiliated Obligors, as applicable) under an Eligible Loan, the TTM EBITDA of which, determined as of the applicable Cut-Off Date, is greater than or equal to $50,000,000.

“Tier 2 Obligor” means any Obligor (or group of affiliated Obligors, as applicable) under an Eligible Loan, the TTM EBITDA of which, determined as of the applicable Cut-Off Date, equals less than $50,000,000.

“Total Net Leverage Ratio” means, with respect to any Loan or any Obligor thereunder, for any Relevant Test Period, the meaning of “Total Net Leverage Ratio” or any comparable definition in the related Loan Agreement; provided that, in the event that “Total Net Leverage Ratio” is not defined in such Loan Agreement (and no comparable defined term exists therein), then “Total Net Leverage Ratio” shall mean, for purposes of this Agreement, the ratio of (a) total Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for such Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the applicable Collateral Reporting Package.

“Transaction Documents” means this Agreement, any Joinder Supplement, the Account Control Agreement, the Contribution Agreement, each Master Participation Agreement, each Lender Fee Letter, the Collateral Agent and Collateral Custodian Fee Letter and each document, instrument or agreement executed by the Borrower or the Servicer and delivered to the Facility Agent or any Secured Party related to any of the foregoing.

“Transferee Letter” has the meaning assigned to that term in Section 11.04(a).

“Transferred Loan” means a Loan acquired by the Borrower from the Transferor pursuant to the Contribution Agreement.

“TTM EBITDA” means, with respect to any Obligor for which twelve full fiscal months (or such other periodic increments totaling no less than one consecutive year) of relevant financial data are available, as of any date of determination, “EBITDA” for such Obligor for the trailing twelve-month period ending on such date, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the applicable Collateral Reporting Package and, with respect to any Loan with respect to which the Obligor has undergone a material acquisition, merger or other similar material corporate event within the Relevant Test Period, calculated on a pro forma basis as if such event had occurred at the beginning of the Relevant Test Period so long as such pro forma calculation is provided for in the related Loan Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in State of New York unless another jurisdiction is specified in which case it shall mean as in effect in the specified jurisdiction or jurisdictions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Underlying Collateral” means, with respect to a Loan, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan, as applicable, including, without limitation, to the extent provided for in the related Loan Agreement a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

“Unfunded Equity Exposure Amount” means, on any date of determination, with respect to any Revolving Loan or Delayed Draw Loan, an amount equal to (a) the Unfunded Exposure Amount with respect to such Revolving Loan or Delayed Draw Loan multiplied by (b) the difference of (i) 100% minus (ii) the product of (x) the Advance Rate for such Revolving Loan or Delayed Draw Loan multiplied by (y) the Assigned Value of such Revolving Loan or Delayed Draw Loan.

“Unfunded Equity Shortfall Amount” means, an amount equal to the positive difference, if any, of (a) the Aggregate Unfunded Equity Exposure Amount minus (b) the amount on deposit in the Unfunded Exposure Account.

“Unfunded Exposure Account” means the securities account designated as the “Unfunded Exposure Account” and any sub-accounts under the Account Control Agreement; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Revolving Loan or Delayed Draw Loan, an amount equal to the unfunded commitment and any other standby or contingent commitment of the Borrower under any such Loan as of such date.

“United States” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” means, with respect to any Loan or any Obligor thereunder, the meaning of “Unrestricted Cash” or any comparable definition in the related Loan Agreement; provided that, in the event that “Unrestricted Cash” is not defined in such Loan Agreement (and no comparable defined term exists therein), then “Unrestricted Cash” shall mean, for purposes of this Agreement, all cash and cash equivalents available for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purpose or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement), in each case as determined by the Servicer consistent with the Servicing Standard and subject to the Servicer’s standard practices for adjusting unrestricted cash as reported by borrowers.

“Unused Facility Amount” means, at any time, (i) the positive difference, if any, of (a) the Facility Amount at such time minus (b) the Advances Outstanding at such time; or (ii) if the amount determined pursuant to the foregoing clause (i) is a negative amount, then “Unused Facility Amount” shall mean zero.

“Unused Fee” a fee payable pursuant to Section 2.09 for each day of the related Remittance Period during the Reinvestment Period equal to (x) the excess of the aggregate Commitments on such day over the aggregate Advances Outstanding on such day multiplied by (y) the Unused Fee Rate multiplied by (z) 1/360.

“Unused Fee Rate” means a rate equal, with respect to any day, 0.50% on the Unused Facility Amount.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Warranty Loan” means any Loan, as of the related Cut-Off Date, which did not satisfy the definition of “Eligible Loan” or there otherwise existed a breach of any representation or warranty relating to such Loan.

“Weighted Average Advance Rate” means, on any date of determination, the number (expressed as a percentage) equal to the fraction (i) the numerator of which is the sum of the products of (a) the Advance Rate for each Eligible Loan on such date multiplied by (b) the Adjusted Balance of each such Loan, and (ii) the denominator of which is the Aggregate Adjusted Balance.

“Weighted Average Coupon” means, as of any date of determination, the number expressed as a percentage equal to (i) the sum, for each Eligible Loan (including, for any Permitted Deferrable Loan, only the required current cash pay interest thereon) that is a Fixed Rate Loan of (x) the effective rate of interest for such Loan multiplied by (y) the Adjusted Balance of each such Loan divided by (ii) the sum of the Adjusted Balances for all Eligible Loans that are Fixed Rate Loans.

“Weighted Average Life” means, as of any date of determination, with respect to all Eligible Loans included in the Collateral Portfolio, the number of years following such date obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Loan by (b) the Adjusted Balance of each such Loan by (ii) the Aggregate Adjusted Balance.

“Weighted Average Spread” means, as of any date of determination, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Adjusted Balance for all Eligible Loans that are Floating Rate Loans.

“Withholding Agent” means the Borrower and the Facility Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means, with respect to any period, the daily interest accrued on the Advances Outstanding during such period as provided for in Article II.

“Yield Rate” means, with respect to all Advances as of any date of determination, a per annum rate of interest equal to (A) with respect to all Advances other than Swingline Advances, (i) the then-current Benchmark plus (ii) the Facility Margin; provided that, subject to Section 2.25, if any Lender shall have notified the Facility Agent, if applicable, or if the Facility Agent shall have notified the Borrower, in either case that a Disruption Event has occurred with respect to such Benchmark, “Yield Rate” shall mean, with respect to the Advances Outstanding owing to such Lender (if applicable) and accruing interest based on such Benchmark, the Base Rate plus the Facility Margin until the Facility Agent or such Lender shall have notified the Facility Agent or the Borrower, as applicable, that such Disruption Event has ceased, at which time the “Yield Rate” shall again be equal to the Benchmark for such date plus the Facility Margin and (B) with respect to Swingline Advances, the Base Rate plus the Facility Margin.

“Zero-Coupon Obligation” means any loan that, at the time of purchase, does not by its terms provide for the payment of cash interest.

Section 1.02         Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03         Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” All time deadlines shall be based on the Eastern Standard Time zone unless stated otherwise.

Section 1.04         Interpretation. In each Transaction Document, unless a contrary intention appears:

(a)            the singular number includes the plural number and vice versa;

(b)            reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c)            reference to any gender includes each other gender;

(d)            reference to day or days without further qualification means calendar days;

(e)            reference to any time means New York, New York time (unless expressly specified otherwise);

(f)             reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(g)            the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(h)            reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i)             reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j)             references to any delivery or transfer to the Collateral Agent or the Collateral Custodian, as applicable, with respect to any portion of the Collateral Portfolio means delivery or transfer to the Collateral Agent or Collateral Custodian, as applicable, on behalf of the Secured Parties;

(k)            if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(l)             for purposes of calculating compliance with any Collateral Quality Test or other test under this Agreement in connection with the acquisition or disposition of a Loan, the trade date (and not the settlement date) with respect to any such Loan or under consideration for acquisition or disposition shall be used to determine whether such acquisition or disposition is permitted hereunder;

(m)           references to the “occurrence” of an Event of Default or Servicer Default means after any grace period applicable to such Event of Default or Servicer Default and shall not include any Event of Default or Servicer Default that has been expressly waived in writing in accordance with the terms of this Agreement;

(n)            for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is explicitly waived in accordance with the terms hereof;

(o)            any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Facility Agent in its reasonable discretion;

(p)            notwithstanding anything herein or in any other Transaction Document to the contrary: (i) all Canadian Dollars will be deposited into the Canadian Dollar Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Canadian Dollar Account as Principal Collections or Interest Collections, as applicable; and the Collateral Agent’s records shall indicate the same, (ii) all Euros will be deposited into the Euro Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Euro Account as Principal Collections or Interest Collections, as applicable; and the Collateral Agent’s records shall indicate the same and (iii) all GBP will be deposited into the GBP Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the GBP Account as Principal Collections or Interest Collections, as applicable; and the Collateral Agent’s records shall indicate the same;

(q)            unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Facility Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change; and

(r)            any waiver, consent, approval or other agreement or understanding provided by or on behalf of the Facility Agent shall be evidenced in writing and shall be effective only in the specific instance and for the specific purpose for which it was provided unless otherwise expressly stated therein.

Section 1.05         Currency Conversion. For purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, the amount of any Loan denominated in an Eligible Currency other than Dollars shall be deemed to be the Dollar Equivalent of such amount of such Eligible Currency.

ARTICLE II

THE FACILITY

Section 2.01         Advances.

On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Borrower may request that the Lenders make Advances (including, in the case of the Swingline Lender, any Swingline Advances) secured by the Collateral Portfolio in an aggregate amount up to the Unused Facility Amount as of such date, (x) to the Borrower or (y) to the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount; provided that, other than pursuant to Section 2.02(f), no Lender shall be obligated to make any Advance on or after the earlier of (A) the Scheduled Reinvestment Period End Date or (B) the Termination Date. Other than pursuant to Section 2.02(f), under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loans, (i) an Event of Default or an Unmatured Event of Default exists or would result therefrom or (ii) a Borrowing Base Deficiency would occur. For the avoidance of doubt, each Lender’s obligation to refund Swingline Advances pursuant to Section 2.02(g) shall constitute usage of its Commitment. Notwithstanding anything to the contrary herein, no Lender shall be obligated at any time to provide the Borrower (including for application to the Unfunded Exposure Account, if applicable) with funds in connection with one or more Advances that would, individually or in the aggregate with respect to any such Lender exceed the Unused Facility Amount then in effect attributable to such Lender.

On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Borrower may request the Swingline Lender to make Swingline Advances to the Borrower hereunder, secured by the Collateral Portfolio in an aggregate amount up to the Unused Facility Amount as of such date. Advances to be made for the purpose of refunding Swingline Advances shall be made by the Lenders as provided in Section 2.02(g). Under no circumstances shall the Swingline Lender be required to make any Swingline Advance if after giving effect to such Swingline Advance and the addition to the Collateral Portfolio of the Eligible Loans, (i) an Event of Default or an Unmatured Event of Default exists or would result therefrom, (ii) a Borrowing Base Deficiency would occur or (iii) the aggregate Swingline Advances outstanding would exceed the Swingline Commitment.

Section 2.02         Procedure for Advances.

(a)            During the Reinvestment Period, the Lenders will make Advances denominated in Dollars on any Business Day at the request of the Borrower, subject to the terms and conditions of Section 2.01, this Section 2.02, Section 2.25 and Article III.

(b)            Subject to Section 2.25, the Borrower may request Advances hereunder by delivering an irrevocable Notice of Borrowing to the Facility Agent (who will provide such notice to each Lender), the Collateral Agent and the Collateral Custodian no later than (i) in the case of an Advance, other than a Swingline Advance, 2:00 p.m. on the date that is one Business Day prior to the proposed Advance Date or (ii) in the case of a Swingline Advance, 12:00 noon on the day of the requested Swingline Advance; provided that, if not delivered by such time, such Notice of Borrowing shall be deemed to have been received on the following Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), the current Loan Tape and shall be accompanied by an Approval Notice setting forth the information required therein with respect to any Loans to be acquired by the Borrower on the Advance Date (if applicable) and, in each case, shall specify:

(i)             the aggregate amount of such Advance, which Advance shall not cause a Borrowing Base Deficiency; provided that, except with respect to an Advance pursuant to Section 2.02(f), the amount of such Advance must be at least equal to $250,000;

(ii)            the proposed Advance Date;

(iii)           a representation that all conditions precedent to the making of an Advance described in this Agreement have been satisfied or will be satisfied on or prior to the applicable Advance Date;

(iv)           the amount of cash that will be funded into the Unfunded Exposure Account in connection with any Revolving Loan or Delayed Draw Loan funded by such Advance, if applicable; and

(v)            whether such Advance (or any portion thereof) should be remitted to the Borrower or the Unfunded Exposure Account.

On each Advance Date, upon satisfaction of the applicable conditions set forth herein, each Lender shall, in accordance with instructions received from the Facility Agent, make available to the Facility Agent, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance (other than Swingline Advances), by payment into the account which the Facility Agent has designated in writing in accordance with and subject to the terms hereof and the Facility Agent shall either (i) transfer such funds to the account which the Borrower has designated in writing in accordance with and subject to the terms hereof and/or (ii) remit all or a portion of such funds into the Unfunded Exposure Account, as applicable; provided that, with respect to any Notice of Borrowing requesting an Advance pursuant to Section 2.02(f), the procedures set forth therein shall apply. In the case of a Swingline Advance, upon satisfaction of the applicable conditions set forth herein, the Swingline Lender shall either (i) transfer such funds to the account which the Borrower has designated in writing in accordance with and subject to the terms hereof and/or (ii) remit all or a portion of such funds into the Unfunded Exposure Account, as applicable, in an amount equal to the least of (i) the amount requested by the Borrower for such Swingline Advance, (ii) the positive difference between (A) the Swingline Commitment then in effect and (B) the aggregate principal balance of Swingline Advances outstanding as of such date, and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Swingline Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency.

(c)            The Advances shall bear interest at the Yield Rate.

(d)            Subject in each case to Section 2.09 and Section 2.18 and the other applicable terms, conditions, provisions, limitations and/or obligations set forth herein (including, without limitation, with respect to the payment of any Unused Fee or Optional Prepayment Penalty, as applicable), the Borrower may on any date on or after the Closing Date (i) borrow, repay or prepay and reborrow Advances without penalty, fee or premium until the Reinvestment Period End Date and (ii) repay or prepay Advances without penalty, fee or premium until the Collection Date.

(e)            The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Facility Agent for transfer to the Borrower shall not relieve any other Lender of its obligation hereunder.

(f)            Notwithstanding anything herein to the contrary (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent to the making of any Advance as set forth in Section 3.02), upon the earlier of (i) the declaration or automatic occurrence of the Termination Date (other than in connection with a Bankruptcy Event with respect to the Borrower) or (ii) the Reinvestment Period End Date, the Borrower shall submit a Notice of Borrowing requesting an Advance in the amount of the Unfunded Equity Shortfall Amount. In accordance with the Notice of Borrowing submitted pursuant to this Section 2.02(f), each Lender shall fund its Pro Rata Share of such amount by transferring such amount to the Facility Agent (and the Facility Agent shall deposit all amounts received into the Unfunded Exposure Account); provided that, no Lender shall be obligated to make any Advance that would cause the portion of the Advances Outstanding then funded by it to exceed its Commitment then in effect.

(g)            Refunding of Swingline Advances.

(i)             Each Swingline Advance shall be refunded by the Lenders (other than the Swingline Lender), upon notice from the Swingline Lender, within five Business Days following the date of such Swingline Advance (each such date, a “Swingline Refund Date”). Such refunding shall be made by the Lenders ratably in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Advances of the Lenders on the books and records of the Facility Agent.  Each Lender shall fund its respective Pro Rata Share of Advances as required to repay Swingline Advances outstanding to the Swingline Lender no later than 12:00 noon on the applicable Swingline Refund Date. For the avoidance of doubt, Advances from the Lenders used to repay Swingline Advances shall accrue interest at the Benchmark plus the Facility Margin.

(ii)            The Borrower shall pay to the Swingline Lender, within five (5) days of demand, the amount of such Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded (i.e., one of the Lenders has become a Defaulting Lender with respect to its obligation to refund the Swingline Lender its portion of the Swingline Advance). If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders (other than the Swingline Lender) in accordance with their respective Pro Rata Shares.

(iii)           Each Lender acknowledges and agrees that its obligation to refund Swingline Advances in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Article III. Further, each Lender agrees and acknowledges that, if prior to the refunding of any outstanding Swingline Advances pursuant to this Section, a Bankruptcy Event relating to the Borrower shall have occurred, each Lender will, on the date the applicable Advance would have been made, purchase an undivided participating interest in the Swingline Advance to be refunded in an amount equal to its Pro Rata Share of the aggregate outstanding amount of such Swingline Advance. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Advance, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(iv)           Notwithstanding anything contained in this Agreement to the contrary, the Swingline Lender shall not be obligated to make any Swingline Advance at a time when any other Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure with respect to any such Defaulting Lender.

Section 2.03         Determination of Yield and Unused Fee. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and the Unused Fee (as applicable) shall be payable, without duplication: (i) on the Termination Date; (ii) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and (iii) on each Payment Date.

(a)            The Advances shall bear interest on each day during each Remittance Period at a per annum rate of interest equal to the Yield Rate for such Remittance Period. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days. Any Swingline Advance repaid on the date of borrowing shall accrue one day’s interest.

(b)            No provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

(c)            The Facility Agent shall determine the applicable Yield and all Fees, including without limitation any Unused Fees, Make-Whole Fees or Optional Prepayment Penalty, and other amounts to be paid by the Borrower on each Payment Date for each related Remittance Period and shall advise the Servicer (with a copy to the Collateral Agent) thereof in writing no later than the third (3rd) Business Day after the Determination Date for each such Payment Date. Such determinations may also include, without limitation, an accounting of any amounts due and payable pursuant to Section 2.09, Section 2.10 and/or Section 2.11.

Section 2.04         Remittance Procedures.The Servicer shall instruct the Account Bank (which instruction shall be deemed given upon receipt by the Collateral Agent (with a copy to the Account Bank) of the information required to be delivered by the Servicer pursuant to Section 6.08(b) in connection with each Monthly Report) and, if the Servicer fails to do so, the Collateral Agent (as directed by the Facility Agent) may instruct the Account Bank, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of a Notice of Exclusive Control that has not been rescinded, the Collateral Agent (as directed by the Facility Agent) shall instruct (and the Servicer shall be restricted from instructing) the Account Bank with respect to the application of funds on deposit in the Controlled Accounts as described in this Section 2.04; provided further that, the Servicer shall instruct the Account Bank on or prior to the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account, as applicable, into Dollars to the extent necessary to make payments pursuant to this Section 2.04.

(a)            Interest Payments prior to an Event of Default. In the absence of a continuing Event of Default and prior to the occurrence of the Termination Date, on each Payment Date the Account Bank shall (as instructed by the Servicer pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account (including Interest Collections previously on deposit in the Canadian Dollar Account, the Euro Account and/or the GBP Account, as applicable, which have been converted to Dollars in advance of such Payment Date as instructed by the Servicer pursuant to the first paragraph of this Section 2.04) to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i)              first (a) to the payment of Taxes (other than income taxes, registration and governmental fees) owing by the Borrower, if any; provided that, amounts payable with respect to such Taxes and/or governmental fees pursuant to this clause (i)(a) (and Section 2.04(b)(i) and (c)(i), if applicable) shall not, collectively, exceed $50,000 for the 12-month period immediately preceding such Determination Date; second (b) pari passu to (1) the Collateral Agent, payment in full of all accrued Collateral Agent Fees and Collateral Agent Expenses; (2) the Collateral Custodian, payment in full of all accrued Collateral Custodian Fees and Collateral Custodian Expenses; and (3) the Account Bank, payment in full of all accrued fees and expenses due under the Collateral Agent and Collateral Custodian Fee Letter; provided that, amounts payable with respect to Collateral Agent Expenses, Collateral Custodian Expenses and the Account Bank pursuant to this clause (i)(b) (and Section 2.04(b)(i) and (c)(i), if applicable) shall not, collectively, exceed $200,000 for the 12-month period immediately preceding such Determination Date; and third (c) the Facility Agent, each Lender, and any other Person due any reimbursement of expenses or fee payable hereunder or in connection with this Agreement (other than amounts specifically addressed in a separate clause to this Section 2.04(a) with the exception of clauses (viii), (ix) and (xii) below), payment in full of any such expenses or fees (including any unpaid Facility Agent Fee); provided that, amounts payable with respect to this clause (i)(c) (and such amounts payable to the Facility Agent, each Lender and any other Person (other than amounts payable to the Collateral Agent, the Account Bank and the Collateral Custodian) pursuant to Section 2.04(b)(i) and (c)(i), if applicable) shall not, collectively, exceed $50,000 for the 12-month period immediately preceding such Determination Date;

(ii)            to the Servicer (or any designee thereof), (i) to the extent not previously paid, in respect of all reasonable, documented expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder or paid on behalf of the Borrower (provided that amounts payable with respect to such expenses pursuant to this clause (ii)(i) (and Section 2.04(b)(i) and (c)(i), if applicable) shall not, collectively, exceed $50,000 for the 12 month period immediately preceding such Determination Date), and (ii) to the extent not waived thereby, payment in full of all accrued and unpaid Servicing Fees;

(iii)           pro rata, to the Facility Agent for the benefit of the Lenders and Swingline Lender, all Yield, Unused Fees, Make-Whole Fees, breakage costs and any Optional Prepayment Penalty that are accrued and unpaid as of the last day of the related Remittance Period;

(iv)           pro rata, to the Facility Agent for the benefit of the Lenders, the Swingline Lenders and the Facility Agent, as applicable, any Increased Costs pursuant to Section 2.10;

(v)            to the Unfunded Exposure Account, in an amount necessary to cause the amounts on deposit therein to equal (a) prior to the Reinvestment Period End Date (at the discretion of the Servicer), the Unfunded Equity Exposure Amount and (b) after the Reinvestment Period End Date, the Unfunded Exposure Amount;

(vi)           to pay the Advances Outstanding (a) up to the amount required to eliminate any outstanding Borrowing Base Deficiency, (b) if the Minimum Diversity Test is not satisfied, to pay the Advances Outstanding until such Minimum Diversity Test is cured, (c) if the Minimum Equity Test is not satisfied on such Payment Date, in the amount necessary to reduce the Advances Outstanding to zero, and (d) in the case of a complete refinancing or early termination of this Agreement, in the amount necessary to reduce the Advances Outstanding to zero;

(vii)          to pay amounts due under Section 2.04(a)(i) to the extent not previously paid in full, in the order of priority stated therein;

(viii)         pro rata, to the Facility Agent for the benefit of each Lender, the Swingline Lender and the Facility Agent, as applicable, payment in full of any other expenses or indemnities incurred by such Person then due and payable under the Transaction Documents to the extent not previously paid;

(ix)           to the Servicer, to the extent not previously paid under clause (ii) above, in respect of all reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder or paid on behalf of the Borrower;

(x)            to pay any other amounts due (other than with respect to the repayment of Advances Outstanding) under this Agreement and the other Transaction Documents; and

(xi)            (A) during an Unmatured Event of Default (or to the extent an Unmatured Event of Default would otherwise occur), first, for distribution to the Equityholder to make a Permitted RIC Distribution and, second, to remain in the applicable Collection Account; or (B) otherwise to or at the direction of the Borrower (including for distribution to the Equityholder to make any applicable Permitted RIC Distribution), any remaining amounts.

(b)            Principal Payments prior to an Event of Default. In the absence of a continuing Event of Default or prior to the occurrence of the Termination Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account and Principal Collections held by the Account Bank in the Canadian Dollar Account, the Euro Account and the GBP Account, as applicable, in each case to the extent of available funds, to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i)             to pay amounts due under Section 2.04(a)(i) through (vi), to the extent not paid thereunder;

(ii)            after the end of the Reinvestment Period, to pay the Advances Outstanding until paid in full;

(iii)           first to (a) the Collateral Agent, payment in full of all accrued Collateral Agent Expenses to the extent not previously paid; (b) the Collateral Custodian payment in full of all accrued Collateral Custodian Expenses to the extent not previously paid; and (c) the Account Bank, payment in full of all accrued expenses to the extent not previously paid; and second, pro rata, to each Lender, the Swingline Lender, the Facility Agent, and any other Person due any reimbursement or fee payable hereunder or in connection with this Agreement (other than amounts specifically addressed in a separate clause to this Section 2.04(b)), payment in full of any such expenses or fees to the extent not previously paid;

(iv)           pro rata, to the Facility Agent for the benefit of each Lender, the Swingline Lender and the Facility Agent, as applicable, payment in full of any other expenses or indemnities incurred by such Person then due and payable under the Transaction Documents to the extent not previously paid;

(v)            to the Servicer, to the extent not previously paid, in respect of all reasonable and documented expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder or paid on behalf of the Borrower;

(vi)           to the Servicer (or any designee thereof), to the extent not waived thereby, payment in full of all accrued and unpaid Servicing Fees;

(vii)          to pay any other amounts due the under Agreement and the other Transaction Documents;

(viii)        during the Reinvestment Period (at the discretion of the Servicer), to remain in the Collection Account; and

(ix)           (A) during an Unmatured Event of Default (or to the extent an Unmatured Event of Default would otherwise result), first, for distribution to the Equityholder to make a Permitted RIC Distribution and, second, to remain in the applicable Collection Account; or (B) otherwise, to or at the direction of the Borrower (including for distribution to the Equityholder to make any applicable Permitted RIC Distribution), any remaining amounts.

(c)            Payments upon the occurrence of an Event of Default. If an Event of Default exists or, in any case, after the declaration, or automatic occurrence, of the Termination Date, on each Payment Date thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account, the Canadian Dollar Account, the Euro Account and the GBP Account, in each case to the extent of available funds, to the following Persons in the following amounts, calculated as of the prior Business Day, and priority:

(i)             to pay amounts due under Section 2.04(a)(i) through (iv), to the extent not paid thereunder;

(ii)           to the Unfunded Exposure Account in an amount necessary to cause the amounts on deposit therein to equal the Unfunded Exposure Amount;

(iii)           to pay the Advances Outstanding and any applicable Optional Prepayment Penalty, in each case, until paid in full;

(iv)           first to (a) the Collateral Agent, payment in full of all accrued Collateral Agent Expenses to the extent not previously paid, (b) the Collateral Custodian, payment in full of all accrued Collateral Custodian Expenses to the extent not previously paid, and (c) the Account Bank, payment in full of all accrued expenses to the extent not previously paid; and second, pro rata, to any other Person due any reimbursement or fee payable hereunder or in connection with this Agreement (other than amounts specifically addressed in a separate clause to this Section 2.04(c)), payment in full of any such expenses or fees to the extent not previously paid;

(v)            to pay any other amounts due under this Agreement and the other Transaction Documents;

(vi)           to the Servicer, to the extent not previously paid, in respect of all reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder or paid on behalf of the Borrower; and

(vii)          to or at the direction of the Borrower, any remaining amounts (including for distribution to the Equityholder to make any applicable Permitted RIC Distribution).

(d)            Unfunded Exposure Account. Subject to Section 2.02(f) and this Section 2.04, funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under Revolving Loans and Delayed Draw Loans. Any such draw request made by an Obligor shall, or shall be accompanied by an instruction that shall, update or confirm existing wiring instructions for the applicable Obligor. On the last day of the Reinvestment Period, the Borrower shall fund an amount necessary to cause the amounts on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount. In addition, the Borrower (or the Servicer and/or the Equityholder on behalf of the Borrower, as applicable) shall notify the Account Bank in the applicable Disbursement Request (with a copy to the Collateral Agent and the Facility Agent) of any amounts on deposit in the Canadian Dollar Account, the Euro Account, and the GBP Account, as applicable, which are to be reserved against the Unfunded Exposure Amount. The Account Bank shall fund such draw request as directed by the Servicer in accordance with the Disbursement Request. After the Reinvestment Period End Date, all funding requests associated with the Unfunded Exposure Amount shall be made solely from amounts on deposit in the Unfunded Exposure Account.

                As of any date of determination, the Servicer (or, after delivery of a Notice of Exclusive Control, the Collateral Agent acting at the direction of the Facility Agent) may direct the Account Bank to transfer any amounts on deposit in the Unfunded Exposure Account to the Principal Collection Account as Principal Collections (and such direction shall be deemed to constitute a certification that any conditions relating thereto have been satisfied), provided that, following the Reinvestment Period End Date, such amounts may only be withdrawn to the extent the amount remaining on deposit in the Unfunded Exposure Account will not be less than the Unfunded Equity Exposure Amount.

                (e)             Insufficiency of Funds. For the sake of clarity, the parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the priorities set forth herein.

Section 2.05         Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Facility Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by telecopy or e-mail), and such written instructions and directions shall be delivered with a written certification (which shall be deemed given upon receipt by the Collateral Agent or the Account Bank of any such written instructions or directions) that such instructions and directions are in compliance with the provisions of Section 2.04. Subject to the remainder of this Section 2.05, the Collateral Agent may conclusively rely on such instructions and directions. The Servicer and the Borrower shall promptly (and in any event within three (3) Business Days) transmit to the Facility Agent by telecopy or e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Facility Agent shall promptly transmit to the Servicer and the Borrower by e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Facility Agent pursuant to Section 2.04. If either the Facility Agent or the Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two (2) Business Days, the determination of the Facility Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received by the Facility Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Facility Agent; provided that the Collateral Agent or the Account Bank, as applicable, shall promptly provide notification to the Servicer or the Borrower of such conflicting instructions; provided further that any such failure on the part of the Collateral Agent to deliver such notice shall not render such action by the Collateral Agent invalid.

Section 2.06         Borrowing Base Deficiency Payments.

(a)            In addition to and without limitation of any obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, on any day prior to the Collection Date that a Borrowing Base Deficiency exists, the Borrower may, within five (5) Business Days from the date of such Borrowing Base Deficiency, eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Account, (ii) repay Advances Outstanding (together with any breakage costs and all accrued and unpaid costs and expenses of the Facility Agent and the Lenders, in each case in respect of the amount so prepaid), (iii) sell or otherwise transfer Loans in accordance with the terms of this Agreement and/or (iv) subject to the approval of the Facility Agent in its sole discretion, Pledge additional Eligible Loans and/or Permitted Investments; provided that, if the Borrower (or the Servicer on behalf of the Borrower) shall have delivered a Cure Notice within five (5) Business Days from the date of such Borrowing Base Deficiency, then the five (5) Business Day grace period hereunder shall be extended to twelve (12) Business Days.

(b)            No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Pledge of additional Eligible Loans pursuant to Section 2.06(a), the Borrower (or the Servicer and/or the Equityholder on behalf of the Borrower, as applicable) shall deliver (i) to the Facility Agent (with a copy to the Collateral Agent and the Collateral Custodian) notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated as of the date such repayment or Pledge is being made and giving pro forma effect to such repayment or Pledge, and (ii) to the Facility Agent, if applicable, a description of any Eligible Loan and each Obligor of such Eligible Loan to be Pledged and added to the updated Loan Tape. Any notice pertaining to any cure, repayment or any Pledge pursuant to this Section 2.06 shall be irrevocable.

Section 2.07         Discretionary Sales; Other Asset Sales; Substitutions.

(a)            Prior to the occurrence and continuation of an Unmatured Event of Default or the occurrence of an Event of Default, on any Discretionary Sale Date, the Borrower shall have the right to transfer and assign, and have released any related Lien of the Collateral Agent over, one or more Loans (each, a “Discretionary Sale”), subject to the satisfaction of the following terms and conditions:

(i)             at least two (2) Business Days (or such shorter period as agreed to by the Facility Agent) prior to each Discretionary Sale Date, the Borrower (or the Servicer on behalf of the Borrower) shall have given the Facility Agent (with a copy to the Collateral Custodian and the Collateral Agent) written notice of its intent to effect a Discretionary Sale (each such notice a “Discretionary Sale Notice”), specifying the intended Discretionary Sale Date, which Discretionary Sale Notice will include (and constitute) a certification that each of the applicable conditions set forth in this Section 2.07 have been (or will be) satisfied in connection with each such Discretionary Sale (after giving pro forma effect thereto, as applicable);

(ii)            any Discretionary Sale shall be made by the Borrower (or the Servicer on behalf of the Borrower) to a purchaser in a transaction (a) in accordance with the Servicing Standard, (b) except as expressly required under the Contribution Agreement, reflecting arms-length market terms, and (c) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to such Discretionary Sale (other than customary representations, warranties and covenants, including that the Borrower has good title thereto, free and clear of all Liens and has the right to sell the related Loan, and the representations, warranties and covenants set forth in the LSTA Par/Near Par Trade Confirmation, the LSTA Distressed Trade Confirmation or the LSTA Loan Sale Agreement for Distressed Trades, the LSTA Master Participation Agreement, in each case as published by The Loan Syndications and Trading Association, Inc. as of the date of such confirmation or agreement, or substantially similar representations, warranties and covenants, to the extent such documentation is not used in connection with such transaction);

(iii)           the Borrower (or the Servicer on behalf of the Borrower) shall have given the Facility Agent (with a copy to the Collateral Custodian and the Collateral Agent) a completed Borrowing Base Certificate and updated Loan List;

(iv)           in the case of any Discretionary Sale during the Reinvestment Period, after giving effect to such sale or, at the option of the Servicer, after giving effect to such sale and giving pro forma effect to any reinvestment of the proceeds of such sale in new Eligible Loans, each Collateral Quality Test is satisfied (or if not satisfied, maintained or improved);

(v)            after giving effect to the Discretionary Sale on any Discretionary Sale Date, (x) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be true and correct in all material respects, except to the extent relating to an earlier date and (y) subject to the proviso at the end of this Section 2.07, neither an Unmatured Event of Default (including any Borrowing Base Deficiency) nor an Event of Default shall have resulted from such sale;

(vi)           on the related Discretionary Sale Date, the proceeds from such Discretionary Sale have been sent directly into the Collection Account (unless otherwise directed by the Facility Agent); and

(vii)          the Minimum Equity Test is satisfied unless the prior written consent of the Facility Agent has been obtained;

provided that, notwithstanding the foregoing (but subject to satisfaction of clauses (ii) and (vi) above and Section 2.07(h) below) so long as no Borrowing Base Deficiency would result therefrom, the Borrower (or the Servicer on behalf of the Borrower) may sell any (1) Equity Security, (2) Defaulted Loan or (3) Credit Risk Loan, in each case, at any time; provided further that, the prior written consent of the Facility Agent shall be required if, (i) during the Reinvestment Period, the sale price of such Loan will be less than the product of (1) the Adjusted Balance of such Loan multiplied by (2) the Advance Rate of such Loan or (ii) at any time from and after the end of the Reinvestment Period, (x) the sale price of such Loan will be less than the Adjusted Balance of such Loan or (y) immediately after the sale of such Loan, the Outstanding Balance of the Collateral Portfolio is less than 50% of the Outstanding Balance of the Collateral Portfolio as of the end of the Reinvestment Period.

(b)            Repurchase or Substitution of Warranty Loans. If the exclusion of a Warranty Loan from the Borrowing Base would cause the Advances Outstanding to exceed the Borrowing Base, the Equityholder shall either:

(i)             make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to an amount not less than the Assigned Value of such Loan on the applicable Cut-Off Date multiplied by the principal balance of such Loan (exclusive of any deferred or capitalized interest on any Permitted Deferrable Loan) (the “Repurchase Amount”); or

(ii)            substitute one or more Substitute Loans with an Aggregate Adjusted Balance equal to not less than the Repurchase Amount for such Warranty Loan;

provided that no such repayment or substitution shall be required to be made with respect to any Warranty Loan if, on or before the expiration of such 30-day period, the representations and warranties whose breach caused such Loan to become a Warranty Loan shall be made true and correct with respect to such Warranty Loan as if such Warranty Loan had become part of the Collateral Portfolio on such day (and such Loan shall cease to be a Warranty Loan).

Upon confirmation of the deposit of the amounts set forth in Section 2.07(b)(i) into the Collection Account, as applicable, or the delivery by the Borrower of one or more Substitute Loans for the applicable Warranty Loan (the date of such confirmation or delivery, the “Release Date”), such Warranty Loan shall be removed from the Collateral Portfolio and, as applicable, the Substitute Loan shall be included in the Collateral Portfolio. On the Release Date of each Warranty Loan, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Loan and any future monies due or to become due with respect thereto.

(c)            Prior to the occurrence and continuance of an Unmatured Event of Default or the occurrence and continuance of an Event of Default, the Borrower may, subject to the conditions set forth in this Section 2.07(c) and subject to the other restrictions contained herein, replace any Loan with one or more Eligible Loans (each, a “Substitute Loan”); provided that, no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution (the “Substitution Date”):

(i)             the Borrower or the Servicer has provided notice to the Facility Agent (with a copy to the Collateral Custodian and the Collateral Agent) in writing that the Loan to be replaced will be replaced (each a “Replaced Loan”); provided that such notice will include (and constitute) a certification that each of the applicable conditions set forth in this Section 2.07(c) have been (or will be) satisfied in connection with each such substitution;

(ii)            each Substitute Loan is an Eligible Loan (including the Facility Agent having provided an Approval Notice with respect thereto and having received the related Loan File) on the Substitution Date;

(iii)           the Servicer shall deliver to the Facility Agent (with a copy to the Collateral Agent) a completed Borrowing Base Certificate and updated Loan List;

(iv)           after giving effect to any such substitution of any such Substitute Loan on any Substitution Date, (x) all representations and warranties contained in Section 4.01, Section 4.02 and Section 4.03 hereof shall continue to be true and correct in all material respects except to the extent relating to an earlier date and (y) neither an Unmatured Event of Default nor an Event of Default shall have resulted from such substitution;

(v)            each Loan that is replaced pursuant to the terms of this Section 2.07 shall be substituted only with another Loan (or Loans) that meet(s) the foregoing conditions;

(vi)           in the selection of each Replaced Loan or each Substitute Loan, no selection procedures were employed which are intended to be adverse to the interests of the Facility Agent, the Collateral Agent or the Secured Parties;

(vii)          the Borrower shall give two (2) Business Days’ notice of such substitution to the Facility Agent (or such lesser period as agreed to by the Facility Agent), with a copy to the Collateral Agent;

(viii)         after giving effect to such substitution, the Collateral Quality Test is satisfied (or if not satisfied, maintained or improved); and

(ix)            the Borrower shall notify the Facility Agent (with a copy to the Collateral Agent) of any amount to be deposited into the Collection Account in connection with any such substitution.

(d)            In connection with any Discretionary Sale or substitution in accordance with the terms hereof, there shall be transferred and assigned to or at the direction of the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the portion of the Collateral Portfolio subject to such Discretionary Sale or substitution and such portion of the Collateral Portfolio so transferred shall be automatically released from the Lien of this Agreement.

(e)            The Borrower hereby agrees to pay the reasonable and documented legal fees and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian and the other Secured Parties in connection with any Discretionary Sale or substitution pursuant to this Section 2.07 (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Collateral Portfolio in connection with such Discretionary Sale or substitution).

(f)             In connection with any Discretionary Sale or substitution, on the related Discretionary Sale Date, Release Date or Substitution Date, as applicable, the Collateral Agent shall, at the expense of the Borrower and at the direction of the Servicer on behalf of the Borrower, (i) execute such instruments of release with respect to the portion of the Collateral Portfolio to be transferred (to the Borrower or otherwise), in recordable form if necessary, as the Borrower (or the Servicer on behalf of the Borrower) may reasonably request, (ii) deliver any portion of the Collateral Portfolio to be transferred to the Borrower (or otherwise) in its possession to the Borrower (or other applicable Person as the Borrower, or the Servicer on its behalf, may direct) and (iii) otherwise take such actions, and cause or permit the Collateral Custodian to take such actions, at the direction of the Servicer on behalf of the Borrower, as are necessary and appropriate to release the Lien of the Collateral Agent and the Secured Parties on such portion of the Collateral Portfolio and release and deliver to the applicable Person, such portion of the Collateral Portfolio to be transferred.

(g)            [Reserved].

(h)            Limitations on Sales and Substitutions. The aggregate Outstanding Balances of all Loans (other than Warranty Loans, Credit Risk Loans, Equity Securities and Defaulted Loans) sold or otherwise disposed of pursuant to this Section 2.07, including without the consent of the Facility Agent in accordance with Section 2.07(a) (in each case, other than Loans subject to a Revaluation Event described in clause (a) or clause (b) (solely with respect to a Specified Material Modification) of the definition of “Revaluation Event”, substituted pursuant to Section 2.07(b)) during the 12-month period (or such lesser number of months as shall have elapsed as of such date) immediately preceding the proposed date of sale or substitution, as applicable, shall not exceed 20% of the highest Aggregate Outstanding Balance of any month during such 12-month period (or such lesser number of months as shall have elapsed as of such date); provided that, if any such sale, substitution or release occurs after the end of the Reinvestment Period, then unless the consent of the Facility Agent is obtained, the Proceeds received in connection therewith shall be equal to or greater than the Adjusted Balance of each such Loan so sold, substituted or released; provided further that, notwithstanding the foregoing limitation, the Servicer may direct the sale of any Credit Improved Loan if, as certified in writing to the Facility Agent prior to the date of such sale, either (i) the Proceeds from such sale shall be greater than the greater of (1) the Purchase Price and (2) the Outstanding Balance of such Credit Improved Loan; or (ii) during the Reinvestment Period, the Servicer determines in accordance with the Servicing Standard that it will, within 30 days of such sale, be able to enter into binding commitments to reinvest all or a portion of the Proceeds from such sale in one or more additional Eligible Loans with an aggregate Outstanding Balance (together with any Underlying Collateral irrevocably contributed by the Servicer or the Equityholder on behalf of the Borrower prior to such sale) at least equal to the greater of (1) the Purchase Price and (2) the Outstanding Balance of such Credit Improved Loan.

Notwithstanding the foregoing (i) no sale, substitution or repurchase pursuant to this Section 2.07, including with respect to any Substitute Loan, Credit Risk Loan, Credit Improved Loan, Equity Security or Defaulted Loan, shall result in a Borrowing Base Deficiency unless the prior written consent of the Facility Agent (in its sole discretion) is obtained; and (ii) in the event that a Borrowing Base Deficiency shall exist immediately prior to any such sale, substitution or repurchase, the Borrower may only effect such sale, substitution or repurchase (1) with the prior written consent of the Facility Agent in its sole discretion if such Borrowing Base Deficiency will not be cured following such sale, substitution or repurchase and (2) so long as, immediately after giving effect to such sale, substitution or repurchase (and any other sale or transfer substantially contemporaneous therewith), such Borrowing Base Deficiency is reduced or cured.

(i)             Limitations on Sales to Affiliates. In addition to the limitations set forth in clause (h) above, the aggregate Outstanding Balances of all Transferred Loans (including Transferred Loans that are Credit Risk Loans, Credit Improved Loans, Equity Securities and Defaulted Loans, but not including Warranty Loans or any Loans sold or transferred in connection with a Permitted Securitization) sold or otherwise transferred pursuant to this Section 2.07 by the Borrower to the Transferor and/or its Affiliates, including any Transferred Loans substituted pursuant to Section 2.07(b), at all times after the Closing Date and including the proposed sale or substitution, as applicable, shall not exceed 15% of the Facility Amount.

(j)             Termination in Full. Notwithstanding the foregoing provisions of this Section 2.07, the Borrower shall be permitted to make a sale of Loans not subject to the restrictions set forth above provided the Borrower repays all Obligations in full, pays any related Optional Prepayment Penalty payable in respect of such termination and repayment and terminates this Agreement in accordance with Section 2.18(b).

Section 2.08         Payments and Computations, Etc.

(a)            Unless otherwise expressly required or permitted herein, all amounts to be paid by the Borrower or the Servicer hereunder shall be paid no later than 2:00 p.m. on the day when due in lawful money of the United States in accordance with the terms hereof in immediately available funds to the Collection Account or such other account as required hereunder or as otherwise designated by the Facility Agent. Any amounts to be deposited by the Borrower or the Servicer hereunder shall be deposited no later than 2:00 p.m. on the day when due in lawful money of the United States or in such other Eligible Currency (including the Dollar Equivalent thereof, as applicable), in each case, in immediately available funds to the Collection Account or such other account as required hereunder or as otherwise designated by the Facility Agent. Notwithstanding anything herein to the contrary, all amounts on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account, as applicable, and any other amounts denominated in an Eligible Currency other than Dollars and payable pursuant to Section 2.04 shall, on or before the Determination Date immediately preceding each Payment Date, be converted into Dollars to the extent necessary to make payments pursuant to Section 2.04. No Obligation hereunder shall be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. All computations of Yield and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed, other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable. Payments of Yield and Fees, including any Unused Fee, Make-Whole Fees or Optional Prepayment Penalty shall be allocated and applied to the Lenders pro rata based upon the respective amounts of such Yield and Fees due and payable thereto as determined pursuant to Section 2.03(c).

(b)            Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any Fees payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Collections are insufficient on any Payment Date to satisfy the full amount of any Increased Costs payable pursuant to Section 2.04, such unpaid amounts shall remain due and owing and shall be payable on the next succeeding Payment Date until repaid in full.

(c)            If any Advance requested by the Borrower and approved by the Facility Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of one or more Lenders, the Facility Agent or an Affiliate thereof made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify each applicable Lender and the Facility Agent against any related loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lenders), including, without limitation, any loss (including cost of funds and reasonable and documented out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Advance or maintain such Advance. Any such Lender shall provide to the Borrower (with a copy to the Servicer) documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

Section 2.09         Unused Fee; Make-Whole Fees; Optional Prepayment Penalty.

(a)            The Borrower hereby promises to pay the Unused Fee, the Make-Whole Fee and the Optional Prepayment Penalty (together with any other fees set forth in any applicable Lender Fee Letter, the “Fees”) in the amounts and on the dates set forth herein and/or in one or more fee letter agreements, as applicable, dated as of the date hereof (or the date any Lender becomes a party hereto pursuant to an assignment or otherwise), signed by the Borrower, the Facility Agent and the applicable Lender (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Lender Fee Letter”).

(b)            Each of the Borrower, the Servicer and the Equityholder hereby expressly acknowledges and agrees that each of the Optional Prepayment Penalty, the Make-Whole Fee and the Unused Fee constitutes additional consideration for the Lenders to enter into this Agreement.

Section 2.10         Increased Costs; Capital Adequacy.

(a)            If, due to either (i) the introduction of or any change following the Closing Date (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the Closing Date of any Applicable Law in each case whether foreign or domestic or (ii) the compliance by an Affected Party with any guideline or request following the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Facility Agent, any Lender, participant thereof (provided that a participant shall not be entitled to receive any greater payment under this Section 2.10 than the Lender would have been entitled to receive with respect to the participation sold to such participant), successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, the Borrower shall, from time to time, after written demand by the Facility Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Party, pay to the Facility Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments in accordance with the priority of payments set forth in Section 2.04; provided that this Section 2.10(a) shall not apply to any Indemnified Taxes or Excluded Taxes.

(b)            If either (i) the introduction of or any change following the Closing Date (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the Closing Date of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the Closing Date, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding liquidity or capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Facility Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction in accordance with the priority of payments set forth in Section 2.04, provided that this Section 2.10(b) shall not apply to any Indemnified Taxes or Excluded Taxes.

(c)            In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Facility Agent, on behalf of any Affected Party making a claim under this Section 2.10, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(d)            Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation; provided that each Affected Party will notify the Borrower after it has received official notice of any event which it anticipates will entitle such Affected Party to such additional amounts as compensation. Notwithstanding anything to the contrary in this Section 2.10, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.10 for any amounts incurred more than six (6) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect.

(e)            If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.18 but without the payment of any Optional Prepayment Penalty); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.

(f)            Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) any law, request, rule, guideline or directive promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall, in each case, be deemed to have been introduced after the Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.

(g)            If a Disruption Event with respect to any Lender occurs, such Lender shall in turn so notify the Borrower (with a copy to the Servicer and the Facility Agent), whereupon all Advances Outstanding of the affected Lender in respect of which Yield accrues at the Benchmark shall immediately be converted into Advances Outstanding in respect of which such Yield accrues at the Base Rate.

Section 2.11         Taxes.

(a)            All payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless required by Applicable Law. If any Taxes are required to be deducted or withheld from any amounts payable to any Recipient (as determined in the good faith discretion of an applicable Withholding Agent), then the Borrower, Servicer, or Facility Agent shall be entitled to deduct or withhold such Taxes and pay such amount to the relevant Governmental Authority in accordance with Applicable Law, and if such Tax is an Indemnified Tax, then the amount payable to the applicable Recipient will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any Indemnified Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made.

(b)            The Borrower or the Servicer on behalf of the Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Facility Agent or a Lender timely reimburses it for the payment of any Other Taxes.

(c)            The Borrower will indemnify, from funds available to it pursuant to Section 2.04 the Facility Agent and each Lender for the full amount of Indemnified Taxes payable by such Person and any reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. All payments in respect of this indemnification shall be made within 10 days from the date a written invoice therefor is delivered to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent), or by the Facility Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Each Lender shall severally indemnify the Facility Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or the Servicer has not already indemnified the Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or the Servicer to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Facility Agent to the Lender from any other source against any amount due to the Facility Agent under this paragraph (e).

(e)            Within 30 days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Taxes to a Governmental Authority pursuant to this Section 2.11, the Borrower or the Servicer, as applicable, will furnish to the Facility Agent and the Lenders at the applicable address set forth on this Agreement, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Facility Agent.

(f)            (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Facility Agent, at the time or times reasonably requested by the Borrower or the Facility Agent in writing, such properly completed and executed documentation reasonably requested by the Borrower or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Facility Agent in writing, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Facility Agent as will enable the Borrower or the Facility Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(ii), (iii) and (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Any Foreign Lender shall, to the extent legally able to do so, deliver to the Borrower, with a copy to the Facility Agent, on or prior to the date such Lender becomes a party to the Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Facility Agent in writing), two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-8IMY (with appropriate attachments thereto), Form W-8BEN or Form W-8BEN-E or Form W-8ECI or, in the case of a Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit H-1, H-2, H-3 or H-4 together with an executed copy of the applicable Form W-8.

(iii)           Any Lender that is a U.S. Person shall deliver to the Borrower, with a copy to the Facility Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Facility Agent), two (or such other number as may from time to time by prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax.

(iv)           Each Lender shall deliver to the Borrower, the Facility Agent and the Collateral Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower, the Facility Agent or the Collateral Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)            Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made.

(vi)           If the Facility Agent is a U.S. Person, it shall deliver two executed copies of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax. Otherwise, Facility Agent (including any successor Facility Agent that is not a U.S. Person) shall deliver two duly completed copies of IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments) certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower and Servicer to be treated as a U.S. Person with respect to such payments with the effect that the Borrower can make payments to the Facility Agent without deduction or withholding of any Taxes imposed by the United States (and the Borrower, Servicer and Facility Agent agree to so treat Facility Agent as a U.S. Person with respect to such payments).

(vii)         Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.11(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(g)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified or paid Additional Amounts pursuant to this Section 2.11, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or Additional Amounts paid under this Section 2.11 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(h), in no event will the indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.11(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Without prejudice to the survival of any other agreement of the Borrower and the Servicer hereunder, the agreements and obligations of the Borrower and the Servicer contained in this Section 2.11 shall survive the termination of this Agreement.

(i)             If at any time the Borrower shall be liable for the payment of any Additional Amounts or indemnity payments in accordance with this Section 2.11, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.18 but without the payment of any Optional Prepayment Penalty); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.11 in accordance with the terms hereof.

Section 2.12         Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Loan Agreements related to each of the Loans, all other agreements, documents and instruments evidencing, securing or guarantying any Loan and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

Section 2.13         Grant of a Security Interest. To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations (including amounts owing with respect to Advances Outstanding, Yield, any Unused Fee, Make-Whole Fee, Optional Prepayment Penalty and any other amounts at any time owing hereunder) and the performance by the Borrower hereunder of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby (as applicable) (i) collaterally assigns, assigns by way of security and pledges to the Collateral Agent, on behalf of the Secured Parties, and (ii) grants to the Collateral Agent, on behalf of the Secured Parties, a security interest in, all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral Portfolio, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located.

For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio shall not release the Borrower from any of its duties or obligations under the Collateral Portfolio, and (c) none of the Facility Agent, the Collateral Agent, any Lender nor any other Secured Party shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, nor shall the Facility Agent, the Collateral Agent, any Lender nor any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.14         Evidence of Debt. The Facility Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address referred to in Section 11.02 a copy of each assignment and acceptance agreement and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders, and the applicable Commitments of, and principal amounts (and stated interest) of the applicable Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. No Advance hereunder shall be assigned or sold, in whole or in part without recording such assignment or sale on the Register.

Section 2.15         Survival of Representations and Warranties. It is understood and agreed that the rights and remedies of the Secured Parties with respect to any breach of any of the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 made on each Cut-Off Date, Advance Date, Reporting Date and any date on which Loans are Pledged hereunder shall survive the pledge to the Collateral Agent hereunder and the termination of this Agreement.

Section 2.16         Release of Loans.

(a)            The Lien granted and created pursuant to this Agreement shall be automatically released with respect to the following: (i) any Loan (and the related Portfolio Assets pertaining thereto) sold or substituted in accordance with the applicable provisions of Section 2.07 or liquidated in accordance with Sections 6.05 and 12.08(a) and (ii) any Loan or other portion of the Collateral Portfolio that expires by its terms and with respect to which all amounts in respect thereof (other than contingent and unasserted expense reimbursement or indemnification obligations) then due and owing thereunder have been paid in full by the related Obligor and deposited in the Collection Account and (iii) the entire Collateral Portfolio following the Collection Date. The Collateral Agent, for the benefit of the Secured Parties, shall after the deposit by the Servicer of the proceeds of such Loan into the Collection Account (or otherwise at the direction of the Facility Agent), at the direction and sole expense of the Servicer, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit M) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower (or its designee).

(b)            Promptly after the Collection Date has occurred, the respective remaining interests in the Collateral Portfolio of the Collateral Agent, each Lender, the Facility Agent and the other Secured Parties shall be automatically released to the Borrower, for no consideration but at the sole expense of the Borrower, free and clear of any Lien resulting solely from an act by the Collateral Agent, any Lender or the Facility Agent but without any other representation or warranty, express or implied, by or recourse against any Lender or the Facility Agent.

Section 2.17         Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loans shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loans hereunder.

Section 2.18         Repayments and Prepayments; Permanent Reduction of the Maximum Facility Amount; Termination.

(a)            Subject to Section 2.18(b), below, unless otherwise expressly permitted or required herein, including, without limitation, any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be prepaid in whole or in part upon delivery by the Borrower of a Notice of Reduction at least two (2) Business Days prior to the intended date of such reduction (or such shorter period as agreed to by the Facility Agent); provided that, same day notice shall be permitted to cure a Borrowing Base Deficiency; provided further that, no reduction of the Advances Outstanding shall be given effect unless sufficient funds have been remitted to pay such Advances Outstanding and accrued Yield thereon and any applicable Fees or other Obligations payable in connection therewith. The Facility Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the pro rata reduction of the Advances Outstanding.

(b)            Upon delivery by the Borrower of a Notice of Permanent Reduction/Termination at least ten (10) Business Days (or such shorter period as agreed to by the Facility Agent) prior to the intended date of such permanent reduction or termination, as applicable, the Borrower may either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Unused Fee, Make-Whole Fee, Optional Prepayment Penalty and other costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Account Bank and the Lenders and payment of all other Obligations (other than unmatured contingent indemnification obligations); or (ii) permanently reduce in part the Facility Amount upon payment in full of all accrued and unpaid Yield, any Unused Fee, Make-Whole Fee, Optional Prepayment Penalty and other costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Account Bank and the Lenders. As a condition precedent to any permanent reduction of the Facility Amount pursuant to this Section 2.18(b), the Borrower shall pay to the Facility Agent, for the accounts of the applicable Lenders, any Optional Prepayment Penalty incurred in connection with such reduction. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share of the aggregate amount of any reduction under this Section 2.18(b).

Section 2.19         Collections and Allocations.

(a)            The Servicer shall promptly identify all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections in an Eligible Currency and transfer, or cause to be transferred (i) all Collections denominated in Dollars to the appropriate Collection Account within two (2) Business Days after its receipt and identification thereof, (ii) all Collections denominated in Canadian Dollars to the Canadian Dollar Account within two (2) Business Days after its receipt and identification thereof, (iii) all Collections denominated in Euros to the Euro Account within two (2) Business Days after its receipt and identification thereof and (iv) all Collections denominated in GBP to the GBP Account within two (2) Business Days after its receipt and identification thereof. Upon receipt of Collections into the Collection Account during any Remittance Period, the Servicer shall identify Principal Collections and Interest Collections no later than the Determination Date related to the Payment Date immediately following such Remittance Period and direct the Collateral Agent and the Account Bank to transfer the same to the Principal Collection Account, the Interest Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable. For purposes of Section 2.04, the Servicer shall instruct the Collateral Agent on or before the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account, as applicable, into Dollars to the extent necessary to make payments pursuant to and in accordance with Section 2.04 and all payments thereunder shall be made in Dollars. Any Collections on deposit in any Account denominated in an Eligible Currency may be converted by the Collateral Agent at the direction of the Servicer into another Eligible Currency on any Business Day (other than the Determination Date immediately preceding each Payment Date), so long as no Borrowing Base Deficiency results therefrom after giving pro forma effect to any such conversion, and the Servicer shall provide no less than one (1) Business Day’s prior written notice to the Facility Agent and the Collateral Agent of any such conversion. The Servicer shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 6.08(a).

(b)            The Servicer shall at all times comply with its obligations specified in Section 5.03(o). If, notwithstanding such compliance, the Servicer receives any collections directly, the Servicer shall transfer, or cause to be transferred, any such collections received directly by it (if any) to the Collection Account by the close of business within two (2) Business Days after such Collections are received; provided that, the Servicer shall identify to the Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Collateral Agent shall in turn provide to the Servicer a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account, as well as the amount on deposit in the Unfunded Exposure Account, no later than two (2) Business Days after each Determination Date for inclusion in the Monthly Report delivered pursuant to Section 6.08(b).

(c)            On the Cut-Off Date with respect to any Loan, the Servicer will deposit or will cause the Borrower to deposit into the Collection Account all Available Collections received in respect of Eligible Loans being transferred to and included as part of the Collateral Portfolio on such date.

(d)            With the prior written consent of the Facility Agent (a copy of which will be provided by the Servicer to the Collateral Agent), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Facility Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Facility Agent in its reasonable discretion.

(e)            Prior to the delivery of a Notice of Exclusive Control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Account Bank to invest, or cause the investment of, funds on deposit in the Accounts in Permitted Investments (as designated by the Servicer), from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall not be invested. A Permitted Investment acquired with funds deposited in any Account shall mature not later than the Business Day immediately preceding any Payment Date (unless such Permitted Investment is issued by State Street Bank or one or more of its Affiliates in its capacity as a banking institution, in which case such Permitted Investment may mature on such Payment Date), and shall not be sold or disposed of prior to its maturity unless the Servicer determines there is a substantial risk of material deterioration of such Permitted Investment, in its commercially reasonable discretion. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of Collateral Agent. All income and gain realized from any such investment, as well as any interest earned on deposits in any Account shall be deposited into the Interest Collection Account. In the event the Borrower or the Servicer directs the funds to be invested in investments which are not Permitted Investments, the Borrower shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Facility Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Account, other than with respect to fraud or their own gross negligence or willful misconduct. The parties hereto acknowledge that the Collateral Agent or any of its Affiliates may receive compensation with respect to the Permitted Investments.

(f)            Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Account, except to the extent explicitly set forth in Section 2.04, Section 2.19(d), Section 2.20 or Section 5.02(l).

Section 2.20         Reinvestment of Principal Collections. On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof), the Borrower or the Servicer (on behalf of the Borrower) may, to the extent of any Principal Collections on deposit in the Principal Collection Account:

(a)            prior to the end of the Reinvestment Period, withdraw such funds for the purpose of reinvesting in additional Eligible Loans to be Pledged hereunder, subject to the following:

(i)              all conditions precedent set forth in Section 3.04 have been satisfied;

(ii)             no Event of Default has occurred and is continuing, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists and is continuing or would result from such withdrawal and reinvestment;

(iii)            the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects as of such date (except to the extent relating to an earlier date); and

(iv)            delivery of a Disbursement Request (which may be sent via email) and a Borrowing Base Certificate, each executed by a Responsible Officer of the Borrower or a Responsible Officer of the Servicer; or

(b)            prior to the Termination Date, withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.18.

Upon the satisfaction of the applicable conditions set forth in this Section 2.20 (as certified by the Borrower to the Collateral Agent and the Facility Agent, which certification shall be deemed given by the delivery of a Disbursement Request or by a direction to withdraw funds as set forth in clause (b) above), the Collateral Agent will release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day.

Section 2.21         Increase of Commitments; Maximum Facility Amount.

(a)            The Borrower may, with the prior written consent of any Lender increasing its Commitment and the Facility Agent (which consent may be conditioned on the satisfaction of one or more conditions precedent in the sole discretion of the Facility Agent), request an increase of the Facility Amount up to the Maximum Facility Amount, to be effected by increasing the Commitment of one or more Lenders and/or adding one or more new Lenders pursuant to Section 11.04; provided that, any such increase shall be conditioned upon the prior payment of all outstanding Fees and other Obligations owing at such time; provided further that, for the avoidance of doubt, no consent shall be required from any other Lender which Lender is not increasing its Commitment.

(b)            Following the Closing Date, the Borrower may notify Citizens Bank, N.A. in writing that it has elected to increase the Commitment of Citizens Bank, N.A. hereunder by an amount equal to $100,000,000; provided that (i) the effective date of such increase specified in such notice must be prior to the day occurring 180 days following the Closing Date and (ii) Annex A will be updated to reflect such increase upon notice to each of the other parties hereto; provided further that, any such increase shall be conditioned upon the prior payment of all outstanding Fees and other Obligations owing at such time.

(c)            Upon the effective date of such increase pursuant to clause (a) and (b) above, the Borrower shall be deemed to have (A) confirmed that all of the conditions precedent to Advances under Section 3.02(a)(iii)-(vii), (c), (d) and (e) are satisfied and (B) requested an Advance from Citizens Bank, N.A. in the amount needed to be paid to the other Lenders such that, after giving effect to such Advance and the application of the proceeds thereof to reduce the Advances of the other Lenders, each Lender will be funded at the same percentage of their respective Commitments (as updated to reflect the increased Commitment of Citizens Bank, N.A.) (for the avoidance of doubt, no breakage payments shall be required to be made by the Borrower in respect of such reallocation). The proceeds of the deemed borrowing by the Borrower shall be applied by Citizens Bank, N.A. solely to reduce the Advances of the other Lenders.

Section 2.22         Defaulting Lenders.

(a)            Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)             That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)            Any payment of principal, interest, fees or other amounts received by the Facility Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, to the payment of any amounts owing by that Defaulting Lender to the Swingline Lender hereunder; third, if so determined by the Facility Agent or requested by the Swingline Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender for any participation in any Swingline Advance; fourth, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Borrower in its reasonable discretion)), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Facility Agent; fifth, if so determined by the Facility Agent and the Borrower, to be held in a non-interest bearing deposit account at an account bank specified by the Facility Agent and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Unmatured Event of Default or Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Borrower in its reasonable discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Advances or funded participation in Swingline Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of, and funded participation in Swingline Advances owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, and funded participation in Swingline Advances owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to (a) acquire, refinance or fund participations in Swingline Advances pursuant to Section 2.02(g) or (b) make Advances to the Borrower to repay a Swingline Advance pursuant to Section 2.02, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Advances shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Advances of that Lender.

(iv)           For any period during which a Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Fees (and the Borrower shall not be required to pay any such Fees that otherwise would have been owing to such Defaulting Lender).

(b)            If the Facility Agent and the Swingline Lender agree in writing in their sole good faith discretion (subject to the consent of the Borrower, not to be unreasonably withheld, delayed or conditioned) that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Facility Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. For the avoidance of doubt, no breakage costs shall be payable to any Lender under this Section 2.22(b).

Section 2.23         Mitigation Obligations. If any Lender requests compensation under Section 2.10, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.11, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.24         Replacement of Lenders. If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, or if any Lender is a Defaulting Lender hereunder, or if any Lender does not consent to any amendment or modification (including in the form of a consent or waiver) pursuant to Section 11.01 and such Lender’s consent is required for such amendment or modification (so long as at the time of such replacement, each such replacement Lender consents to such amendment or modification), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender (other than the Designated Lender as to which the terms of this Section 2.24 which relate to such Lender not consenting to any amendment or modification shall not apply) to (x) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (y) terminate all of its interests, rights and obligations under this Agreement and the Transaction Documents and reduce the aggregate Commitments outstanding; provided that:

(a)            (i) if such Lender’s Commitments have been assigned pursuant to clause (x) above, such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or (ii) if such Lender’s Commitments have been terminated pursuant to clause (y) above, such Lender shall have received payment of all such amounts payable to it hereunder from the Borrower;

(b)            in the case of any such assignment, delegation or termination resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.11, such assignment, delegation or termination will result in a reduction in such compensation or payments thereafter; and

(c)            such assignment, delegation or termination does not conflict with Applicable Law;

provided that, notwithstanding anything herein to the contrary, no Lender shall be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment or delegation, as applicable, cease to apply.

Section 2.25         Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then the applicable Benchmark Replacement will replace the then-current Benchmark and such Benchmark Replacement shall become effective for all purposes hereunder and under the other Transaction Documents at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower and the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Facility Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders; provided that, no replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.25 shall occur prior to the applicable Benchmark Transition Start Date.

(b)            Conforming Changes. In connection with the use or administration of any applicable Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, the Facility Agent shall have the right to make Conforming Changes from time to time (in consultation with the Borrower, to the extent set forth in the definition of “Conforming Changes”) and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)            Notices. The Facility Agent will promptly notify the Borrower (with a copy to the Servicer, the Lenders and the Collateral Agent) of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.25 and any related definitions or provisions, as applicable.

(d)            Standards for Decisions and Determinations. Any determination, decision or election that may be made by the Facility Agent pursuant to this Section 2.25, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Facility Agent’s sole discretion and without consent from any other party, except, in each case, as expressly required pursuant to this Section 2.25.

(e)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Facility Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Facility Agent may modify the definition of “Remittance Period” (or any similar or analogous definition or related provision) for any Benchmark settings at or after such time, the effect of which modification is to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Facility Agent, in consultation with the Borrower, may modify the definition of “Remittance Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending Notice of Borrowing with respect to any Advance that bears interest at the Yield Rate utilizing such then-current Benchmark during any such Benchmark Unavailability Period and, failing that, (i) the Borrower shall be deemed to have converted any such Notice of Borrowing into a request for a borrowing of Advances bearing interest at the Yield Rate utilizing the Base Rate and (ii) any affected Advances Outstanding will immediately be deemed to have been converted into Advances Outstanding bearing interest at the Yield Rate utilizing the Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon such then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(g)            Inability to Determine Rates. Subject to the other provisions of this Section 2.25, if the Facility Agent determines (which determination shall be conclusive and binding absent manifest error) that the then-current Benchmark cannot be determined pursuant to the definition thereof, the Facility Agent will promptly so notify Borrower. Upon notice thereof by the Facility Agent to the Borrower, any obligation of the Lenders to make Advances bearing interest at the Yield Rate utilizing such then-current Benchmark and any right of the Borrower to convert Advances Outstanding to Advances bearing interest at the Yield Rate utilizing such then-current Benchmark shall, in each case, be suspended until the Facility Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending Notice of Borrowing with respect to Advances that bear interest at the Yield Rate utilizing such then-current Benchmark, and, failing that, the Borrower will be deemed to have converted any such Notice of Borrowing a request for a borrowing of Advances bearing interest at the Yield Rate utilizing the Base Rate and (ii) any affected Advances Outstanding will immediately be deemed to have been converted into Advances Outstanding bearing interest at the Yield Rate utilizing the Base Rate. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.10.

(h)            Disclaimer. The Facility Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Facility Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Facility Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate or the Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(i)            Illegality. If the Facility Agent determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Facility Agent to make, maintain or fund Advances the rate of interest with respect to which is determined by reference to the then-current Benchmark, or to determine or charge interest rates based upon such Benchmark, as applicable, then, upon notice thereof by the Facility Agent to the Borrower and the other Lenders, as applicable, (a) any obligation of the Lenders to make Advances bearing interest at the Yield Rate utilizing such Benchmark, and the right of the Borrower, if any, to convert other Advances to Advances bearing interest at the Yield Rate utilizing such Benchmark, as applicable, shall be suspended, in each case until the Facility Agent notifies the Borrower and any applicable Lenders that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from the Facility Agent, convert all Advances bearing interest at the Yield Rate utilizing such Benchmark, as applicable, to Advances bearing interest at the Base Rate (it being understood that the Base Rate for such purposes shall, if necessary to avoid such illegality, be determined by the Facility Agent without reference to such Benchmark, as applicable) until the Borrower has been advised in writing by the Facility Agent that it is no longer illegal for the Facility Agent or any other Lender, as applicable, to determine or charge interest rates based upon such Benchmark. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.04 and Section 2.09.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01         Conditions Precedent to Effectiveness.

(a)            This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i)             each Lender shall have received all documentation and other information requested thereby in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Equityholder and the Servicer, including without limitation, under applicable “know your customer” and Anti-Money Laundering Laws and/or with respect to Sanctions or policies and procedures maintained by the Borrower, the Equityholder and/or the Servicer that are reasonably designed to ensure compliance with Sanctions, in each case, in form and substance satisfactory to each such Lender (including the Beneficial Ownership Certification);

(ii)            the Facility Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Facility Agent in its sole discretion;

(iii)           the Facility Agent shall have determined in its reasonable discretion that there has been no material adverse change in the Borrower’s underwriting, servicing, collection, operating and reporting procedures and systems since the completion of due diligence thereby; and

(iv)           the results of Facility Agent’s financial, legal, tax and accounting due diligence relating to the Borrower, the Servicer, the Eligible Loans and the transactions contemplated hereunder are satisfactory to Facility Agent.

(b)            By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that, and the Facility Agent hereby acknowledges that, each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 have been satisfied; provided that with respect to conditions precedent that expressly require the consent or approval of the Facility Agent or another party (other than the Borrower or the Servicer), the foregoing certification is only to the knowledge of the Borrower and the Servicer, as applicable, with respect to such consents or approvals.

Section 3.02         Conditions Precedent to All Advances. Each Advance ((including the Initial Advance and any Swingline Advance), except as explicitly set forth below) to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a)            On the relevant Advance Date, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i)             the Borrower (or the Servicer on behalf of the Borrower) shall have delivered to the Facility Agent and each Lender (with a copy to the Collateral Custodian and the Collateral Agent), no later than the applicable time specified in Section 2.02 for such type of Advance: (A) a Notice of Borrowing, (B) a Borrowing Base Certificate (showing no Borrowing Base Deficiency and pro forma compliance with the Minimum Equity Test and Minimum Diversity Test and, following the Ramp Period, the Collateral Quality Test), (C) a Loan Tape, (D) an updated Loan List and (E) such additional information as may be reasonably requested by the Facility Agent and an executed copy of each assignment and assumption agreement, transfer document or other instrument relating to each Loan to be Pledged evidencing the assignment of such Loan from any prior owner thereof directly to the Borrower (other than in the case of any Loan or interest therein acquired by the Borrower at origination or otherwise pursuant to the Contribution Agreement);

(ii)            except with respect to an Advance under Section 2.02(f) and subject to Section 5.01(h), in connection with the initial Advance with respect to the acquisition of any Loan, the Borrower shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within five (5) Business Days after the date the Borrower acquires such Loan; provided that any file-stamped document, promissory note and certificates included in the Required Loan Documents shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related date of acquisition);

(iii)           the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and (except with respect to an Advance required by Section 2.02(f)) there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(iv)           no Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists and is continuing or would result from such Advance;

(v)            no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default;

 (vi)          since the Closing Date, no material adverse change has occurred in the ability of the Servicer, the Equityholder or the Borrower to perform its obligations under any Transaction Document;

(vii)          no Liens (other than Permitted Liens) exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loans to be Pledged on such Advance Date; and

(viii)         all conditions required to be satisfied in connection with the assignment of each Eligible Loan being Pledged hereunder on such Cut-Off Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loans and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed.

(b)            The Facility Agent shall have provided a countersigned Approval Notice to the Borrower for each of the Loans identified in the applicable Loan Tape for inclusion in the Collateral Portfolio on the applicable Advance Date.

(c)            No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Pledge of Eligible Loans in accordance with the provisions hereof.

(d)            Except with respect to an Advance required by Section 2.02(f), the proposed Advance Date shall take place during the Reinvestment Period and the Termination Date has not yet occurred.

(e)            The Borrower shall have paid in full all fees then required to be paid, in accordance with the provisions of this Agreement and the other Transaction Documents, and shall have, in accordance with the provisions thereof, reimbursed the Lenders, the Facility Agent, the Collateral Custodian, the Account Bank and the Collateral Agent, as applicable, for all fees, costs and expenses incurred thereby in connection with closing the transactions contemplated hereunder and thereunder, as applicable, including the reasonable and documented attorney fees and any other invoiced legal and document preparation costs incurred by the Lenders, the Facility Agent, the Collateral Agent, the Account Bank and the Collateral Custodian, including, in the case of the Initial Advance, all such fees, costs and expenses that are invoiced on or prior to the date of the Initial Advance.

Section 3.03         Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an advance unless such waiver is in writing and executed by such Lender.

Section 3.04         Conditions to Pledges of Loans. Each Pledge of an additional Eligible Loan pursuant to Section 2.06, an additional Eligible Loan pursuant to Section 2.20 or any other Pledge of a Loan hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a)            the Borrower or the Servicer (on behalf of the Borrower) shall have delivered to the Facility Agent and each Lender (with a copy to the Collateral Custodian and the Collateral Agent) no later than 1:00 p.m. (or 12:00 noon if a Swingline Advance has been requested on the date of such pledge) on the related Cut-Off Date: (A) a Borrowing Base Certificate, (B) a Loan Tape, (C) an updated Loan List and (D) such additional information as may be reasonably requested by the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof); and shall cause an executed copy of each assignment and assumption agreement, transfer document or instrument, in each case to the extent reasonably available to the Borrower or the Servicer at such time, relating to each Loan to be pledged evidencing the assignment of such Loan from any prior owner thereof directly to the Borrower (other than in the case of any Loan acquired by the Borrower at origination) to be delivered to the Collateral Custodian within the timeframe set forth in Section 3.02(a)(ii);

(b)            subject to Section 5.01(h), the Borrower shall cause to be delivered to the Collateral Custodian (with a copy to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof)) the duly executed original promissory notes of the Loans (and, in the case of any Noteless Loan, a fully executed assignment agreement) within the timeframe set forth in Section 3.02(a)(ii);

(c)            no Liens (other than Permitted Liens) exist in respect of Taxes or judgments which are prior to the lien of the Collateral Agent on the Eligible Loans to be Pledged on such Cut-Off Date;

(d)            all conditions required to be satisfied in connection with the assignment of each Eligible Loan being Pledged hereunder on such Cut-Off Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loans and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed;

(e)            the Facility Agent shall have provided a countersigned Approval Notice to the Borrower for each of the Approved Loans identified in the applicable Loan Tape for inclusion in the Collateral Portfolio on the applicable Cut-Off Date;

(f)             no Event of Default has occurred and is continuing, or would result from such Pledge, and no Unmatured Event of Default exists and is continuing, or would result from such Pledge (other than, with respect to any Pledge of an Eligible Loan necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(g)            the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Pledge to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01         Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as to itself, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loans being pledged as of such Cut-Off Date), as of each applicable Advance Date, as of each Determination Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a)            Organization, Good Standing and Due Qualification. It is duly formed or incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or the Borrower’s ownership of the Loans and the Collateral Portfolio requires such qualification, except, in each case, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)            Power and Authority; Due Authorization; Execution and Delivery. It has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c)            Binding Obligation. This Agreement and each of the Transaction Documents to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d)            All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by it of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loans or the transfer of an ownership interest or security interest in such Loans, other than such as have been met or obtained and are in full force and effect, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)            No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Pledge of the Collateral Portfolio and the fulfillment of the terms hereof or thereof will not (i) create any Lien on the Collateral Portfolio other than Permitted Liens, or (ii) violate any Applicable Law or the Borrower LLC Agreement or (iii) violate any material contract or other material agreement to which it is a party or by which it or any of its property or assets may be bound.

(f)            No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against it or any of its properties, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)            Selection Procedures. In selecting the Loans to be Pledged pursuant to this Agreement, no selection procedures were employed which are intended (or would reasonably be expected) to be adverse to the interests of the Lenders.

(h)            Bulk Sales. The grant of the security interest in the Collateral Portfolio by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i)             Pledge of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Pledge of such Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(j)            Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents, or (iii) any obligation to fund any Loan constituting a Revolving Loan or Delayed Draw Loan.

(k)            Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(l)            No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects its performance of its obligations under this Agreement or any Transaction Document to which it is a party.

(m)            Taxes. The Borrower is and has always been a disregarded entity for U.S. federal income tax purposes. The Borrower has timely filed or caused to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and has paid or caused to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP.

(n)            Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral Portfolio (other than those delivered to the Collateral Custodian)) is located at the address set forth in Section 11.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(o)            Tradenames. Except as permitted hereunder, the Borrower has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names under which it has done or is doing business.

(p)            Solvency. It is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. It is Solvent, and the transactions under this Agreement and any other Transaction Document to which it is a party do not and will not render it not Solvent. It is paying its debts as they become due (subject to any applicable grace period); and it, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(q)            No Subsidiaries. The Borrower has no Subsidiaries other than in connection with retaining equity pursuant to Section 6.05.

(r)            Value Given. The Borrower has given fair consideration and reasonably equivalent value to each applicable transferor of Eligible Loans in consideration for the transfer to the Borrower of the Eligible Loans. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the relevant transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s)            Reports Accurate. All Servicer Certificates, Monthly Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower (or the Servicer on behalf of the Borrower) to the Facility Agent, the Collateral Agent, the Lenders, or the Collateral Custodian in connection with this Agreement (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) are, as of their respective dates, accurate, true and correct in all material respects and no such document or certificate omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading in any material respect (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Facility Agent for delivery to the Lenders from time to time); provided that, solely with respect to written or electronic information furnished by the Borrower (or the Servicer on behalf of the Borrower) which was provided to the Borrower (or the Servicer on behalf of the Borrower) from an Obligor with respect to a Loan, such information need only be, as of the date such information was furnished by the Borrower (or the Servicer on behalf of the Borrower) accurate, true and correct in all material respects to the actual knowledge of the Borrower and the Servicer.

(t)            Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(u)            No Adverse Agreements. The Borrower is not a party to any agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral Portfolio contemplated by Section 2.13.

(v)            Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default or an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Facility Agent as such).

(w)            Servicing Standard. Each of the Loans was underwritten or acquired and is being serviced in conformance with the Servicing Standard, including without limitation, the standard underwriting, credit, collection, operating and reporting procedures and systems, as applicable, of the Servicer.

(x)            ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all benefits vested under each “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (each, a “Pension Plan”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan years. No failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), withdrawals from a Pension Plan subject to Section 4063 of ERISA during a plan year in which the Borrower or any ERISA Affiliate of the Borrower was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA or Reportable Events have occurred with respect to any Pension Plan that, in the aggregate that, in any case of the foregoing, would reasonably be expected to result in a Material Adverse Effect. No notice of intent to terminate a Pension Plan that is established or maintained by the Borrower has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan that is established or maintained by the Borrower and no event has occurred or condition exists that could be reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan sponsored or maintained by Borrower, except, in any case of the foregoing, that would reasonably be expected to result in a Material Adverse Effect.

(y)            Benefit Plan Investor. The Borrower is not a Benefit Plan Investor and will not be a Benefit Plan Investor at any time during the terms of this Agreement.

(z)            Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Facility Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges (it being understood and acknowledged that the Borrower is an entity disregarded from the Servicer for U.S. federal income tax purposes).

(aa)       Broker-Dealer. The Borrower is not a broker-dealer under the provisions of the Exchange Act.

(bb)       Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents, as applicable, on the Loans have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral Portfolio. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, a Lien on the Collection Account.

(cc)       Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(dd)       Compliance with Law. It has complied in all material respects with all Applicable Law to which it may be subject.

(ee)       Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio Pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein.

(ff)       Set-Off, etc. No Loan in the Collateral Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Equityholder or the Obligor thereof, and no Loan in the Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Equityholder or the Obligor (unless the Obligor thereof effected such change without the consent or agreement of the Borrower in accordance with the Loan Agreements) with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Portfolio otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.

(gg)       Full Payment. As of the applicable Cut-Off Date, the Borrower has no knowledge of any fact which would reasonably lead it to expect that any Eligible Loan will not be paid in full.

(hh)       Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment, in each case, except as otherwise specified in the Loan Agreements pertaining to such Loan. As of the applicable Cut-Off Date for the Loan related to such Underlying Collateral, none of the Borrower, the Equityholder nor the Servicer has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii)            Sanctions. None of the Borrower, any Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower nor any Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Affiliate of the foregoing (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or, to the Borrower’s knowledge, any Related Party, to be in breach of any Sanctions. To the Borrower’s knowledge, no investor in the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower is a Sanctioned Person. The Borrower will notify each Lender and Facility Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

(jj)       Security Interest.

(i)            This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral Portfolio in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)            the Collateral Portfolio is comprised of “instruments”, “security entitlements”, “general intangibles”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC) and/or such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(jj);

(iii)            with respect to any portion of the Collateral Portfolio that constitutes “security entitlements”:

a.            all of such security entitlements have been credited to one of the Accounts and, if such Account is a securities account under the UCC, the securities intermediary for each Account has agreed to treat all assets credited to such Account as “financial assets” within the meaning of the applicable UCC;

b.            the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Accounts; and

c.            the Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Facility Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Facility Agent), which Notice of Exclusive Control has not been rescinded, the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments without further consent of the Borrower;

(iv)            all Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v)            with respect to any Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Facility Agent), which Notice of Exclusive Control has not been rescinded, to direct disposition of the funds in such deposit account without further consent of the Borrower;

(vi)            the Borrower owns and has good and marketable title to (or, with respect to assets securing any Loans, a valid security interest in) the Collateral Portfolio free and clear of any Lien (other than Permitted Liens) of any Person; provided that, with respect to any Assigned Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the Elevation (as defined in the Master Participation Agreement) of such Assigned Participation Interest;

(vii)            the Borrower has received all consents and approvals required by the terms of each Loan to the granting of a security interest in each such Loan hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii)           the Borrower has authorized the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Collateral Agent in the Loans included in the Collateral Portfolio and that portion of the Collateral Portfolio in which a security interest may be perfected by the filing of a UCC financing statement granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement; provided that no filings will be required in respect of real property;

(ix)            other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Portfolio. The Borrower has not authorized the filing of and is not aware of any UCC financing statements against the Borrower that include a description of collateral covering the Collateral Portfolio other than any UCC financing statement (A) related to the closing of a Permitted Securitization or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent or the Borrower, as applicable, on or prior to the Closing Date. The Borrower is not aware of the filing of any judgment or Tax lien filings (other than any Permitted Lien) against the Borrower;

(x)            all original executed copies of each underlying promissory note issued to the Borrower or copies of each loan register including the Borrower, as applicable, that constitute or evidence each Loan has been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xi)            other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loans solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in Section 12.11 may serve as such acknowledgement;

(xii)            none of the underlying promissory notes (if any) that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(xiii)            with respect to any portion of the Collateral Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Account Bank, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security, or has been credited to an Account or another securities account for which a securities intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account; and

(xiv)            with respect to any portion of the Collateral Portfolio that constitutes an “uncertificated security”, that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security, or shall cause such uncertificated security to be credited to an Account or another securities account for which a securities intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account.

(kk)       Commercial Activity. The Borrower represents and warrants that the making and performance of the Transaction Documents by the Borrower constitute private and commercial acts rather than public or governmental acts. The Borrower is not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit, set-off or proceeding, or the service of process in connection therewith, arising under the Transaction Documents.

(ll)       Corporate Separateness. The Borrower acknowledges that the Facility Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as an entity being separate from the Equityholder. Therefore, from and after the date of execution and delivery of this Agreement, the Borrower shall take all reasonable steps to maintain its identity as an entity with assets and liabilities separate and distinct from those of the Equityholder and not a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Borrower will not hold itself out to third parties as liable for the debts of the Equityholder.

(mm)       Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(nn)         Reaffirmation of Representations and Warranties. On each day that any Advance is made hereunder, the Borrower shall be deemed to have certified that all representations and warranties described in Section 4.01 and Section 4.02 are correct in all material respects on and as of such day to the same extent and as though made on and as of such day, except for any such representations or warranties which are made as of a specific date.

Section 4.02       Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loans being pledged as of such Cut-Off Date), as of each applicable Advance Date, each Determination Date, and any date which Loans are Pledged hereunder and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required or deemed to be made (unless a specific date is specified below):

(a)            Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Borrower’s rights in the Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of the Required Loan Documents to the Collateral Custodian, the crediting of Loans to the Accounts and the filing of the financing statements, shall be a valid and first priority perfected security interest in the Loans forming a part of the Collateral Portfolio and in that portion of the Loans in which a security interest may be perfected by filing a UCC financing statement, subject only to Permitted Liens. No Person claiming through or under the Borrower shall have any claim to or interest in the Accounts and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property as a debtor for purposes of the UCC.

(b)            Eligibility of Collateral Portfolio. (i) The Loan Tape, and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loans contained in the Collateral Portfolio as of such date of determination and the information contained therein with respect to the identity of each such Loan and the amounts owing thereunder is true and correct as of the related date thereof, (ii) each Loan designated on any Borrowing Base Certificate as an Eligible Loan and each Loan included as an Eligible Loan in any calculation of the Borrowing Base or a Borrowing Base Deficiency is an Eligible Loan as of such date and (iii) with respect to each Loan contained in the Collateral Portfolio, all requisite consents, licenses, approvals or authorizations or declarations of or registrations with any Governmental Authority or any Person have been duly obtained, effected or given, are in full force and effect and have been received by the Borrower, in connection with the transfer of a security interest therein, and duly delivered to the Collateral Agent, for the benefit of the Secured Parties. For the avoidance of doubt, any inaccurate representation that a Loan is an Eligible Loan hereunder shall not constitute an Event of Default if the Borrower complies with Section 2.07(b) hereunder.

Section 4.03       Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loans being pledged as of such Cut-Off Date), as of each applicable Advance Date, each Determination Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a)            Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware (except as such jurisdiction is changed as permitted hereunder), with all requisite limited liability company power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)            Due Qualification. The Servicer is duly qualified to do business as a limited liability company and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses or approvals; except in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d)            Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of formation, the Servicer’s operating agreement or any material contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such contractual obligation, other than Permitted Liens, or (iii) violate any Applicable Law in any material respect, except as would not reasonably be expected to have a Material Adverse Effect.

(f)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)            All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained, other than where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(h)            Reports Accurate. No Servicer Certificate, Monthly Report, Notice of Borrowing, Borrowing Base Certificate or any portion thereof and no other information, exhibit, financial statement, document, book, record or report furnished by the Servicer (including on behalf of the Borrower) to the Facility Agent, the Collateral Agent, the Lenders or the Collateral Custodian in connection with this Agreement (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) is inaccurate in any material respect as of the date it is dated, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading in any material respect (when taken as a whole and after giving effect to all written updates provided by the Servicer on its behalf to the Facility Agent for delivery to the Lenders from time to time); provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan, such information need only be accurate, true and correct in all material respects to the knowledge of the Servicer.

(i)            Servicing Standard. The Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Loans and each of its other duties hereunder.

(j)            Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio and the Loans therein transferred or Pledged hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein.

(k)            Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or any Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(l)            Eligible Loans. Each Loan included in any calculation of the Borrowing Base as an Eligible Loan in any report or certification hereunder was, in fact, an Eligible Loan at such time.

(m)            Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or the other Transaction Documents (including, without limitation, the use of the Proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(n)            Security Interest. The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and first priority perfected security interest in the Loans and that portion of the Collateral Portfolio in which a security interest may be perfected by filing (except for any Permitted Liens). All UCC filings as are necessary for the perfection of the Secured Parties’ security interest in the Loans and that portion of the Collateral Portfolio in which a security interest may be perfected by filing have been (or prior to the applicable Advance will be) made; provided that filings in respect of real property shall not be required.

(o)            [Reserved].

(p)            Environmental. With respect to each item of Underlying Collateral, to the actual knowledge of a Responsible Officer of the Servicer: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment, in each case, except as would not reasonably be expected to have a Material Adverse Effect; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment, in each case, except as otherwise specified in the Loan Agreements pertaining to such Loan. The Servicer has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Servicer have knowledge that any such notice will be received or is being threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(q)            No Injunctions. No injunction, writ, restraining order or other order of any nature materially and adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(r)            Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents, as applicable, on the Loans have been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral Portfolio.

(s)            Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Facility Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges (provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes).

(t)            Servicer Default. No event has occurred and is continuing which constitutes a Servicer Default (other than any Servicer Default which has previously been disclosed to the Facility Agent as such).

(u)            Broker-Dealer. The Servicer is not a broker-dealer under the provisions of the Exchange Act.

(v)            Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject, and no Loan in the Collateral Portfolio contravenes in any material respect any Applicable Law.

(w)            [Reserved.]

(x)            Sanctions. None of the Servicer, any Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer nor any Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer and, to the Servicer’s knowledge, no Affiliate of the foregoing (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Servicer’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or to the Servicer’s knowledge, any Related Party, to be in breach of any Sanctions. To the Servicer’s knowledge, no investor in the Servicer, any person directly or indirectly Controlling the Servicer nor any Person directly or indirectly Controlled by the Servicer is a Sanctioned Person. The Servicer will notify each Lender and Facility Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

Section 4.04       Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a)            Organization; Power and Authority. It is a trust company with corporate trust powers, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b)            Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c)            No Conflict. The execution and delivery of this Agreement, and the performance of the transactions contemplated hereby and the fulfillment of the terms hereof, will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d)            No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e)            All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f)            Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.05       Representations and Warranties of each Lender.(a)       Each Lender hereby individually represents and warrants, as to itself, that it is a “qualified purchaser” under the 1940 Act.

Section 4.06       Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants, as of the Closing Date, as follows:

(a)            Organization; Power and Authority. It is a duly organized and validly existing limited purpose national banking association with corporate trust powers in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b)            Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c)            No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d)            No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e)            All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f)            Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V

GENERAL COVENANTS

Section 5.01       Affirmative Covenants of the Borrower. From the Closing Date until the Collection Date:

(a)            Organizational Procedures and Scope of Business. It will observe all organizational procedures required by the Borrower LLC Agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, it will limit the scope of its business to the following purpose: (i) to acquire (including by way of capital contribution), own, hold, sell, transfer, participate, service, foreclose on, exercise rights or remedies under, syndicate, invest in, convey, safe keep, dispose of, pledge, assign, secure, borrow money against, finance or otherwise deal with from time to time, publicly or privately and whether with unrelated third parties or with affiliated entities, the Portfolio Assets, Permitted Investments and Equity Securities and any property or instruments related thereto; (ii) to enter into and perform its obligations under the Transaction Documents and the other agreements, instruments and notes to be delivered from time to time in connection therewith, including any agreement to which it is a party pursuant to or in connection with which any Portfolio Assets acquired or sold; (iii) to take any and all other action necessary to maintain the existence of the Borrower as a limited liability company in good standing under the laws of the State of Delaware and/or to qualify the Borrower to do business as a foreign limited liability company in any other state in which such qualification is required; (iv) to establish bank accounts as are necessary, convenient or advisable to accomplish the activities set forth herein or in the Transaction Documents; (v) to contract with third parties to provide services as may be required from time to time by the Borrower, including, without limitation, legal, investment, accounting, data processing, administrative and management services; (vi) to invest the proceeds derived from the pledge, financing, sale or ownership of the Permitted Investments and to make distributions to its members, in each case as determined by the initial member and to the extent not prohibited by the Transaction Documents; and (vii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b)            Special Purpose Entity Requirements. The Borrower will at all times: (i)  have a manager or board of managers or similar governing body separate from that of the Equityholder and any other Person and maintain at least one Independent Director; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Equityholder and any other Person; (iv) file its own tax returns, if any, as may be required under Applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division or disregarded entity for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (v) except as contemplated by the Transaction Documents, not commingle its assets with the assets of any other Person; (vi) conduct its business in its own name and comply with all organizational formalities necessary to maintain its separate existence from any other Person; (vii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of the Equityholder or its direct or indirect parent (if any) in consolidated financial statements; provided that all audited financial statements of the Equityholder that are consolidated to include the Borrower will contain detailed notes clearly stating that (1) all of the Borrower’s assets are owned by the Borrower and (2) the Borrower is a separate legal entity; (viii) except as expressly permitted by the Transaction Documents, maintain an arm’s-length relationship with its Affiliates and the Equityholder and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction (provided that they may make capital contributions or capital distributions permitted under the terms and conditions of its governing documents and properly reflected on its books and records); (ix) pay the salaries of its own employees, if any; (x) not hold out its credit or assets as being available to satisfy the obligations of others; (xi) allocate fairly and reasonably any overhead for shared office space; (xii) to the extent used, use separate stationery, invoices and checks; (xiii) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xiv) correct any known misunderstanding regarding its separate identity; (xv) maintain adequate capital in light of its contemplated business purpose, transactions, liabilities and operations and pay its operating expenses and liabilities from its own assets; (xvi) cause its manager to observe in all material respects all applicable entity formalities; (xvii) not acquire the obligations or any securities of its Affiliates (other than any Loans and other investments permitted under the Transaction Documents); (xviii) cause its directors, officers, agents, managers and other representatives to act at all times with respect to the Borrower consistently with and in furtherance of the foregoing and in the best interests of the Borrower; and (xix) hold title to its assets in its own name.

(c)            Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its corporate existence, (ii) maintain its rights and franchises in the jurisdiction of its formation and (iii) qualify and remain qualified to do business in any other jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.

(d)            Compliance with Legal Opinions. It shall take all other actions necessary to maintain in all material respects the accuracy of the factual assumptions set forth in the legal opinions of Latham & Watkins LLP, as special counsel to the Borrower, relating to the issues of substantive consolidation and true contribution of the Loans.

(e)            Deposit of Collections. The Borrower shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(f)            Disclosure of Purchase Price. The Borrower shall disclose to the Facility Agent the Purchase Price and the Adjusted Purchase Price for each Loan in the Loan Tape.

(g)            Obligor Defaults and Bankruptcy Events. It shall give, or shall cause the Servicer to give, notice to the Facility Agent and the Lenders promptly, but in any event within five (5) Business Days, of its actual knowledge of the occurrence of any payment default by an Obligor under any Loan or any Bankruptcy Event with respect to any Obligor under any Loan.

(h)            Required Loan Documents. Notwithstanding anything herein to the contrary, the Borrower shall deliver or cause to be delivered to the Collateral Custodian a hard copy or electronic copy of the Loan Checklist and the Required Loan Documents pertaining to each Loan within five (5) Business Days of the applicable Cut-Off Date; provided that any financing statement or other document required to be file stamped by a Governmental Authority shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the applicable Cut-Off Date).

(i)            Taxes. It will file or cause to be filed its tax returns, if any, and pay any and all Taxes imposed on it or its property as required by the Transaction Documents unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves are being maintained, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(j)            Notice of Event of Default. It shall notify the Facility Agent, the Collateral Agent and each Lender of the occurrence of any Event of Default or Unmatured Event of Default under this Agreement promptly upon, and in any event within three (3) Business Days of obtaining actual knowledge of such event (other than following notice from the Facility Agent). In addition, no later than three (3) Business Days following its knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, it will provide to the Facility Agent and the Collateral Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto. Notwithstanding the foregoing, the Borrower’s obligations under this Section 5.01(j) shall not require it to provide such notice and statement to the extent the same have already been provided by the Servicer pursuant to Section 5.03(f).

(k)            Notice of Material Events. It shall promptly notify the Facility Agent and each Lender upon becoming aware of any event or circumstance that would reasonably be expected to have a Material Adverse Effect.

(l)            Notice of Income Tax Liability. It shall furnish to the Facility Agent, the Collateral Agent and each Lender written notice within ten (10) Business Days of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) of which the Borrower is a member in an amount equal to or greater than $1,000,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(m)            Notice of Auditors’ Management Letters. It shall promptly notify the Facility Agent and each Lender after the receipt of any auditors’ management letters received by it or by its accountants.

(n)            [Reserved].

(o)            Notice of Proceedings. It shall notify the Facility Agent, as soon as possible and in any event within three (3) Business Days, after it receives notice or obtains knowledge thereof, of (A) any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower, the Equityholder or the Servicer or any of their Subsidiaries and (B) (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower that could reasonably be expected to result in liability to such Person or reduce the value of the Collateral Portfolio, in each case, in excess of $100,000 (after any expected insurance proceeds) and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer that could reasonably be expected to result in liability to the Servicer in excess of $10,000,000 (after any expected insurance proceeds).

(p)            Notice of ERISA Reportable Events. It shall promptly notify the Facility Agent, the Collateral Agent and each Lender after receiving notice of any Reportable Event with respect to any Pension Plan sponsored or maintained by Borrower, and after receiving notice of any Reportable Event with respect to any Pension Plan sponsored or maintained by any entity that is, to the knowledge of Borrower, an ERISA Affiliate of Borrower (other than Borrower), and provide them with a copy of such notice.

(q)            Notice of Benefit Plan Investor Status. It shall promptly notify the Facility Agent and each Lender in the event the Borrower becomes a Benefit Plan Investor.

(r)            Notice of Accounting Changes. As soon as possible and in any event within three (3) Business Days after becoming aware of the effective date thereof, it will provide to the Facility Agent and each Lender notice of any material change in the accounting policies of the Borrower.

(s)            Additional Documents. It shall provide the Facility Agent, the Collateral Agent and each Lender with copies of such documents as the Facility Agent or any such Lender may reasonably request in connection with the transactions contemplated by this Agreement, including for purposes of due diligence or “know your client” procedures.

(t)            Protection of Security Interest. With respect to each Loan contained in the Collateral Portfolio originated or acquired by the Borrower, the Borrower will (i) (at the expense of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder, under the Contribution Agreement and Permitted Liens, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) (at the expense of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral Portfolio being Pledged hereunder including authorizing the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral Portfolio (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iii) permit the Facility Agent, its agents or representatives (who may be accompanied by representatives of any requesting Lender) to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters, in each case, other than (I) documents, books or records marked as protected by attorney client privilege and (II) documents, books, records and other information which such Person may not disclose without violating Applicable Law (provided that such visits shall be limited to once (which total shall include any visits to the offices of the Servicer pursuant to Sections 5.03(d) and 6.10 but shall exclude the annual agreed upon procedures audit) in any calendar year unless an Event of Default has occurred hereunder, in which event the number of visits shall not be limited) and (iv) take all additional action that the Facility Agent, any Lender or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral Portfolio, or to enable the Facility Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(u)            Liens. It will promptly notify the Facility Agent, the Collateral Agent and each Lender of the existence of any Lien on any portion of the Collateral Portfolio (other than Permitted Liens) and it shall use commercially reasonable efforts to defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under all or any portion of the Collateral Portfolio, as applicable, against all claims of third parties (other than with respect to Permitted Liens).

(v)            Other Documents. At any time from time to time upon prior written request of the Facility Agent, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Facility Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest in the Collateral Portfolio (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Facility Agent may reasonably request).

(w)            Compliance with Law. It shall at all times comply in all material respects with all Applicable Law applicable to it or any of its assets (including, without limitation, Environmental Laws, and all federal securities laws), and it shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(x)            Proper Records. It shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.

(y)            Satisfaction of Obligations. It shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(z)            Performance of Covenants. It shall comply in all material respects with the provisions of all other contracts or agreements to which it is a party or by which it is bound, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(aa)         Payment of Taxes. The Borrower shall pay and discharge all federal, state and other material Taxes, levies, liens and other charges on it or its assets and on the Collateral Portfolio that, in each case, in any manner would create any lien or charge upon the Collateral Portfolio, except for such Taxes which shall not at the time be due and payable or are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(bb)         Tax Treatment of the Advances. Each party hereto shall treat the Advances advanced hereunder as indebtedness for U.S. federal income tax purposes and shall file any and all tax forms in a manner consistent therewith. Each party hereto agrees that the Advances are not governed by the rules set out in Treasury Regulations Section 1.1275-4 and that the parties will not file any tax return, report or declaration inconsistent with the foregoing.

(cc)          Maintenance of Records. It will maintain records with respect to the Collateral Portfolio and the conduct and operation of its business with no less a degree of prudence than if the Collateral Portfolio were held by the Borrower for its own account and will furnish the Facility Agent, upon the reasonable request by the Facility Agent, information with respect to the Collateral Portfolio and the conduct and operation of its business.

(dd)         Obligor Notification Forms. It shall furnish the Collateral Agent and the Facility Agent with an appropriate power of attorney to send (at the Facility Agent’s discretion on the Collateral Agent’s behalf, after the occurrence and during the continuation of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Facility Agent on the Collateral Agent’s behalf.

(ee)          Officer’s Certificate. On or before December 31 of each year, beginning in 2024, the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Facility Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Facility Agent, that there is no other interest in the Collateral Portfolio based on any tax or judgment lien.

(ff)           Continuation Statements. The Borrower shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i)            authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement and the Secured Parties hereby authorize the Borrower to file such continuation statements; and

(ii)           deliver or cause to be delivered to the Collateral Agent, the Facility Agent and each Lender an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that no UCC financing statements shall be required to continue the effectiveness of the security interest hereunder, provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(gg)         Solvency. It will remain Solvent. It shall promptly notify the Facility Agent and each Lender of the occurrence of any event with respect to it that causes it to fail to be Solvent promptly upon, and in any event within two (2) Business Days of, obtaining actual knowledge of such event.

(hh)         Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

(ii)            Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall, each Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower and each Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Affiliate of the foregoing shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure that it does not use any of the credit hereunder in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(jj)       Notice of Certain Changes to Beneficial Ownership Certification. If the Borrower is a “legal entity customer” under the Beneficial Ownership Regulation, it shall promptly give notice to the Facility Agent of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.

(kk)       Know Your Customer. Promptly upon the request of any Lender, the Collateral Agent or the Facility Agent (on behalf of itself or any Lender or any prospective Lender), the Borrower shall supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Lender, the Collateral Agent or the Facility Agent, as applicable, in order for it to carry out and be satisfied with the results of all necessary and customary “know your customer” or other checks in relation to the Borrower under all Applicable Laws and regulations pursuant to the transactions contemplated hereunder and under the other Transaction Documents.

Section 5.02       Negative Covenants of the Borrower. From the Closing Date until the Collection Date:

(a)            Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person; (ii) engage, directly or indirectly, in any business, other than the actions required or not prohibited to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents and arising in connection with ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any Capital Stock or other securities (other than any equity or other securities retained pursuant to Section 6.05) of, any Person, and that the Borrower may invest in those Loans and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, division, sale or other transfer of any of its assets outside the ordinary course of its business other than such activities as are expressly permitted pursuant to this Agreement; (vii) create, form or otherwise acquire any Subsidiaries; or (viii) release, sell, transfer, convey or assign any Loan unless in accordance with the Transaction Documents.

(b)            Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower LLC Agreement shall reflect) that the consent of the Independent Director is required for the Borrower to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any Applicable Law now or hereafter in effect, to seek relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against the such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any Applicable Law now or hereafter in effect, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

(c)            Protection of Title. It shall not take any action prohibited hereunder which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral Portfolio.

(d)            Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any Person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any Person other than the Facility Agent and the Lenders, in each case, except as otherwise expressly permitted under the Transaction Documents.

(e)             Liens; Indebtedness; Guarantees. It shall not create, incur, assume or permit to exist any (i) Indebtedness other than Indebtedness permitted under the Transaction Document or (ii) Lien, encumbrance or security interest (other than Permitted Liens) in or on any of the Loans contained in the Collateral Portfolio and subject to the security interest granted thereby to the Collateral Agent pursuant to this Agreement. It shall not enter into any material agreement which prohibits the creation or assumption of any Lien (other than Permitted Liens) upon the Loans or other Collateral Portfolio, whether now owned or hereafter acquired, other than the Transaction Documents. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

(f)            Organizational Documents. It shall not amend, modify or terminate any of the special purpose entity provisions of the constituent documents of the Borrower and will not otherwise amend, modify, waive or terminate any of such agreements in any manner that is materially adverse to the Lenders or otherwise prohibited under this Agreement without the prior written consent of the Facility Agent.

(g)            Merger; Consolidation. It shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale of substantially all of its assets (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or permit the same to occur without the prior written consent of the Facility Agent in its sole discretion.

(h)            Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the origination, funding, purchase or other permitted acquisition by the Borrower of Eligible Loans for inclusion in the Collateral Portfolio from the Equityholder on a “true sale” or “true contribution” basis pursuant to the terms of the Contribution Agreement or from third parties, as applicable (for the avoidance of doubt, the Borrower may pay the proceeds of an Advance against any such Eligible Loan as a dividend or otherwise and such payment shall be deemed to constitute the payment of all or a portion of the purchase price of such Eligible Loan hereunder, to the extent the context requires), (ii) to pay fees and expenses in connection with the transactions contemplated under this Agreement, (iii) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of the Revolving Loans and Delayed Draw Loans included in the Collateral Portfolio pursuant to Section 2.02(f), Section 2.04 or as otherwise permitted herein and (iv) to distribute such proceeds to the Equityholder (so long as such distribution is expressly permitted pursuant to Section 5.02(l)).

(i)            Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio (other than Excluded Amounts) other than with respect to any assets released from the Lien of the Collateral Agent in accordance with the terms and conditions of this Agreement.

(j)            Compliance with Sanctions. None of the Borrower, any Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower nor any Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Affiliate of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each such Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Borrower will notify each Lender and the Facility Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

(k)            Extension or Amendment of Collateral Portfolio. The Borrower will not, except as otherwise permitted in Section 6.04(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan (including the Underlying Collateral).

(l)            Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment other than, so long as no Event of Default nor any Unmatured Event of Default has occurred, is continuing or would result therefrom (including any such Event of Default or Unmatured Event of Default arising or which would arise as a result of any Borrowing Base Deficiency), as applicable, and to the extent otherwise permissible hereunder (i) distributions to the Equityholder from the proceeds of any Advance hereunder and (ii) amounts released to the Borrower in accordance with Section 2.04 and amounts on deposit in the Interest Collection Account that would have been distributed pursuant to Section 2.04(a) on the immediately preceding Payment Date but for the existence of an Unmatured Event of Default or Event of Default, as applicable, in each case, which has since been cured or waived in accordance with this Agreement.

(m)            ERISA Matters. The Borrower will not engage in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, assuming the Lenders are not using “plan assets” (as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) to make the Loans, and will not, if it could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect (a) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (b) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate of the Borrower may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (c) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, or (d) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan.

(n)            Instructions to Obligors. It will not make any change, or permit the Servicer to make any change, in its instructions to Obligors, agent banks or administrative agents on the Loans regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Facility Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Facility Agent).

(o)            Change of Jurisdiction, Location, Names or Location of Loan Files. It shall not change the jurisdiction of its formation, make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, it receives prior written consent from the Facility Agent (and, with respect to a change in the jurisdiction of its formation, the Lenders) of such change and, promptly upon issue, it delivers to the Facility Agent a copy of any certificate of change of name issued by the Secretary of State of the State of Delaware or other applicable governing body and such financing statements as the Facility Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Facility Agent may reasonably request in connection therewith. It will not change the location of its chief executive office unless prior to the effective date of any such change of location, it notifies the Facility Agent of such change of location in writing. It will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Files from the location thereof on the Closing Date, unless 30 days (or such shorter notice period as consented to by the Facility Agent) prior to the effective date of any such move, the Borrower notifies the Facility Agent of such move in writing. The Facility Agent will provide each Lender with a copy of any such financing statements, other documents and instruments, and notices promptly upon receipt thereof.

(p)            Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Facility Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges (it being understood and acknowledged that the Borrower is an entity disregarded from the Servicer for U.S. federal income tax purposes).

(q)            Affiliated Transactions. All Loans acquired by the Borrower shall be acquired at arm’s-length from an unaffiliated third party in the ordinary course except as expressly permitted under the Contribution Agreement and in accordance with the terms hereof, it being understood and agreed that, for administrative convenience, Loans acquired by the Transferor from Affiliates or third parties may be settled directly into the Borrower pursuant to an assignment in the manner contemplated by the Contribution Agreement.

Section 5.03       Affirmative Covenants of the Servicer. From the Closing Date until the Collection Date:

(a)            Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral Portfolio or any part thereof.

(b)            Preservation of Company Existence. The Servicer will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)            Obligations and Compliance with Collateral Portfolio. The Servicer will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply in all material respects with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral Portfolio and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral Portfolio. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith.

(d)            Keeping of Records and Books of Account.

(i)            The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all of the Collateral Portfolio and the identification of the Collateral Portfolio.

(ii)            The Servicer shall permit the Facility Agent (or any agents or representatives thereof) (who may be accompanied by representatives of any requesting Lender), to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and the Servicer’s management thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters (provided that such visits shall be limited to once (which total shall include any visits to the offices of the Borrower pursuant to Section 5.01(t) or to its offices pursuant to Section 6.10 but shall exclude the annual agreed upon procedures audit) in any calendar year unless an Event of Default has occurred and is continuing hereunder, in which event the number of visits shall not be limited).

(iii)            The Servicer will, mark its master data processing records and other books and records in a manner that accurately ensures all assets which constitute the Collateral Portfolio are clearly marked as being held in the Borrower’s name.

(e)            Preservation of Security Interest. The Servicer (at the Borrower’s expense) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent (subject to Permitted Liens), for the benefit of the Secured Parties, in, to and under the Loans and that portion of the Collateral Portfolio in which a security interest may be perfected by filing.

(f)            Notice of Events of Default. The Servicer will provide the Facility Agent and each Lender (with a copy to the Collateral Agent) with prompt written notice of the occurrence of each Event of Default and each Unmatured Event of Default upon, and in any event within three (3) Business Days of obtaining actual knowledge of such event (other than following notice from the Facility Agent). In addition, no later than five (5) Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Collateral Agent, the Facility Agent and each Lender a written statement of a Responsible Officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto. Notwithstanding the foregoing, the Servicer’s obligations under this Section 5.03(f) shall not require it to provide such notice and statement to the extent the same have already been provided by the Borrower pursuant to Section 5.01(j).

(g)            Taxes. The Servicer will file its tax returns, if any, and pay any and all Taxes imposed on it or its property as required under the Transaction Documents, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves are being maintained, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(h)            Other. The Servicer will promptly furnish to the Collateral Agent, the Facility Agent and each Lender such other information, documents, records or reports respecting the Collateral Portfolio or the condition or operations, financial or otherwise, of the Borrower or the Servicer (to the extent such information relates to the Collateral) as the Collateral Agent, any Lender or the Facility Agent may from time to time reasonably request in order to protect the interests of the Facility Agent, the Lenders, the Collateral Agent or Secured Parties under or as contemplated by this Agreement.

(i)            Notice of Proceedings Related to the Borrower, the Servicer, the Equityholder and the Transaction Documents. The Servicer shall notify the Facility Agent as soon as possible and in any event within five (5) Business Days after any Responsible Officer of the Servicer receives notice or obtains actual knowledge thereof of (A) any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Borrower or the Servicer, or the Equityholder or the Transaction Documents and (B) (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents or the Borrower that could reasonably be expected to result in liability to such Person or reduce the value of the Collateral Portfolio, in each case, in excess of $100,000 (after any expected insurance proceeds) and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer could reasonably be expected to result in liability to the Servicer in excess of $10,000,000 (after any expected insurance proceeds).

(j)            Deposit of Collections. The Servicer shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(k)           Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Servicer, each Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer and each Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer and, to the Servicer’s knowledge, any Affiliate of the foregoing shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure that it does not use any of the credit hereunder in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(l)            [Reserved.]

(m)          Notice of Proceedings Related to the Collateral Portfolio. The Servicer shall notify the Facility Agent, the Collateral Agent and each Lender as soon as possible and in any event within five (5) Business Days after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral Portfolio. For purposes of this Section 5.03(m), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio or the Collateral Agent’s or the Secured Parties’ interest in the Collateral Portfolio that could reasonably be expected to reduce the value of the Collateral Portfolio in excess of $500,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect.

(n)            Sanctions. The Servicer shall promptly, but no later than five (5) Business Days after becoming aware thereof, notify the Facility Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by the Borrower.

(o)            Instructions to Agents and Obligors. The Servicer shall direct any agent or administrative agent for any Loan to remit all payments and collections with respect to such Loan, and, if applicable, to direct the Obligor with respect to such Loan to remit all such payments and collections with respect to such Loan directly to the Collection Account. The Servicer shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to the Collateral Portfolio shall be deposited into the Collection Account.

(p)            Capacity as Servicer. The Servicer will ensure that, at all times hereunder, in any dealings or other activities with respect to the Loans, in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(q)            Audits. The Borrower shall retain a nationally recognized audit firm, acceptable to the Facility Agent in its sole discretion, to conduct a complete procedural review of the Loans included in the Collateral Portfolio in compliance with standards agreed upon by the Facility Agent and Servicer, as set forth in Schedule II hereto, within (i) 180 days after the Closing Date and (ii) annually thereafter. The Facility Agent shall promptly forward the results of such audit to the Servicer.

(r)            Access to Records. Prior to the Closing Date and periodically thereafter in the sole discretion of the Facility Agent, the Servicer shall (and shall cause the Borrower to) permit authorized representatives of the Facility Agent to visit the offices and inspect the records of the Servicer and/or the Borrower, as applicable, as set forth in, and subject to the provisions of, Section 6.10.

(s)            Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loans (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Loan Agreement) in accordance with the Servicing Standard; provided that, unless the Borrower is the sole lender under such Loan Agreement, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

Section 5.04       Negative Covenants of the Servicer. From the Closing Date until the Collection Date:

(a)            Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)            the Servicer has delivered to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof) an Officer’s Certificate stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(ii)           the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof);

(iii)           after giving effect thereto, no Event of Default or Servicer Default or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Default shall exist; and

(iv)            unless the Servicer is the surviving entity, the Facility Agent shall have consented in writing to such consolidation, merger, conveyance or transfer unless such surviving entity (A) is an Affiliate of the Servicer and (B) after the assignment, employs or utilizes the principal personnel performing the duties required under this Agreement who are substantially the same individuals who would have performed such duties had the consolidation, merger or transfer not occurred.

(b)            Change of Name or Location of Loan Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Collateral Portfolio from the address set forth under its name on the signature pages hereto, or change the jurisdiction of its formation, or (y) subject to Section 2.16 move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date, unless the Servicer has given at least 10 Business Days’ (or such shorter notice period as consented to by the Facility Agent) written notice to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof) and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.

(c)            Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors, agent banks or administrative agents, as applicable, on the Loans regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Facility Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, which upon the request of the Facility Agent shall be evidenced by an Opinion of Counsel reasonably acceptable to the Facility Agent (except with respect to priority)).

(d)            Extension or Amendment of Loans. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan (including the Underlying Collateral).

(e)            Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Facility Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges (it being understood and acknowledged that the Borrower is an entity disregarded from the Servicer for U.S. federal income tax purposes).

(f)            Compliance with Sanctions. None of the Servicer, any Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer nor any Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer and, to the Servicer’s knowledge, no Affiliate of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each such Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Servicer will notify each Lender and the Facility Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

Section 5.05       Affirmative Covenants of the Collateral Agent. From the Closing Date until the Collection Date:

(a)            Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b)            Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.06       Negative Covenants of the Collateral Agent. From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Facility Agent and the Borrower.

Section 5.07       Affirmative Covenants of the Collateral Custodian. From the Closing Date until the Collection Date:

(a)            Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b)            Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)            Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at its address located at 1776 Heritage Drive, North Quincy, MA 02171, unless notice of a different address is given in accordance with the terms hereof or unless the Facility Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

Section 5.08       Negative Covenants of the Collateral Custodian. From the Closing Date until the Collection Date:

(a)            Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement.

(b)            No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Facility Agent and the Borrower.

ARTICLE VI

ADMINISTRATION AND SerVICING OF CONTRACTS

Section 6.01       Appointment and Designation of the Servicer.

(a)            Initial Servicer. The Borrower, each Lender and the Facility Agent hereby appoint North Haven Private Income Fund LLC as Servicer, on behalf of the Borrower, subject to the terms and conditions of this Agreement, with the authority hereunder to manage, service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. Until the Facility Agent gives North Haven Private Income Fund LLC a Servicer Termination Notice in accordance with the terms of this Agreement, North Haven Private Income Fund LLC hereby accepts such appointment and agrees to perform, on behalf of the Borrower, the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Facility Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b)            Servicer Default. The Borrower, the Servicer, each Lender, the Equityholder, and the Facility Agent hereby agree that upon the occurrence and during the continuation of a Servicer Default, the Facility Agent in its sole discretion may (or at the written request of the Required Lenders, shall), by written notice to the Servicer (a “Servicer Termination Notice”), terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing and other functions under this Agreement and any other applicable Transaction Documents until the date specified in the Servicer Termination Notice (as such notice may be updated in writing by the Facility Agent and/or the Required Lenders, as applicable) or, if no such date is specified in such Servicer Termination Notice, until a date mutually agreed upon by the Servicer, the Borrower, the Facility Agent and/or the Required Lenders, and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, any Servicing Fees therefor accrued until such date. After such date, the Servicer agrees that it shall (i) terminate its activities as Servicer hereunder in a manner that the Servicer reasonably believes (in consultation with and subject to the direction of the Facility Agent and/or the Required Lenders, including without limitation under any applicable power of attorney) will facilitate the transition of the performance of such activities to a successor Servicer pursuant to this Agreement, (ii) remain subject to the Servicing Standard, (iii) take all necessary or appropriate actions to facilitate the transfer of all relevant information and documents to any such successor Servicer and cooperate therewith to effect such transfer in an expeditious manner and (iv) use commercially reasonable efforts to assist the successor Servicer in assuming such obligations, in each case, until such time as a successor Servicer shall assume each and all of the Servicer’s obligations hereunder and under any other Transaction Document or other instrument authorized or required thereby and agree to manage, service and administer the Collateral Portfolio on the terms and subject to the conditions set forth herein.

(c)            Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice, the Facility Agent may (or shall, at the direction of the Required Lenders) nominate a replacement Servicer, which shall be an experienced Servicer of nationally recognized standing, and appoint a new Servicer (any such appointed new Servicer, the “Replacement Servicer”). In each case, all authority, power, rights and obligations of the Servicer shall pass to and be vested in such Replacement Servicer which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Facility Agent (in its sole discretion) and the Required Lenders. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer becomes the successor to the Servicer.

(d)            Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that, the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the terminated Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.

(e)            Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral Portfolio.

(f)            Subcontracts. The Servicer may, with the prior written consent of the Facility Agent, subcontract with any other Person for servicing, administering or collecting the Collateral Portfolio; provided that (i) the Servicer shall select any such Person with reasonable care, in accordance with the Servicing Standard, and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Default; provided, further, that in the event of any such subcontract, (A) the Servicer shall be and remain primarily liable to the Facility Agent, the Collateral Agent and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (B) the Facility Agent and the Collateral Agent shall be entitled to deal exclusively with the Servicer in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.

(g)            Waiver. The Borrower hereby acknowledges that, after delivery of a Servicer Termination Notice, the Facility Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower hereby waives any and all claims against the Facility Agent, each Lender and their respective Affiliates, the Collateral Agent and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Facility Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

Section 6.02       Duties of the Servicer.

(a)            Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral Portfolio from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the delivery of a Servicer Termination Notice, but subject to the terms of this Agreement (including, without limitation, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral Portfolio and take or refrain from taking any and all actions with respect to the Collateral Portfolio. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i)            supervising the Collateral Portfolio, including communicating with Obligors, considering amendments, providing consents and waivers, enforcing and collecting on the Collateral Portfolio and otherwise managing the Collateral Portfolio on behalf of the Borrower;

(ii)            maintaining all necessary servicing records with respect to the Collateral Portfolio and providing such reports to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof) and each Lender (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral Portfolio (including information relating to its performance under this Agreement) as may be required hereunder or as the Facility Agent or any Lender may reasonably request;

(iii)           maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral Portfolio in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral Portfolio;

(iv)           promptly delivering to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof), the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Facility Agent, each Lender, the Collateral Custodian or the Collateral Agent may from time to time reasonably request;

(v)            identifying each Loan in its internal servicing records to reflect the ownership of such Loan by the Borrower;

(vi)           notifying the Facility Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(vii)          using its best efforts to maintain the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio;

(viii)          maintaining the Loan File with respect to Loans included as part of the Collateral Portfolio; provided that, if the Servicer is in possession of any Required Loan Documents, the Servicer will hold such Required Loan Documents in a fireproof safe or fireproof file cabinet, except while such Required Loan Documents are in the process of being delivered to or received from the Collateral Custodian;

(ix)           directing the Account Bank to convert into Dollars any amounts on deposit in the Canadian Dollar Account, the Euro Account and/or the GBP Account, as applicable, and any other amounts denominated in an Eligible Currency other than Dollars, in each case, to the extent necessary to make all payments pursuant to the Monthly Report in accordance with Section 2.04;

(x)            directing the sale or substitution of Collateral Portfolio in accordance with Section 2.07.

(xi)            providing administrative assistance to the Borrower with respect to the acquisition and sale of and payment for the Loans;

(xii)           instructing the Obligors and the administrative agents on the Loans to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(xiii)          delivering the Loan Files and the Loan Tape to the Collateral Custodian;

(xiv)          preparing and delivering (or causing the preparation and delivery of) to the Borrower, the Collateral Agent and the Facility Agent on each Measurement Date a Borrowing Base Certificate setting forth the calculation of each Borrowing Base as of such Measurement Date; and

(xv)           complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Servicer acts as lead agent with respect to any Loan, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Loan Agreements has the right to do so. Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed that the performance by the Servicer of its duties hereunder shall be limited insofar as such performance would conflict with or result in a breach of any of the express terms of the related Loan Agreements; provided that the Servicer shall (a) provide prompt written notice to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof) upon becoming aware of such conflict or breach, (b) have determined that there is no other commercially reasonable performance that it could render consistent with the express terms of the Loan Agreements which would result in all or a portion of the servicing duties being performed in accordance with this Agreement, and (c) undertake all commercially reasonable efforts to mitigate the effects of such non-performance including performing as much of the servicing duties as possible and performing such other commercially reasonable and/or similar duties consistent with the terms of the Loan Agreements.

(b)            Notwithstanding anything to the contrary contained herein, the exercise by the Facility Agent, the Collateral Agent, each Lender and the other Secured Parties of their rights hereunder shall not release the Servicer (unless replaced by a Replacement Servicer in full satisfaction of the requirements hereunder with respect to replacement of the Servicer by a Replacement Servicer) or the Borrower from any of their duties or responsibilities with respect to the Collateral Portfolio. No Secured Party shall have any obligation or liability with respect to all or any portion of the Collateral Portfolio, nor shall any such Secured Party be obligated to perform any of the obligations of the Servicer hereunder, unless one of them becomes a Replacement Servicer hereunder.

(c)            Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Facility Agent, be applied as a collection of a payment by such Obligor in accordance with the Servicing Standard.

Section 6.03       Authorization of the Servicer.

(a)            Each of the Borrower, the Facility Agent, the Collateral Agent and the Lenders hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable actions determined by the Servicer, in accordance with the Servicing Standard, to be necessary or desirable and not inconsistent with the Pledge by the Borrower to the Collateral Agent, on behalf of the Secured Parties, of a security interest in the Collateral Portfolio that at all times ranks senior to that of any other creditor of the Borrower, to collect any and all amounts due under the Collateral Portfolio, including, without limitation, endorsing the name of any of the foregoing on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio, and, upon the delinquency of any portion of the Collateral Portfolio (to the extent permitted under and in compliance with Applicable Law) to commence proceedings with respect to enforcing the payment thereof. The Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral Portfolio. In no event shall the Servicer be entitled to make any Secured Party a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Facility Agent’s and the Borrower’s express prior written consent.

(b)            After the declaration of the Termination Date, at the direction of the Facility Agent, the Servicer shall take such action as the Facility Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio (including without limitation the execution of such further powers-of-attorney as the Facility Agent may request in its sole discretion); provided that the Facility Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Loan of the assignment of such Collateral Portfolio to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Facility Agent or any servicer, collection agent, sub-agent or account designated by the Facility Agent and, upon such notification and at the expense of the Borrower, the Facility Agent may enforce collection of any such Collateral Portfolio, and adjust, settle or compromise the amount or payment thereof.

(c)            In dealing with the Servicer and its duly appointed agents, neither the Facility Agent nor any Lender shall be required to inquire as to the authority of the Servicer or any such agent to bind the Borrower.

Section 6.04       Collection of Payments; Accounts.

(a)            Collection Efforts. The Servicer will use its commercially reasonable efforts and judgment to collect, or cause to be collected, all payments called for under the terms and provisions of the Loan Agreements with respect to the Loans included in the Collateral Portfolio as and when the same become due, all in accordance with the Servicing Standard. After the declaration of the Termination Date, the Servicer shall take such action as the Facility Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio and directs the Servicer.

(b)            Acceleration. If consistent with the Servicing Standard, the Servicer may accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan promptly after such Loan becomes defaulted.

(c)            Taxes and other Amounts. The Servicer will use commercially reasonable efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Loan Agreements.

(d)            Payments to Collection Account. On or before the applicable Cut-Off Date, the Servicer shall have instructed all Obligors, administrative agents or other agents, as applicable, with respect to a Loan to make all payments owing to the Borrower or otherwise owing in respect of any Loan and/or the Collateral Portfolio directly to the Collection Account; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.

(e)            Accounts. Each of the parties hereto hereby agrees that (i) each of the Accounts is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Account Control Agreement prior to the delivery of a Notice of Exclusive Control, the Borrower and the Servicer shall be entitled to exercise the rights that comprise each Financial Asset held in each Account which is a securities account and have the right to direct the disposition of funds in any Account which is a deposit account; provided that after the delivery of a Notice of Exclusive Control that has not been rescinded, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Facility Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in an Account that is a securities account to agree with the parties hereto that (A) (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) such property (other than cash) is to be treated as a Financial Asset, (B) all cash shall be credited to the applicable account and (C) regardless of any provision in any other agreement, for purposes of the UCC and, to the extent a securities account, for purposes of the Hague Convention on the law applicable to certain rights in respect of securities held by an intermediary (the “Hague Convention”), with respect to the Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and New York shall govern the issuers specified in Article 2(1) of the Hague Convention. All securities or other property underlying any Financial Assets credited to the Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank. The law of the State of New York governs the Accounts, including, without limitation, all issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (the “Hague Securities Convention”). To the extent that the Accounts, or any agreements between the Collateral Custodian and the Borrower with respect to the Accounts, are at any time governed by laws other than the laws of the State of New York, the parties hereto agree that such agreements are hereby amended to provide that the law of the State of New York shall govern the issues specified in Article 2(1) of the Hague Securities Convention.

(f)            Loan Agreements. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Account Bank, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the Pledge by the Borrower to the Collateral Agent, of any Loan in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents), or to treat such loan or participation as a financial asset. The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan Pledged to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.

(g)            Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall promptly notify the Facility Agent and the Collateral Agent and appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(h)            Custodianship; Transfer of Loans and Permitted Investments. Each time that the Borrower shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall, if such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation in accordance with the requirements set forth in the definition of “Required Loan Documents” to the Collateral Custodian to be credited by the Collateral Agent to the Collateral Account in accordance with the terms of this Agreement and the Account Control Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released.

Section 6.05       Realization Upon Loans. The Servicer may, in its discretion and consistent with the Servicing Standard, foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a defaulted Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. In addition, the Servicer may, consistent with the Servicing Standard, sell or otherwise transfer, or if it deems advisable to maximize recoveries, hold any defaulted Loan, equity or other securities received by the Borrower in connection with a default, workout, restructuring or plan of reorganization or similar event under a Loan. The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures including reasonable efforts consistent with the Servicing Standard, (x) to enforce all obligations of Obligors under the Loan Agreements and other legal documentation related to such defaulted Loan and (y) to foreclose upon, repossess and cause the sale of such Underlying Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may cause the sale of any such Underlying Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair value thereof, and any direction by the Servicer to the Collateral Agent to effect such sale shall be deemed to constitute a certification by the Servicer that such sale price is at least equal to the fair market value of such Underlying Collateral. In any case in which any such Underlying Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral unless such actions are consistent with the Servicing Standard. The Servicer will remit to the Collection Account the recoveries received in connection with the sale or disposition of Underlying Collateral relating to a defaulted Loan.

Section 6.06       Servicer Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to the Servicing Fee and reimbursement of its reasonable and documented out-of-pocket expenses as provided in Section 2.04.

Section 6.07       Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its Independent Accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer, on behalf of the Borrower, will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with this Agreement or the maintenance of the Accounts. The Borrower will reimburse the Servicer for any reasonable and documented out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04; provided that, to the extent funds are not so available on any Payment Date to reimburse such expenses incurred during the immediately ended Remittance Period, such reimbursement amount shall be deferred and payable on the next Payment Date on which funds are available therefor pursuant to Section 2.04 and such deferred reimbursement amount shall bear interest beginning on the Payment Date immediately following the Remittance Period in which such expenses were incurred until paid at an annual rate equal to the Yield Rate. For the avoidance of doubt, the Servicer shall remain liable for, and shall pay in accordance with the terms hereof, all expenses payable by it as set forth in this Section 6.07 or otherwise under this Agreement, notwithstanding any failure of the Servicer to be reimbursed on any Payment Date due to the insufficiency of funds. Following realization of the Collateral Portfolio and distribution of proceeds in the manner provided in Section 2.04, any claims of the Servicer against the Borrower in respect of any deferred reimbursement amount or otherwise shall be extinguished and shall not thereafter revive.

Section 6.08       Reports to the Facility Agent; Account Statements; Servicer Information.

(a)            Notice of Borrowing; Borrowing Base Certificate. On each Advance Date and on each reduction of Advances Outstanding pursuant to Section 2.18, the Borrower (or the Servicer on its behalf) will provide a Notice of Borrowing, a Notice of Reduction or a Notice of Permanent Reduction/Termination, as applicable, to the Facility Agent and each Lender (with a copy to the Collateral Agent), in each case, attaching a Borrowing Base Certificate, updated as of such date and giving pro forma effect to any such proposed Advance or reduction, as applicable. On each Measurement Date, the Servicer will provide a Borrowing Base Certificate, updated as of such date (or the related Reporting Date, as applicable), to the Facility Agent and each Lender (with a copy to the Collateral Agent).

(b)            Monthly Report. The Servicer shall prepare (based on information provided to it by the Facility Agent and the Lenders, as applicable) a monthly report in the form of Exhibit K (each such report, a “Monthly Report”) determined as of the close of business on each Determination Date and shall make available such Monthly Report to the Facility Agent, the Lenders, the Borrower and the Collateral Agent (with a copy to the Account Bank) on each Reporting Date starting with the Reporting Date occurring in the calendar month after the end of the first full calendar month after the Closing Date. Each Monthly Report with respect to a month in which a Payment Date occurs shall specify the (i) for payment in Dollars pursuant to each sub-clause of Section 2.04(a), Section 2.04(b) and Section 2.04(c) and (ii) on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account which shall be converted into Dollars to the extent necessary to make such payments pursuant to Section 2.04; provided that, the Servicer shall provide any directions to the Account Bank in connection with the foregoing by 12:00 noon at least two (2) Business Days prior to the applicable Payment Date.

The Collateral Agent, the Account Bank and the Facility Agent shall reasonably cooperate with the Servicer in connection with the preparation of each Monthly Report and any supplements thereto by providing any information as may be in the possession of the Collateral Agent, the Account Bank or the Facility Agent, as applicable, that can be provided without undue burden or expense.

Each Monthly Report shall include, without limitation: (i) a Borrowing Base Certificate calculated as of the most recent Determination Date, (ii) a Loan Tape prepared as of the most recent Determination Date and (iii) a calculation of Collateral Quality Test (and each component thereof) and Minimum Equity Test demonstrating the degree of compliance therewith.

(c)            Servicer Certificate. Together with each Monthly Report, the Servicer shall submit to the Facility Agent, each Lender and the Collateral Agent a certificate substantially in the form of Exhibit L (a “Servicer Certificate”), signed by a Responsible Officer of the Servicer, which shall include certifications by such Responsible Officer of the Servicer that no Event of Default, Servicer Default or Unmatured Event of Default has occurred and is continuing, or in the event that an Event of Default or Unmatured Event of Default has occurred and is continuing, a description of such Event of Default or Unmatured Event of Default.

(d)            Financial Statements. The Servicer shall furnish to the Facility Agent: (i) for each fiscal year of the Equityholder commencing with the fiscal year ending December 31, 2023, promptly, but in any event within 120 days after the end of such fiscal year of the Equityholder a copy of the consolidated audited financial statements of the Equityholder, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; and (ii) for each of the first three fiscal quarters of each fiscal year of the Equityholder, commencing with the quarter ending on September 30, 2023, promptly, but in any event within 60 days after the end of such fiscal quarter of the Equityholder, a copy of the unaudited financial statements of the Equityholder for the most recent fiscal quarter; provided that the financial statements required to be delivered pursuant to this clause (d) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Equityholder’s quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, shall be deemed delivered to the applicable parties on the date such documents are made available.

(e)            Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will post on a password protected website maintained by the Servicer to which the Facility Agent will have access or deliver via email to the Facility Agent and the Collateral Agent, with respect to each Obligor and each Loan for such Obligor, the “Collateral Reporting Package” consisting of the following “loan-level” items set forth in this Section 6.08(e), as applicable, to the extent received by the Borrower and/or the Servicer pursuant to the related Loan Agreement, the complete financial reporting package with respect to such Obligor, including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations (with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Borrower and/or the Servicer monthly, quarterly or annually, as the case may be, by such Obligor, which delivery shall be made within ten (10) Business Days after receipt by the Borrower and/or the Servicer as specified in the related Loan Agreements; provided that, the Servicer shall exercise commercially reasonable efforts in accordance with the Servicing Standard to enforce its rights with respect to (or otherwise obtain) the complete Collateral Reporting Package under each Loan Agreement with respect to each Obligor. Promptly upon demand by the Facility Agent, the Servicer will provide such other information as the Facility Agent may reasonably request with respect to any Obligor or prospective Obligor.

(f)            On the Reporting Date following the end of each fiscal quarter of the Equityholder, the Equityholder shall provide a report (which may be provided as an attachment to the Monthly Report) in a form as may be mutually agreed by the Facility Agent and the Equityholder setting forth the liquidity position of the Equityholder (i.e., the cash, liquid investments and available borrowing capacity relative to unfunded commitment obligations).

(g)            Amendments to Loans. The Servicer shall deliver to the Facility Agent and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to any Loan Agreement (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within fifteen (15) days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(h)            Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party (other than the Collateral Agent, the Account Bank or the Collateral Custodian, which shall receive such information directly) pursuant to Section 5.03(h) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on a website to which such Secured Party has access, as applicable, or upon receipt thereof through e-mail or another delivery method acceptable to the Facility Agent.

Section 6.09        Annual Statement as to Compliance. The Servicer will provide to the Facility Agent, each Lender and the Collateral Agent within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending in 2023, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Default has occurred or, if any such Servicer Default has occurred, a statement describing the nature thereof and the steps being taken to remedy such Servicer Default.

Section 6.10        Procedural Review of Collateral Portfolio; Access to Servicer and Servicer’s Records. Each of the Borrower and the Servicer shall permit representatives of the Facility Agent (who may be accompanied by representatives of any requesting Lender) during normal business hours and upon reasonable notice, from time to time as the Facility Agent shall reasonably request (x) to inspect and make copies of and abstracts from its records relating to the Loans included in the Collateral Portfolio and (y) to visit its properties in connection with the collection, processing or servicing of the Collateral Portfolio for the purpose of examining such records, and to discuss matters relating to the Collateral Portfolio under this Agreement and the other Transaction Documents with any officer or senior employee or auditor (if any) of the Servicer or the Borrower, as applicable, having knowledge of such matters, in each case, other than (1) material and matters protected by attorney-client privilege and (2) material which such Person may not disclose pursuant to any Applicable Law or relevant contractual obligation. Each of the Borrower and the Servicer agrees to render to the Facility Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that, such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) during normal business hours and (ii) no more than once in any calendar year (which total shall include any visits to the offices of the Borrower pursuant to Section 5.01(t) and of the Servicer pursuant to Section 5.03(d) but shall exclude the annual agreed upon procedures audit under Section 5.03(q)). During the continuation of an Unmatured Event of Default or an Event of Default, there shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection.

(a)            Nothing in this Section 6.10 shall derogate from any obligation of the Borrower and the Servicer to comply with contractual confidentiality provisions to which they are subject or any obligation pursuant to Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Borrower or the Servicer to provide access as a result of any such obligation shall not constitute a breach of this Section 6.10.

(b)            The Borrower shall bear the costs and expenses of all audits and inspections permitted or required by this Section 6.10 as well as Section 5.03(q) and Section 12.10.

Section 6.11        The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s good faith determination in consultation with legal counsel that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. In connection with any such determination permitting the resignation of the Servicer, the Servicer shall deliver to the Facility Agent and the Borrower a description of the circumstances giving rise to such determination. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01        Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)            other than as provided in Section 7.01(m) below, any default in the payment when due (i) of any amount with respect to principal interest or Fees hereunder; (ii) of any other amount payable by the Borrower or the Servicer in respect of any of the Obligations hereunder, including without limitation any Indemnified Amounts in an aggregate amount in excess of $50,000 due under the Transaction Documents; in the case of the foregoing clause (i) and clause (ii), whether on any Payment Date or the Collection Date, whether by reason of acceleration or notice of intention to prepay or whether in connection with any required prepayment or otherwise, which default shall continue for three (3) Business Days (or five (5) Business Days if such failure is solely due to an administrative error or omission by the Servicer, the Facility Agent or the Collateral Agent); or (iii) with respect to the Borrower, under one or more agreements for borrowed money (other than this Agreement) to which it is a party in an aggregate amount in excess of $100,000 in excess of any amounts disputed in good faith by the Borrower and any such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(b)            any failure on the part of the Borrower or the Equityholder duly to observe or perform in any material respect any term, covenant or other agreement contained herein, or in any other Transaction Document (it being understood that the failure to satisfy the Collateral Quality Test is not, in and of itself, an Event of Default) (other than any such term, covenant or other agreement specifically provided for in another clause of this Section 7.01 and subject to the proviso to this Section 7.01(b)) on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days (if capable of a remedy) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person by the Facility Agent or the Collateral Agent and (ii) the date on which a Responsible Officer of the Borrower, the Servicer or the Equityholder, as applicable, acquires knowledge thereof; provided that, no grace period shall apply with respect to the Borrower in the case of any covenants and agreements thereof which specify a specific notice period for delivery of a notice or contained in Section 5.02(e) (solely as it pertains to Indebtedness); Section 5.02(g); and Section 5.02(l) (provided that Section 5.02(l) shall include a grace period of five (5) Business Days to the extent such Restricted Junior Payment was solely due to an administrative error or omission by the Servicer, the Facility Agent or the Collateral Agent); or

(c)            the occurrence of a Bankruptcy Event relating to the Borrower or the Equityholder; or

(d)            the occurrence of a Servicer Default past any applicable notice or cure period provided in the definition thereof; or

(e)            the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess (net of insurance) individually or in the aggregate of $500,000 against the Borrower (or $10,000,000 against the Equityholder) (excluding any amounts covered by insurance to the extent coverage has not been denied in writing), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 30 consecutive days after the later of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, without such judgment, decree or order being vacated, stayed or discharged during such 30 day period; or

(f)            the Borrower shall have failed to provide a substantive non-consolidation opinion rendered by a law firm reasonably acceptable to the Facility Agent within 30 days after the Borrower has received notice from the Facility Agent that the Facility Agent reasonably believes the Borrower no longer qualifies as a bankruptcy remote entity based upon the criteria set forth in Section 5.01(b); or

(g)           (1)         any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Equityholder or the Servicer, as applicable;

(2)         the Borrower, the Equityholder or the Servicer shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien or security interest; or

(3)          any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(h)           (1) a Borrowing Base Deficiency exists and has not been remedied in accordance with Section 2.06; or (2) the Minimum Equity Test is not satisfied as of any Measurement Date and is not cured within five (5) Business Days (or within twelve (12) Business Days if the Borrower or Equityholder has provided a Cure Notice consented to by the Facility Agent in its discretion); or

(i)            failure on the part of the Borrower, the Equityholder or the Servicer to (1) make any payment or deposit required by the terms of this Agreement or any other Transaction Document (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of this Agreement or any other Transaction Document), including without limitation in accordance with Section 2.19, Section 4.03(j), Section 5.01(e), and/or Section 5.03(j), as applicable; or (2) otherwise observe or perform any covenant, agreement or obligation with respect to cash management or the distribution of funds received with respect to the Collateral Portfolio and, in each case, such failure continues unremedied for a period of three (3) Business Days (or in the event of a failure due to an administrative error, which continues unremedied for a period of five (5) Business Days after the date on which a Responsible Officer of the Borrower, the Servicer or the Equityholder, as applicable, acquires knowledge thereof); or

(j)            the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act (provided that it is understood that the Equityholder has elected to be regulated as a “business development company” for purposes of the 1940 Act); or

(k)           the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such lien (other than for a Permitted Lien) shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within five (5) Business Days; or

(l)            any representation, warranty or certification made by the Borrower or the Equityholder in this Agreement or any other Transaction Document or in any certificate delivered pursuant to this Agreement or any other Transaction Document shall prove to have been false or incorrect when made, in any material respect, and continues to be unremedied for a period of 30 days (if such failure can be cured) after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Person by the Facility Agent or the Collateral Agent (which shall be given at the direction of the Facility Agent) and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof; or

(m)          failure to pay in full, on the Termination Date, the amount of all Advances Outstanding, and all Yield and all fees accrued and unpaid thereon together with all other Obligations, including, but not limited to, any Optional Prepayment Penalty, Make-Whole Fee or Unused Fee; or

(n)           the (i) failure on the part of the Borrower to maintain at least one Independent Director for more than seven days, (ii)  removal of any Independent Director of the Borrower without “cause” (as such term is defined in the governing documents of the Borrower) or without giving prior written notice to the Facility Agent, each as required in the governing documents of the Borrower or (iii) appointment of an Independent Director of the Borrower which is not provided by a nationally-recognized service and with respect to which the Facility Agent has not provided its prior written consent (such consent not to be unreasonably withheld); or

(o)          the Borrower ceases to have a valid ownership interest in all or any material portion of the Collateral Portfolio (subject to Permitted Liens), other than as a result of a transaction permitted under the Transaction Documents; or

(p)           the Borrower makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Facility Agent, which consent may be withheld by any Lender or the Facility Agent in the exercise of its sole and absolute discretion; or

(q)          any Change of Control occurs with respect to the Borrower without the prior written consent of the Facility Agent;

then, in each case, the Facility Agent may (or shall, if so directed by the Required Lenders), by notice to the Borrower (with a copy to the Servicer and the Equityholder), declare the “Termination Date” to have occurred; provided that, in the case of any Event of Default described in Section 7.01(c) above, the “Termination Date” shall be deemed to have occurred automatically upon the occurrence of such event (unless waived in writing by the Facility Agent with the consent of the Required Lenders). Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing, originating or otherwise acquiring Loans, (ii) the Facility Agent may (or shall, if so directed by the Required Lenders), declare the Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and (iii) all proceeds and distributions in respect of the Collateral Portfolio shall be distributed by the Collateral Agent (at the direction of the Facility Agent) as described in Section 2.04(c). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Facility Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and acting at the direction of the Facility Agent (or any designee thereof, including, without limitation, the Servicer), upon any such automatic occurrence (unless waived in writing by the Facility Agent with the consent of the Required Lenders) or upon the declaration of the Termination Date, shall have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Facility Agent, any Lender or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document.

Section 7.02        Additional Remedies of the Facility Agent.

(a)           If, upon the declaration or automatic occurrence of the Termination Date (including, without limitation, the date on which the Termination Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid fees (including, but not limited to, any Optional Prepayment Penalty, Make-Whole Fee or Unused Fee) and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Facility Agent) or the Facility Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Facility Agent may reasonably deem satisfactory, all or any portion of the Collateral Portfolio and apply the proceeds thereof to the Obligations.

(b)           The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Facility Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Facility Agent to liquidate any of the Collateral Portfolio on the date the Facility Agent or the Required Lenders declare the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral Portfolio in the same manner or on the same Business Day.

(c)           If the Collateral Agent (acting as directed by the Facility Agent) or the Facility Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Facility Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Facility Agent, on a timely basis, all information (including any information that the Borrower and the Servicer is required by Applicable Law or contract to keep confidential, to the extent such information can be provided without violation of such laws or contracts) relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Facility Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder; provided that with respect to this clause (ii), neither the Borrower nor the Servicer shall be required to disclose to each such bidder any information which it is required by Applicable Law or contract to be kept confidential. The Borrower agrees that, to the extent the notice of the sale or other disposition of any of the Collateral Portfolio shall be required by Applicable Law, ten (10) Business Days’ prior notice to the Borrower shall constitute reasonable notification of such sale or other disposition and the Borrower, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, subject to the foregoing, expressly waives and releases any, every and all rights to presentment, demand, protest or any notice (to the extent permitted by Applicable Law and except as specifically provided in this Agreement) of any kind in connection with this Agreement or any Collateral Portfolio or to have any marshalling of the Collateral Portfolio upon any sale, whether made under any power of sale granted hereunder or any other Transaction Document, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Transaction Document. The Borrower further consents and agrees that the Required Lenders shall have the right to direct the Facility Agent to foreclose on the security interest granted to the Facility Agent or sell the Collateral Portfolio securing payment of the relevant Obligations pursuant to the terms of this Agreement in any commercially reasonable manner that the Facility Agent, in its sole discretion, may elect even though a higher price might have been obtained had the security interest been foreclosed upon or the Collateral Portfolio sold in another manner and, specifically, that any sale of the Collateral Portfolio or any part thereof pursuant to any or all of the Transaction Documents may be made in one or more lots at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Facility Agent may deem commercially reasonable.

(d)          Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral Portfolio may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral Portfolio or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral Portfolio marshaled upon any such sale, and agrees that the Collateral Agent, or the Facility Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral Portfolio as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Facility Agent) or such court may determine.

(e)           Any amounts received from any sale or liquidation of the Collateral Portfolio pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Facility Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct. Prior to applying any such amounts pursuant to Section 2.04(c), the Collateral Agent, Collateral Custodian and Facility Agent shall be entitled to deduct the documented costs, charges and expenses incurred by it in connection with such sale or liquidation of the Collateral Portfolio.

(f)            The Facility Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower.

(g)           Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h)           Each of the Borrower and the Servicer hereby irrevocably appoints each of the Collateral Agent (acting at the direction of the Facility Agent) and any officer or agent thereof as its true and lawful attorney-in-fact (with full power of substitution), which appointment shall be coupled with an interest, with full power and authority, at the expense of the Borrower and in the name of the Borrower or the Servicer, or in its own name, from time to time in the Facility Agent’s discretion upon the occurrence and during the continuance of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, hereby gives the Facility Agent, upon the occurrence and during the continuance of an Event of Default, the power and right on behalf and in the name of the Borrower or the Servicer, without notice to or assent by the Borrower or the Servicer, to the extent permitted by Applicable Law, to do the following, in each case on behalf of the Secured Parties:

(i)            to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral Portfolio;

(ii)          to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by the Facility Agent in connection with the Collateral Portfolio (other than to enter into or amend the terms of the Transaction Documents other than in accordance with the terms thereof);

(iii)         to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral Portfolio;

(iv)         to sell, transfer, assign or otherwise deal in or with the Collateral Portfolio or any part thereof pursuant to the terms and conditions hereunder and vote proxies with respect to securities and other property included in the Collateral Portfolio;

(v)           to transfer all or any part of the Collateral Portfolio into the name of the Facility Agent or its nominee, with or without disclosing that such Collateral Portfolio is subject to the security interests granted under the Transaction Documents;

(vi)         to notify the parties obligated on any Loans contained in the Collateral Portfolio to make payment to the Facility Agent of any amount due or to become due thereunder;

(vii)        to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto; and

(viii)        to do, at its option and at the expense and for the account of the Borrower, at any time or from time to time, all acts and things which the Facility Agent reasonably deems necessary to protect or preserve the Collateral Portfolio and to realize upon the Collateral Portfolio (other than to enter into or amend the terms of the Transaction Documents other than in accordance with the terms thereof).

Nevertheless, if so reasonably requested by the Collateral Agent or the Facility Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Facility Agent or all proper bills of sale, assignments, releases and other instruments as may be designated in any such reasonable request. For the avoidance of doubt, no right under any power of attorney furnished under this Section 7.02(h) may be exercised until after the occurrence and during the continuation of an Event of Default.

(i)            Equityholder/Servicer Buyout Right. Notwithstanding anything else herein to the contrary, in connection with the sale of the Collateral Portfolio following the acceleration of the Obligations pursuant to Section 7.01, the Equityholder, the Servicer and their respective Affiliates thereof shall have the right to purchase any or all of the Loans in the Collateral Portfolio, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations (or, in the case of a purchase of less than all of the Loans in the Collateral Portfolio, with the prior written consent of the Facility Agent in its sole discretion, an amount equal to the aggregate Outstanding Balance of all Loans purchased). If the Equityholder, the Servicer or any of their Affiliates thereof fail to exercise this purchase right and repay the Obligations within ten (10) Business Days following such acceleration of the Obligations, then such contractual rights shall be irrevocably forfeited by the Equityholder, the Servicer and Affiliates thereof, but nothing herein shall prevent the Equityholder, the Servicer or its Affiliates from bidding at any sale of such Collateral Portfolio.

Section 7.03        Judicial Proceedings.

(a)            The Facility Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it and the other Secured Parties by this Agreement and the other Transaction Documents. Upon the occurrence and during the continuance of an Event of Default, the Facility Agent may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral Portfolio and to sell all, or from time to time any, of the Collateral Portfolio under the judgment or decree of a court of competent jurisdiction.

(b)           All rights of action and rights to assert claims upon or under this Agreement may be enforced by the Facility Agent without the possession of this Agreement, any Transaction Document or any other document or instrument evidencing any of the Obligations or the production thereof in any trial or other proceeding relative thereto, any such suit or proceeding instituted by the Facility Agent shall be brought in its name as Facility Agent and any recovery of judgment shall be held as part of the Collateral Portfolio.

(c)           In the event that the Facility Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any other Transaction Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason, then and in every such case the Borrower, the Facility Agent and the other Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Collateral Portfolio and in all other respects, and thereafter all rights, remedies and powers of the Facility Agent and the other Secured Parties shall continue as though no such proceeding had been taken.

(d)           If a receiver of the Collateral Portfolio shall be appointed in judicial proceedings, the Facility Agent may be appointed as such receiver. Notwithstanding the appointment of a receiver, but subject to an order of the court in the judicial proceedings referred to above, the Facility Agent shall be entitled to retain possession and control of all cash or property held by or deposited with it or its agents pursuant to any provision of this Agreement.

(e)           During the pendency of any legal proceeding to determine whether any claim of any Person is an Obligation hereunder, the Facility Agent shall segregate any funds allocable to the Person whose claim is the subject of such proceeding and hold such segregated funds until the matter has been resolved, such resolution being evidenced either by a written direction to the Facility Agent by the parties to such proceeding or by a final, nonappealable order of a court of competent jurisdiction.

ARTICLE VIII

INDEMNIFICATION

Section 8.01        Indemnities by the Borrower.

(a)            Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-tax claim) which shall not be covered by this Section 8.01 and without limiting any other rights which the Affected Parties, the Secured Parties, the Facility Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, Facility Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of or as a result of this Agreement (including this section), any of the other Transaction Documents or in respect of any of the Collateral Portfolio (including with respect to the enforcement of any provision of this Agreement or any other Transaction Document and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or shareholders), excluding, however, Indemnified Amounts to the extent resulting solely from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party.

(b)            Any amounts subject to the indemnification provisions of this Section 8.01 owing to the Facility Agent or the Lenders shall be paid by the Borrower to the Facility Agent on behalf of such applicable Indemnified Party pursuant to the priorities of payment set forth in Section 2.04 on the Payment Date following the first Determination Date following receipt by the Borrower of the Facility Agent’s written demand therefor on behalf of such applicable Indemnified Party (and the Facility Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Facility Agent of such amounts). The Facility Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent manifest error. Any amounts subject to the indemnification provisions of this Section 8.01 owing to the Collateral Agent, the Account Bank or the Collateral Custodian shall be paid by the Borrower to the Collateral Agent pursuant to the priorities of payment set forth in Section 2.04 on the Payment Date following the first Determination Date following receipt by the Borrower of the Collateral Agent’s written demand therefor.

(c)            If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 8.01(a).

(d)            If the Borrower has made any payments in respect of Indemnified Amounts to the Facility Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.

(e)            The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Facility Agent, the Lenders, the Servicer, the Collateral Agent, the Account Bank or the Collateral Custodian and the termination of this Agreement.

Section 8.02        Indemnities by Servicer.

(a)            Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-tax claim) which shall not be covered by this Section 8.02 and without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of any of the following acts or omissions by the Servicer in connection with its obligations or duties under this Agreement, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party:

 (i)          reliance on any representation or warranty made or deemed made by the Servicer or any of its Responsible Officers under or in connection with this Agreement or any other Transaction Document, any Monthly Report, Servicer Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered;

(ii)          the failure by the Servicer to comply with (A) any term, provision or covenant applicable to it contained in this Agreement or any other Transaction Document, or any other agreement executed in connection with this Agreement, or (B) any Applicable Law applicable to it with respect to any Portfolio Assets; and/or

(iii)         the failure by the Servicer to perform any of its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or errors or omissions related to such duties.

(b)            Any Indemnified Amounts owing to the Facility Agent or the Lenders shall be paid by the Servicer to the Facility Agent, for the benefit of such applicable Indemnified Party, within ten (10) Business Days following receipt by the Servicer of the Facility Agent’s written demand therefor (and the Facility Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Facility Agent of such amounts). The Facility Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.02, shall submit to the Servicer a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent manifest error. Any Indemnified Amounts owing to the Collateral Agent, the Account Bank or the Collateral Custodian shall be paid by the Servicer to the Collateral Agent within ten (10) Business Days following receipt by the Borrower of the Collateral Agent’s written demand therefor.

(c)            If the Servicer has made any indemnity payments to the Facility Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.

(d)            The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification results from the performance of the Collateral Portfolio (including, without limitation, any change in the market value of the Collateral Portfolio), or constitutes recourse for uncollectible or uncollected Loans.

(e)            The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Facility Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(f)            Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral Portfolio.

Each applicable Indemnified Party shall deliver to the Indemnifying Party under Section 8.01 and Section 8.02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.

Section 8.03        Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02 or Section 8.02(d), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided further that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense; provided, further, that, if any Action asserts any liability with respect to State Street Bank in its individual capacity, State Street Bank shall have the right to retain its own counsel, at the expense of the Indemnifying Party, to defend itself in such Action (other than to the extent that any such action arises from or is proximately caused by the gross negligence, bad faith or willful misconduct of State Street Bank, as determined by a court of competent jurisdiction). The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement absolves the Indemnified Party of any alleged misconduct and provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

Section 8.04        After-Tax Basis. Indemnification under Section 8.01 and 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX

THE FACILITY AGENT

Section 9.01        The Facility Agent.

(a)            Appointment. Each Lender hereby irrevocably designates and appoints CBNA as Facility Agent hereunder and under the other Transaction Documents, and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Facility Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Transaction Document, the Facility Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document to which it is a party, and the Facility Agent shall not have any fiduciary relationship with any Lender or any other party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Facility Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Facility Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            Delegation of Duties. The Facility Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact (in each case, other than, without the consent of the Borrower (so long as no Event of Default has occurred and is continuing), to a Competitor), and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Agreement shall apply to any such agent. The Facility Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact appointed by it with due care.

(c)            Facility Agent’s Reliance, Etc. Neither the Facility Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Facility Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. The Facility Agent shall not be liable to the Borrower, any Lender, any other Secured Party or any other Person with respect to any determination made by it in good faith unless it shall be determined that the Facility Agent was grossly negligent in ascertaining the pertinent facts. Each Secured Party hereby waives any and all claims against the Facility Agent or any of its Affiliates for any action taken or omitted to be taken by the Facility Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Facility Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement or any other Transaction Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Equityholder, the Transferor or the Servicer or to inspect the property (including the books and records) of the Borrower, the Equityholder, the Transferor or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; (vii) shall be entitled to reasonably rely upon, and shall not incur any liability for reasonably relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person and the Facility Agent also may reasonably rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for reasonably relying thereon; and (viii) shall not have any duty to inquire into the satisfaction of any conditions precedent set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Facility Agent. In determining compliance with any condition to the making of an Advance, the Facility Agent may presume that such condition is satisfactory to such Lender unless the Facility Agent receives notice to the contrary from such Lender prior to the making of such loan.

(d)            Actions by Facility Agent. The Facility Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers expressly contemplated by this Agreement that the Facility Agent is required to exercise. The Facility Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, including prepayment of any related expenses and other protection it requires against any and all costs, expenses and liabilities it may incur in taking or continuing to take any such discretionary action at the direction of the Required Lenders or all Lenders, as applicable. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lenders or as determined by the Facility Agent to be necessary to comply with any Applicable Law, regulation or court order; provided that, notwithstanding anything to the contrary herein, the Facility Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Facility Agent or in the opinion of its external counsel, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Facility Agent to liability hereunder or otherwise, including, for the avoidance of doubt, any action that may be in violation of the automatic stay or that may affect a forfeiture, modification or termination of a property interest in violation of any applicable Bankruptcy Laws. Notwithstanding anything to the contrary herein or in any other Transaction Document, in the event the Facility Agent requests the consent of any Lender pursuant to the foregoing provisions and the Facility Agent does not receive a consent (either positive or negative) from such Lender within ten (10) Business Days of such Lender’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action. The obligations of the Facility Agent and the Lenders under this Agreement and each of the other Transaction Document are several and not joint. Failure by any one Lender to perform its obligations does not affect the obligations (or liability) of the Facility Agent or any other Lender hereunder or thereunder, as applicable.

(e)            Notice of Event of Default, Unmatured Event of Default or Servicer Default. The Facility Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Default, unless the Facility Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Default and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Default,” as applicable. The Facility Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Default as may be requested by the Lenders acting jointly or as the Facility Agent shall deem advisable or in the best interest of the Lenders; provided that unless and until the Facility Agent has received any such direction from the Required Lenders or all Lenders, as applicable, the Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default, Unmatured Event of Default or Servicer Default as it shall deem advisable or in the best interest of the Lenders.

(f)            Credit Decision with Respect to the Facility Agent. Each Lender acknowledges that none of the Facility Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Facility Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Equityholder, the Transferor or any of their respective Affiliates or review or approval of any portion of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Facility Agent or its Affiliates to any Lender as to any matter, including whether the Facility Agent has disclosed material information in its possession. Each Lender hereby represents that it is engaged in originating, acquiring and/or holding commercial loans in the ordinary course of its business and acknowledges that it has, independently and without reliance upon the Facility Agent, or any of the Facility Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Facility Agent, or any of the Facility Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender hereby agrees that the Facility Agent shall not have any duty or responsibility to provide and shall not be liable for the failure to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Equityholder, the Transferor or their respective Affiliates which may come into the possession of the Facility Agent or any of its Affiliates in any capacity.

(g)            Indemnification of the Facility Agent. Each Lender agrees to indemnify the Facility Agent (to the extent required to be so reimbursed, but not reimbursed by the Borrower or the Servicer), ratably in accordance with the Pro Rata Share of such Lender, from and against any and all actual or prospective claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Facility Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Facility Agent hereunder or thereunder. Without limiting the provisions set forth herein, each Lender agrees (i) to indemnify the Facility Agent, ratably in accordance with the Pro Rata Share of such Lender, from and against any and all actual or prospective claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Facility Agent in any way relating to or arising out of any action taken or omitted by the Facility Agent, hereunder or under any of the other Transaction Documents, in accordance with the directions of the Required Lenders or all Lenders, as applicable, and (ii) to reimburse the Facility Agent, ratably in accordance with the Pro Rata Share of such Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Facility Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the applicable Lenders hereunder and/or thereunder and to the extent that the Facility Agent is not reimbursed for such expenses by the Borrower or the Servicer. The indemnification provisions hereunder survive and remain in full force and effect regardless of repayment of the Borrower’s obligations, the expiration or termination of the Lenders’ commitments, the termination of this Agreement, or the resignation of the Facility Agent. In no event shall the Facility Agent be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties under the Transaction Documents or in the exercise of any of its rights or powers under this Agreement.

(h)            Successor Facility Agent. The Facility Agent may resign at any time, effective upon either (x) thirty days’ written notice thereof to each Lender and the Borrower (with a copy to the Collateral Agent) whether or not a successor has been appointed or (y) the appointment and acceptance of a successor Facility Agent as provided below, by giving at least five days’ written notice thereof to each Lender and the Borrower (in each case, the “Resignation Effective Date”). Upon any such resignation, if no successor Facility Agent has been appointed, the Required Lenders shall appoint a successor Facility Agent, subject to the approval of the Borrower (which approval shall not be (i) unreasonably withheld, conditioned or delayed or (ii) required at any time during the continuance of an Event of Default or after the declaration or automatic occurrence of the Termination Date). Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Facility Agent. If no such successor Facility Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Facility Agent’s giving of notice of resignation, then the retiring Facility Agent may, on behalf of the Secured Parties, appoint a successor Facility Agent which successor Facility Agent shall be either (x) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (y) an Affiliate of such a bank. Upon the acceptance of any appointment as the Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Facility Agent (other than any rights to indemnity payments owed to the retiring Facility Agent). Regardless of whether a successor is appointed as of the Resignation Effective Date, the retiring Facility Agent shall be discharged from all of its duties and obligations under this Agreement and the other Transaction Documents and except for any indemnity payments owed to the retiring Facility Agent, all payments, communications and determinations provided to be made by, to or through the Facility Agent shall instead be made by, to or through each Lender directly, until such time, if any, as the applicable Lenders appoint a successor Facility Agent as provided for above. Notwithstanding the Resignation Effective Date, the provisions of this Article IX shall continue to inure to the retiring Facility Agent’s benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement.

(i)            Payments by the Facility Agent. Unless allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Facility Agent on behalf of the Lenders shall be paid by the Facility Agent to each Lender in accordance with each such Lender’s Pro Rata Share, as applicable, or if there are no Advances Outstanding, in accordance with the most recent Commitments of the Lenders, as applicable, on the Business Day such amounts are received by the Facility Agent, unless such amounts are received after 2:00 p.m. on such Business Day, in which case the Facility Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to each such Lender not later than the following Business Day.

(j)            Facility Agent in its Individual Capacity. The Facility Agent may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Facility Agent were not the Facility Agent hereunder. With respect to Advances Outstanding pursuant to this Agreement, the Facility Agent (in its capacity as a Lender) shall have the same rights and powers of any Lender hereunder and may exercise the same as though it were not the Facility Agent, and the terms “Lender,” and “Lenders,” shall include the Facility Agent in its capacity as a Lender hereunder unless otherwise stated.

(k)            Facility Agent in the Case of any Bankruptcy Proceeding. In case of any Bankruptcy Proceeding involving the Borrower, the Facility Agent shall be entitled, but not obligated, to intervene in such Bankruptcy Proceeding to (i) file and prove a claim for the whole amount of principal, interest and unpaid fees in respect of the Advances and all other obligations that are owing and unpaid under the terms of this Agreement and the Transaction Documents and to file such documents as may be necessary or advisable in order to have the claims of the Lenders and Facility Agent (including any claim for reasonable compensation, expenses, disbursements and advances of any of the foregoing entities and their respective agents, counsel and other advisors) allowed in the proceedings related to such Bankruptcy Proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on account of any such claims and to distribute the same to the Lenders under the terms of this Agreement. Further, any custodian, receiver, assignee, trustee, liquidator or similar official in any such Bankruptcy Proceeding is (A) authorized to make payments or distributions in a Bankruptcy Proceeding directly to the Facility Agent on behalf of all of the Lenders to whom any amounts are owed under this Agreement and the Transaction Documents, unless the Facility Agent expressly consents in writing to the making of such payments or distributions directly to such Lenders; and (B) required to pay to the Facility Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Facility Agent and its agents and counsel, and any other amounts due the Facility Agent under this Agreement and the Transaction Documents.

Section 9.02        Force Majeure.

The Facility Agent shall not incur any liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Facility Agent (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of a Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 9.03        Enforcement.

The authority to enforce rights and remedies under this Agreement and the Transaction Documents against the Borrower or any of its Affiliates shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Facility Agent for the benefit of all the Lenders.

ARTICLE X

COLLATERAL AGENT

Section 10.01        Designation of Collateral Agent.

(a)            Initial Collateral Agent. Each of the Lenders and the Facility Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b)            Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Facility Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

Section 10.02        Duties of Collateral Agent.

(a)            Appointment. Each of the Borrower, the Lenders and the Facility Agent hereby appoint State Street Bank and Trust Company to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)           Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)             The Collateral Agent shall, promptly upon its actual receipt of a Monthly Report from the Servicer on behalf of the Borrower, verify the Outstanding Balance of each Loan and the balance of each Account used in the calculation of Borrowing Base and, if the Collateral Agent’s calculation or statement of any Outstanding Balance or Account balance does not correspond with the calculation or statement provided by the Servicer in such Monthly Report, deliver such calculation or statement to each of the Facility Agent, Borrower and Servicer within one (1) Business Day of receipt by the Collateral Agent of such Monthly Report and the parties shall use commercially reasonable efforts to reconcile such discrepancy.

(ii)           The Collateral Agent shall re-calculate (based upon information provided by the Servicer or the Facility Agent, as applicable, upon which the Collateral Agent may conclusively rely) amounts to be remitted pursuant to Section 2.04 to the applicable parties and shall notify the Servicer and the Facility Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Monthly Report (such dispute to be resolved in accordance with Section 2.05);

(iii)          The Collateral Agent shall make payments pursuant to the terms of the Monthly Report or as otherwise directed in accordance with Section 2.04 or Section 2.05.

(iv)         The Collateral Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loans and the other Collateral Portfolio held hereunder which it receives from the related Obligor and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence and continuance of an Event of Default or the Facility Agent, after the occurrence and continuance of an Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(v)           Within 10 Business Days after the Closing Date, the Collateral Agent shall create a database (the “Collateral Database”) with respect to the Loans held by the Borrower on the Closing Date based on the information provided to the Collateral Agent by the Servicer and the Facility Agent. The Collateral Agent shall permit access to the information in the Collateral Database by the Servicer and the Borrower. The Collateral Agent shall update the Collateral Database daily for changes, including to reflect Loans and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan amounts or interest rates.

(vi)         The Collateral Agent shall establish with the Account Bank each of the Accounts in the name of the Borrower subject to the lien of the Collateral Agent for the benefit of the Secured Parties together with such additional sub-accounts as the Collateral Agent or the Facility Agent may determine from time to time are necessary for administrative convenience.

(vii)        The Collateral Agent shall track the receipt and daily allocation of cash to the Interest Collection Account and Principal Collection Account, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions to the Interest Collection Account and Principal Collection Account as of the close of business on the preceding Business Day.

(viii)       The Collateral Agent shall assist and reasonably cooperate with the independent certified public accountants in the preparation of those reports required under Section 6.10.

(ix)          The Collateral Agent shall provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Collateral Agent.

(x)           The Collateral Agent shall notify the Borrower, the Servicer and the Facility Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral Portfolio.

(c)            Authorizations.

(i)             Each of the Facility Agent, the Lenders and the other Secured Parties further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Facility Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Facility Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations, or impose the Borrower’s or the Servicer’s obligations on the Collateral Agent to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral Portfolio, including to file financing and continuation statements in respect of the Collateral Portfolio in accordance with Section 5.01(t).

(ii)           The Facility Agent is hereby authorized to direct the Collateral Agent with respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder. With respect to such incidental actions, the Collateral Agent shall not be required to make any independent determinations as to the taking of any such incidental action hereunder, but shall be required only to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Facility Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Facility Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(iii)          Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Facility Agent or (y) prior to the Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Facility Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent.

(d)            If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Facility Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)           Concurrently herewith, the Facility Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement in such capacity.

Section 10.03       Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to all or substantially all of the corporate trust business of the Collateral Agent shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 10.04       Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Agent’s entitlement to receive the Collateral Agent Fees shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 10.05 or (ii) the termination of this Agreement.

Section 10.05       Collateral Agent Removal. The Collateral Agent may be removed, with or without cause, by the Facility Agent by 30 days’ notice (or such shorter period agreed to by the Borrower) given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed. The consent of the Borrower shall be required prior to the appointment of a successor Collateral Agent if no Event of Default has occurred and is continuing at such time.

Section 10.06       Limitation on Liability.

(a)            The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.

(b)            The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)            The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)            The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio or as to whether any of the Collateral Portfolio satisfies the definition of “Eligible Loan”. The Collateral Agent shall not be obligated to take any action hereunder that might in its reasonable judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)            The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(f)            The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)            It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(h)            Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence and continuation of an Event of Default or the Termination Date, request instructions from the Servicer and may, after the occurrence and continuation of an Event of Default or the Termination Date, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Facility Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent or the Servicer. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The Collateral Agent shall not be liable for the acts or omissions of the Borrower, the Servicer, the Facility Agent or the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Borrower, the Servicer, the Facility Agent or the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent, in its role as Collateral Agent, shall have no duty to perform any of the duties of the Borrower, the Servicer, the Facility Agent or the Collateral Custodian under this Agreement.

(j)            The Collateral Agent shall in no event have any liability for the actions or omissions of the Facility Agent, the Servicer, or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Facility Agent, the Servicer, or any other Person. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Facility Agent, the Servicer, or any other Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(k)            It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Facility Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of any Portfolio Asset is in default or in compliance with the underlying documents governing or securing such securities, from time to time. For purposes of monitoring changes in ratings, the Collateral Agent shall be entitled to use and rely (in good faith) exclusive upon a single reputable electronic financial information repository service (which for ratings by S&P shall be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(l)            The Collateral Agent shall not be deemed to have notice or knowledge of the occurrence and continuance of an Event of Default, Unmatured Event of Default or Servicer Event of Default until a Responsible Officer of the Collateral Agent shall have received written notice (which notice shall refer to this Agreement and state that such notice is a notice of Event of Default, Unmatured Event of Default or Servicer Event of Default) thereof from the Borrower, the Servicer, the Facility Agent or any other Person.

(m)           In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, epidemics, war (whether declared or undeclared), terrorism, fire, riot, strikes, lockouts, embargo, government action (including any laws, ordinances, regulations), interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services or the like that delay, restrict or prohibit the provision of services by the Collateral Agent as contemplated by this Agreement. The Collateral Agent may execute any of its duties by or through its subsidiaries, affiliates, agents or attorneys-in-fact (provided that no such delegations shall relieve the Collateral Agent of its responsibilities with respect to such duties) and the Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorney-in-fact selected by it with reasonable care.

(n)            The Collateral Agent and its respective affiliates, directors, officers, agents or employees shall not be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Advance hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower, the Servicer or the Facility Agent; (iii) the satisfaction of any condition specified in Article III; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Transaction Documents or any other instrument or writing furnished in connection herewith. Without prejudice to the Collateral Agent’s duties under this Article X or any other provision of any Transaction Document, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Loan or any other Collateral Portfolio under any circumstances, including if payment is refused after due demand.

(o)            In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the relevant party to timely provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein. In the absence of an instruction from the Borrower, the Servicer or the Facility Agent, as applicable pursuant to the terms of this Agreement, all funds in any account held under this Agreement shall be held uninvested.

(p)            Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Facility Agent, the Borrower or the Servicer to provide accurate and complete information as required hereby to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate or incomplete information, or information not delivered as required hereby, or other failure on the part of any such other party to comply with the terms hereof.

(q)            In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Banking Laws”), the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Banking Laws.

(r)            The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral Portfolio and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral Portfolio in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral Portfolio or responsibility for (i) ascertaining or taking action with respect to calls, maturities, tenders or other matters relative to any Collateral Portfolio, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral Portfolio.

(s)            Without limitation to the provisions set forth herein, the Collateral Custodian and Account Bank shall have the same rights, protections, benefits, immunities and indemnities afforded to the Collateral Agent under this Agreement; provided that, such rights, protections and benefits shall be in addition to any rights, protections and benefits afforded the Collateral Custodian and Account Bank (as the case may be) under this Agreement or any other Transaction Documents

(t)            The Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any Benchmark, the Applicable Prime Rate, the Federal Funds Rate, the Base Rate (or other applicable index or floating rate or Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Replacement Date, Benchmark Transition Event, Benchmark Transition Start Date, Benchmark Unavailability Period, (ii) to select, determine or designate any Benchmark Replacement, replacement index or floating rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other adjustment, adjusted margin or other modifier to any replacement or successor rate or index, or (iv) to determine whether or what Conforming Changes or other amendment or changes to this Agreement are necessary or advisable, if any, in connection with any of the foregoing and, with respect to each Floating Rate Loan, the Collateral Agent shall have no responsibility or liability to (w) monitor the status of any applicable reference rate (including the London interbank offered rate), (x) determine whether a substitute index or reference rate should or could be selected, (y) determine the selection of any such substitute reference rate, or (z) exercise any right related to the foregoing on behalf of the Borrower, the Facility Agent, the Lenders or any other Person

(u)            The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of any Benchmark, the Applicable Prime Rate, the Federal Funds Rate, the Base Rate (or other Benchmark or Benchmark Replacement, or applicable index or floating rate) and absence of any Benchmark Replacement, replacement index or floating rate, or other successor or replacement rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Facility Agent, the Borrower and the Servicer, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

(v)            The Collateral Agent shall have no responsibility and shall have no liability for (i) preparing, recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection of any security interest granted to it hereunder or otherwise or (iv) the validity or perfection of any such lien or security interest.

(w)            Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Collateral Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct.

Section 10.07        Collateral Agent Resignation. The Collateral Agent may resign at any time by giving not less than 90 days written notice thereof to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof) and the Borrower and with the consents of the Facility Agent and the Borrower (such consents not to be unreasonably withheld). Upon receiving such notice of resignation, the Facility Agent shall (with the consent of the Borrower unless an Event of Default has occurred and is continuing) promptly appoint a successor collateral agent or collateral agents, with the consent of the Borrower, not to be unreasonably withheld, conditioned or delayed, by written instrument, in duplicate, executed by the Facility Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, the Servicer and the Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed. For the avoidance of doubt, any Collateral Agent Fees shall be payable to the Collateral Agent so resigning until such time as a successor Collateral Agent shall have been appointed.

ARTICLE XI

MISCELLANEOUS

Section 11.01        Amendments and Waivers.

(a)            Subject to Section 2.25, this Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 11.01. The Borrower, the Servicer, the Equityholder, the Required Lenders and the Facility Agent (with notice to the Collateral Agent) may from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided that, (i) the Facility Agent and the Borrower shall be permitted to amend any provision of this Agreement or any other Transaction Document (and such amendment shall become effective without any further action or consent of any other party, with notice to the Collateral Agent) if the Facility Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision; and (ii) no such amendment, supplement, waiver or modification shall (1) amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Facility Agent without the prior written consent of the Facility Agent, (2) amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Agent or the Account Bank without the prior written consent of the Collateral Agent or the Account Bank, (3) amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Custodian without the prior written consent of the Collateral Custodian, (4) waive any Event of Default or Servicer Default without the prior written consent of the Required Lenders, or (5) adversely affect the rights, obligations or duties of the Servicer without the prior written consent of the Servicer. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

(b)           Notwithstanding the provisions of Section 11.01(a), (i) the written consent of the Facility Agent and all Lenders materially and adversely affected thereby shall be required for any amendment, modification, waiver or supplement of or to this Agreement that would constitute a Fundamental Amendment; and (ii) amendments pursuant to Section 2.25 shall be governed by the provisions of Section 2.25 and any definitions or other provisions related thereto or referred to therein, as applicable.

Section 11.02       Notices, Etc.

(a)            All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and e-mailed or delivered, to each party hereto entitled to receipt thereof, at its address set forth hereunder in Section 11.02(c) or at such other address as shall be designated by such party in a written notice to the other applicable parties hereto. Notices and communications by e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

(b)            State Street Bank shall be entitled to accept and act upon instructions or directions pursuant to this Agreement or any document executed in connection herewith sent by unsecured e-mail or other similar unsecured electronic methods. If such person elects to give State Street Bank e-mail instructions (or instructions by a similar electronic method) and State Street Bank in its discretion elects to act upon such instructions, State Street Bank’s reasonable understanding of such instructions shall be deemed controlling. State Street Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from State Street Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Other than to the extent arising from State Street Bank’s bad faith or failure to implement or maintain commercially reasonable policies, procedures and safeguards commensurate with such policies, procedures and safeguards implemented and maintained by other internationally-recognized banking institutions similarly engaged and entrusted, any Person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to State Street Bank, including without limitation the risk of State Street Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it.

(c)            Addresses for Notice:

PIF FINANCING II SPV LLC, as Borrower

PIF FINANCING II SPV LLC

1585 Broadway, 23rd Floor

New York, New York 10019

Attention: Venu Rathi

Email: venu.rathi@morganstanley.com

NORTH HAVEN PRIVATE INCOME FUND LLC, as Equityholder and Transferor:

North Haven Private Income Fund LLC

1585 Broadway, 23rd Floor

New York, New York 10019

Attention: Venu Rathi

Email: venu.rathi@morganstanley.com

NORTH HAVEN PRIVATE INCOME FUND LLC, as Servicer:

North Haven Private Income Fund LLC

1585 Broadway, 23rd Floor

New York, New York 10019

Attention: Venu Rathi

Email: venu.rathi@morganstanley.com

CITIZENS BANK, N.A., as Facility Agent and Lender:

                 For agency services purposes:

Citizens Bank, N.A.

20 Cabot Road

Medford, MA 02155

Phone: (781) 655-4516

Email: kathy.serrentino@citizensbank.com;

cmlagencyservicing@citizensbank.com
Attention: PIF Financing II SPV LLC

For all other notices and communications:

Citizens Bank, N.A.

4250 Congress Street, Suite 300
Charlotte, NC 28209
Phone: (704) 496-5844

Email: peter.c.rogers@citizensbank.com
Attention: PIF Financing II SPV LLC

State Street Bank and Trust Company, as Lender:

State Street Bank and Trust Company

One Congress Street OCB1702

Boston, MA 02114

Attention: Peter Connolly

Telephone: (617) 662-8588

Email: LoanOps-LSUWorkflow@StateStreet.com;

pjconnolly@statestreet.com

EVERBANK, N.A., as Lender:

EVERBANK, N.A.

10000 Midlantic Drive, Suite 400 E

Mount Laurel, NJ 08054

Attention: Lender Finance

Telephone: 856-505-8174

Email: lfloanadmin@tiaabank.com

State Street Bank and Trust Company, as Collateral Agent:

                State Street Bank and Trust Company

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, MA 02171

Attention: Structured Trust and Analytics

Email: StructuredTrustandAnalytics@StateStreet.com

State Street Bank and Trust Company, as Account Bank:

State Street Bank and Trust Company

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, MA 02171

Attention: Structured Trust and Analytics

Email: StructuredTrustandAnalytics@StateStreet.com

State Street Bank and Trust Company, as Collateral Custodian:

                For delivery purposes:

State Street Bank and Trust Company

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, MA 02171

Attention: Structured Trust and Analytics

Email: StructuredTrustandAnalytics@StateStreet.com

For all other notices and communications:

State Street Bank and Trust Company

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, MA 02171

Attention: Structured Trust and Analytics

Email: StructuredTrustandAnalytics@StateStreet.com

Section 11.03        No Waiver; Remedies. No failure on the part of the Facility Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.04        Binding Effect; Assignability; Multiple Lenders.

(a)            This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Equityholder, the Facility Agent, each Lender, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. Subject to Section 11.04(b) below, with the prior written consent of the Borrower (such consent not to be (x) unreasonably withheld, delayed or conditioned and (y) required if an Event of Default has occurred and is continuing), each Lender and their respective successors and assigns may assign, or grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) to any Person; provided that, notwithstanding the foregoing, (A) without the prior consent of the Borrower, a Lender may assign, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate; and (B) any Lender may assign or participate all or a portion of its interests hereunder upon such Lender’s good faith determination that such assignment or participation is required for regulatory reasons, so long as such Lender provides written notice to the Borrower of such assignment or participation, which notice shall identify the material regulatory reasons necessitating such assignment or participation, and the Borrower and such Lender shall cooperate to facilitate the assignment of such interests to an assignee reasonably satisfactory to the Borrower to the extent permissible pursuant to such regulations. For the avoidance of doubt, during the continuation of an Event of Default or at any time following the Termination Date, a Lender may assign its rights and obligations hereunder to any Person without the prior consent of the Borrower. Notwithstanding anything contained in this Agreement to the contrary, (i) for the avoidance of doubt, no Lender shall need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person (provided that, prior to the occurrence and continuation of an Event of Default, such Person is not a Competitor), and (ii) if any Lender becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to Section 2.22(b), the Facility Agent shall have the right to cause or direct such Person to assign its entire interest in the Advances and this Agreement to a transferee selected by the Facility Agent and the Borrower, in an assignment which satisfies the conditions set forth above. Any such assignee shall deliver to the Servicer, the Borrower and the Facility Agent (with a copy to the Collateral Agent) a fully-executed Transferee Letter substantially in the form of Exhibit N hereto (a “Transferee Letter”) and a fully-executed Joinder Supplement and each such Lender shall be deemed to represent and warrant that is a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the 1940 Act. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender, and such Lender shall forward any such agreements or documents, as applicable, to the Facility Agent. None of the Borrower, the Equityholder or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Facility Agent. The Borrower agrees that each participant shall be entitled to the benefits of Section 2.10 and Section 2.11 (subject to the requirements and limitations therein, including the requirements under Section 2.11(g) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 11.04; provided that, such participant (A) agrees to be subject to the provisions of Section 2.23 as if it had acquired its interest by assignment pursuant to this Section 11.04; and (B) shall not be entitled to receive any greater payment under Section 2.10 or Section 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.23 with respect to any participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that, subject to the notice requirements set forth above in this clause (a), no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.

(b)            Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Facility Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c)            Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement (as applicable, to the extent any such party is not party hereto).

Section 11.05        Term of This Agreement. This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V and the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XI and the provisions of Section 2.10, Section 2.11, Section 11.07, Section 11.08, Section 11.09 and Section 11.12 shall be continuing and shall survive any termination of this Agreement.

Section 11.06        GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 11.07        Costs and Expenses.

(a)            In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, the Borrower agrees to pay, on the Payment Date pertaining to the Remittance Period in which such costs or expenses are incurred, all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and the Lenders incurred in connection with (x) the preparation, execution, delivery, administration (including periodic auditing), syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Facility Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Facility Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith; provided that, with respect to fees, costs and expenses of counsel, the Borrower shall be liable hereunder only for the reasonable and documented fees and out-of-pocket costs and expenses of one firm of outside counsel (along with local counsel) to each of (w) the Facility Agent and the Lenders, taken as a whole, (x) the Collateral Agent, (y) the Account Bank and (z) the Collateral Custodian.

(b)            The Borrower shall pay, on the Payment Date pertaining to the Remittance Period in which such costs or expenses are incurred, all other reasonable, invoiced out-of-pocket costs and expenses incurred by the Facility Agent, the Lenders, the Collateral Agent, the Collateral Custodian and the Account Bank, including, without limitation, all costs and expenses incurred by the Facility Agent and the Lenders in connection with periodic audits of the Borrower’s or the Servicer’s books and records.

(c)            Nothing contained in this Section 11.07 shall relate to the payment of Taxes under the Transaction Documents. Taxes shall be covered by Section 2.11 herein.

Section 11.08        Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Transaction Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Facility Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower or the Servicer in respect of any such sum due from it to the Facility Agent or the Lenders hereunder or under the other Transaction Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Facility Agent of any sum adjudged to be so due in the Judgment Currency, the Facility Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Facility Agent from the Borrower or the Servicer in the Agreement Currency, each of the Borrower and the Servicer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Facility Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Facility Agent in such currency, the Facility Agent agrees to return the amount of any excess to the Borrower or the Servicer (or to any other Person who may be entitled thereto under Applicable Law), as applicable.

Section 11.09        Recourse Against Certain Parties.

(a)            No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Facility Agent, any Secured Party, the Borrower, the Equityholder, the Transferor or the Servicer as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of any such Person or any incorporator, affiliate, stockholder, officer, employee or director of the Facility Agent, any Secured Party, the Borrower, the Equityholder, the Transferor or the Servicer or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Facility Agent, any Secured Party, the Borrower, the Equityholder, the Transferor or the Servicer pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any such Person or any administrator of any incorporator, stockholder, affiliate, officer, employee or director of any such Person, under or by reason of any of the obligations, covenants or agreements of the Facility Agent, any Secured Party, the Borrower, the Equityholder, the Transferor or the Servicer contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of any such Person and each incorporator, stockholder, affiliate, officer, employee or director of any such Person or of any such administrator, or any of them, for breaches by the Facility Agent, any Secured Party, the Borrower, the Equityholder, the Transferor or the Servicer of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. Without limitation of the foregoing, no recourse shall be had for the payment of any amount owing in respect of the Advances by the Borrower against the Equityholder, the Servicer, or any Affiliate, shareholder, manager, officer, director, employee or member of the Borrower, the Equityholder, the Servicer or their respective successors or assigns.

(b)            Notwithstanding any contrary provision set forth herein, no claim may be made by any party to this Agreement against any other party to this Agreement or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected; provided that, nothing contained in this sentence shall limit the Borrower’s indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.

(c)            No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Facility Agent, the Lenders or any other Secured Party under or as a result of this Agreement and/or the transactions contemplated hereby.

(d)            The provisions of this Section 11.09 shall survive the termination of this Agreement.

Section 11.10        Execution in Counterparts; Severability; Integration. This Agreement (and each amendment, modification and waiver in respect of it) may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or electronic transmission, including a “.pdf” or similar imaged document, a .jpeg file or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. The Collateral Agent, Collateral Custodian and Account Bank shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Each of this Agreement, the other Transaction Documents, and any other written instruments authorized or contemplated hereby or thereby, as applicable, contains the final and complete integration of all prior expressions by the parties thereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties thereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

Section 11.11        Consent to Jurisdiction; Service of Process.

(a)            Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)            Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address specified in Section 11.02 or at such other address as the Facility Agent shall have been notified in accordance herewith. Nothing in this Section 11.11 shall affect the right of the Lenders or the Facility Agent to serve legal process in any other manner permitted by law.

Section 11.12        Confidentiality.

(a)            Each of the Facility Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Equityholder and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the Loans (and the related Loan Agreements) and the Borrower, the Servicer and their respective businesses, and all information in connection with or related to the Loan Agreements (including but not limited to any information provided pursuant to Section 6.08), obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers, employees and affiliates may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including any valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Facility Agent, the Lenders, the Servicer, the Equityholder, the Collateral Agent, the Borrower, the Account Bank and the Collateral Custodian that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. Notwithstanding the foregoing provisions in this Section 11.12(a), the Servicer may, subject to Applicable Law and the terms of any Loan Agreements, make available copies of the documents in the Loan Files and such other documents it holds in its capacity as Servicer pursuant to the terms of this Agreement, to any of its creditors. It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.12(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Defaults, and priority of payment provisions.

(b)            Notwithstanding anything herein to the contrary, the Borrower, the Equityholder and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Facility Agent, the Lenders (including the permitted successors and assigns thereof and any permitted prospective Lender), the Account Bank, the Collateral Agent or the Collateral Custodian by each other, (ii) by the Facility Agent, the Lenders, the Account Bank, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them; provided that (A) such Person would be permitted to be an assignee or participant pursuant to the terms hereof and (B) such Person agrees to hold such information confidential on terms consistent with the terms of this Section 11.12; provided each such Person is informed of the confidential nature of such information. In addition, each of the Lenders, the Facility Agent, the Collateral Agent, the Account Bank and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)            Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known) other than as a result of a prior disclosure in violation of this Section 11.11; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of any Lender’s, the Facility Agent’s, the Collateral Agent’s, the Account Bank’s or the Collateral Custodian’s business or that of their Affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Facility Agent, any Lender, the Collateral Agent, the Collateral Custodian, the Borrower or the Account Bank or an officer, director, employer, shareholder or Affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Equityholder or the Servicer or (e) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed and such person either (x) agrees to the terms hereof for the benefit of the Borrower and the Servicer or (y) agrees to keep such information confidential pursuant to a typical confidentiality undertaking; or (iii) any other disclosure authorized in writing by the Borrower, the Equityholder or the Servicer, as applicable.

(d)            Notwithstanding any other provision of this Agreement, the Borrower and the Servicer shall each have the right to keep confidential from the Facility Agent, the Lenders, the Collateral Custodian, the Collateral Agent and/or the other Secured Parties, for such period of time as the Borrower and/or the Servicer, as the case may be, determines is reasonable (i) any information that the Borrower and/or the Servicer, as the case may be, reasonably believes to be in the nature of trade secrets and (ii) any other information that the Borrower, the Servicer or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required by law to keep confidential as evidenced by an Opinion of Counsel.

Section 11.13        Waiver of Set-Off. Each of the parties hereto (other than the recipients of such waiver) hereby waives any right of set-off it may have or to which it may be entitled from time to time under this Agreement or any other Transaction Document against the Facility Agent, the Lenders or their respective assets.

Section 11.14        Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 11.15        Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 11.16        Failure of the Borrower or the Servicer to Perform Certain Obligations. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(t), Section 5.02(o) or Section 5.03(e), the Facility Agent may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the reasonable and documented expenses of the Facility Agent incurred in connection therewith shall be payable by the Borrower upon the Facility Agent’s demand therefor.

Section 11.17        Power of Attorney. The Borrower irrevocably authorizes and appoints the Facility Agent as its attorney-in-fact to act on behalf of the Borrower (i) to file such financing statements and other instruments as are necessary or desirable in the Facility Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral Portfolio as a financing statement in such offices as the Facility Agent in its sole discretion deems necessary or reasonably desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral Portfolio. This appointment is coupled with an interest and is irrevocable.

Section 11.18        Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification and expense reimbursement obligations) and the termination of this Agreement, the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents the Borrower deems reasonably necessary or appropriate to evidence the termination of the Pledge and other Liens securing the Obligations, all at the expense of the Borrower.

Section 11.19            Non-Petition.

(a)            Each of the parties hereto hereby agrees for the benefit of the Borrower, the Facility Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding or file a voluntary bankruptcy petition under the Bankruptcy Code with respect to the Borrower so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the Collection Date. The Borrower shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Bankruptcy Proceeding commenced by any Person in violation of this Section 11.19(a). The Borrower hereby expressly consents to, and agrees not to raise any objection in respect of, the Facility Agent and each of the Lenders having creditor derivative standing in any Bankruptcy Proceeding to enforce each and every covenant contained in this Section 11.19(a).

(b)            Each of the Borrower and the Servicer further agrees that (i) a breach of any of their respective covenants contained in Section 11.19(a) will cause irreparable injury to the Facility Agent and the Lenders, (ii) the Facility Agent and the Lenders have no adequate remedy at law in respect of such breach, and (iii) each and every covenant contained in Section 11.19(a) shall be specifically enforceable against the Borrower and the Servicer, and each of the Borrower and the Servicer hereby waives and agrees not to object, or assert any defenses to an action for specific performance, or injunction in respect of any breach of such covenants.

(c)            The Borrower hereby irrevocably appoints the Facility Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 11.19, including without limitation the following powers: (i) to object to and seek to dismiss any Bankruptcy Proceeding relating to a Bankruptcy Event described in clause (i) of the definition thereof, and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.

(d)            The provisions of this Section 11.19 shall survive the termination of this Agreement.

Section 11.20            Intent of Parties. All parties hereto intend that the Borrower’s obligations to the Lenders, incurred through the Indebtedness borrowed hereunder, shall be in the form of “loans” and not “securities” for all purposes.

Section 11.21            Covered Transactions. The Borrower shall not use the proceeds of any Advance in a manner that would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223), including any transaction where the proceeds of any Advance are (x) used for the benefit of, or transferred to, an “affiliate” of a Lender (as such term is defined in 12 C.F.R. Part 223), or (y) used to invest in any fund advised by a Lender or an “affiliate” thereof (as such term is defined in 12 C.F.R. Part 223).

Section 11.22            Erroneous Payments.

(a)            If the Facility Agent or the Collateral Agent notifies a Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian), or any Person who has received funds on behalf of a Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) (any such Lender or other recipient, a “Payment Recipient”) that the Facility Agent or the Collateral Agent, as applicable, has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Facility Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Facility Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ten (10) days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Facility Agent or the Collateral Agent, as applicable, and shall be segregated by the Payment Recipient and held in trust for the benefit of the Facility Agent or the Collateral Agent, as applicable, and such Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Facility Agent or the Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Facility Agent or the Collateral Agent, as applicable, in same day funds at the greater of the Federal Funds Rate in effect on such day and a rate determined by the Facility Agent or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Facility Agent or the Collateral Agent, as applicable, to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) or any Person who has received funds on behalf of a Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Facility Agent or the Collateral Agent (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Facility Agent or the Collateral Agent (or any of their respective Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Facility Agent or the Collateral Agent (or any of their respective Affiliates), or (z) that such Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian), or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Facility Agent or the Collateral Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Facility Agent or the Collateral Agent, as applicable, of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Facility Agent or the Collateral Agent, as applicable, pursuant to this Section 11.22(b).

(c)            Each Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) hereby authorizes the Facility Agent or the Collateral Agent, as applicable, to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) under any Transaction Document, or otherwise payable or distributable by the Facility Agent or the Collateral Agent, as applicable, to such Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) from any source, against any amount due to the Facility Agent or the Collateral Agent, as applicable, under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)            (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Facility Agent or the Collateral Agent, as applicable, for any reason, after demand therefor by the Facility Agent or the Collateral Agent, as applicable, in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Facility Agent’s or the Collateral Agent’s, as applicable, notice to such Lender at any time, (A) such Lender shall be deemed to have assigned its Pro Rata Share of the aggregate Advances Outstanding (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Facility Agent or the Collateral Agent, as applicable, may specify) (such assignment of the such Lender’s Pro Rata Share of the aggregate Advances Outstanding (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Facility Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver a Transferee Letter and Joinder Supplement (or, to the extent applicable, an agreement incorporating a Transferee Letter and Joinder Supplement by reference pursuant to an approved electronic platform as to which the Facility Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (B) the Facility Agent or the Collateral Agent, as applicable, as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Facility Agent or the Collateral Agent, as applicable, as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (D) the Facility Agent or the Collateral Agent, as applicable, may reflect in the Register its ownership interest in such Lender’s Pro Rata Share of the aggregate Advances Outstanding subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)            Subject to Section 11.04, the Facility Agent or the Collateral Agent, as applicable, may, in its discretion, sell any Lender’s Pro Rata Share of the aggregate Advances Outstanding acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advances Outstanding (or portion thereof), and the Facility Agent or the Collateral Agent, as applicable, shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. For the avoidance of doubt, an Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the proceeds of prepayments or repayments of principal, interest or any other Obligations hereunder, or other distribution in respect of principal, interest or any other Obligations hereunder, received by the Facility Agent or the Collateral Agent, as applicable, on or with respect to any such Advances Outstanding acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances Outstanding are then owned by the Facility Agent or the Collateral Agent, as applicable).

(e)            The parties hereto agree that (x) except to the extent that the Facility Agent or the Collateral Agent, as applicable, has sold an Advance Outstanding (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Facility Agent or the Collateral Agent, as applicable, may be equitably subrogated, the Facility Agent or the Collateral Agent, as applicable, shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party (other than the Account Bank, the Collateral Agent and the Collateral Custodian) under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”) (provided, that, the Borrower’s Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Advances Outstanding that have been assigned to the Facility Agent or the Collateral Agent, as applicable, under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided, that (i) this Section 11.22 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Facility Agent or the Collateral Agent, as applicable, and (ii) the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Facility Agent, the Collateral Agent or any of their respective Affiliates from, or on behalf of, the Borrower for the purpose of making a payment of the Obligations or is otherwise paid from any portion of the Collateral Portfolio or other funds of the Borrower, the Servicer or any equity holder of the foregoing (including, pursuant to Section 2.04).

(f)            To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Facility Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 11.22 shall survive the resignation or replacement of the Facility Agent or the Collateral Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

COLLATERAL CUSTODIAN

Section 12.01            Designation of Collateral Custodian.

(a)            Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. Each of the Borrower, the Lenders and the Facility Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b)            Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Facility Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 12.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 12.02            Duties of Collateral Custodian.

(a)            Appointment. The Borrower, the Lenders and the Facility Agent hereby appoint State Street Bank and Trust Company to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)            Duties. From the Closing Date until its removal pursuant to Section 12.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)             The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents, the related Loan Tape and the Loan Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) such Required Loan Documents have been executed (either an original or a copy, as indicated on the Loan Checklist) and have no mutilated pages (in the case of electronic copies, “mutilated” shall mean that the pages are illegible), (B) UCC and other filings required under the applicable Loan Agreements have been provided as listed on the Loan Checklist, (C) if listed on the Loan Checklist, a copy of an Insurance Policy with respect to any real or personal property constituting the Underlying Collateral is included, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan number and Obligor name, as applicable, with respect to such Loan is referenced on the related Loan Tape (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a copy (which may be an electronic copy) of the related Loan Checklist which contains the Loan information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Checklist and the Collateral Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments or certificates to independently determine that they are genuine, enforceable, duly authorized or appropriate for the represented purpose, any assignment or endorsement is in proper form, or any document is other than what it purports to be on its face. If, at the conclusion of such review, the Collateral Custodian shall determine that (i) the original balance of the Loan with respect to which it has received Required Loan Documents is less than as set forth on the Loan Tape, the Collateral Custodian shall notify the Facility Agent and the Servicer of such discrepancy within one (1) Business Day, or (ii) any Review Criteria is not satisfied, the Collateral Custodian shall within one (1) Business Day notify the Servicer of such determination and provide the Servicer with a list of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five (5) Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. In addition, if directed in writing (in the form of Exhibit M) by the Servicer and approved by the Facility Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents. Notwithstanding anything to the contrary contained herein, the Collateral Custodian shall have no duty or obligation with respect to any Loan Checklist delivered to it in electronic form.

(ii)            In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided further that, the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.

(iii)            All Required Loan Documents required to be kept in physical form shall be kept in fire resistant vaults, rooms or cabinets at the office of the Collateral Custodian located at Florence, South Carolina, or at such other office as shall be specified to the Facility Agent and the Servicer by the Collateral Custodian in a written notice delivered at least 30 days (or such shorter notice period as consented to by the Facility Agent) prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to the Borrower and its Affiliates and subsidiaries; provided that the Collateral Custodian shall segregate any commingled files upon written request of the Facility Agent and the Borrower.

(iv)            The Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(c)            (i)            The Collateral Custodian agrees to cooperate with the Facility Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Facility Agent (pursuant to a written request in the form of Exhibit M), as applicable, as requested in order to take any action that the Facility Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Facility Agent, the Collateral Custodian shall rely on and follow the instructions given by the Facility Agent (provided that the Collateral Custodian shall provide notice of any such conflicting instructions to each of the Borrower, the Servicer and the Collateral Agent).

(ii)            The Facility Agent is hereby authorized to direct the Collateral Custodian with respect to actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder. With respect to such incidental actions, the Collateral Custodian shall not be required to make any independent determinations as to the taking of any such incidental action hereunder, but shall be required only to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Facility Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Facility Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

Section 12.03            Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to all or substantially all of the document custody business of the Collateral Custodian shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 12.04            Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 12.05, (ii) its resignation as Collateral Custodian pursuant to Section 12.07 or (iii) the termination of this Agreement.

Section 12.05            Collateral Custodian Removal. The Collateral Custodian may be removed, with or without cause, by the Facility Agent by 30 days’ (or such shorter period of time as agreed to by the Borrower) written notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed (subject to, prior to the occurrence and continuation of an Event of Default, the consent of the Borrower, such consent not to be unreasonably withheld) and has agreed to act as Collateral Custodian hereunder.

Section 12.06            Limitation on Liability.

(a)            The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.

(b)            The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)            The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)            The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)            The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f)            The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)            It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(h)            Subject in all cases to the last sentence of Section 12.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence and during the continuance of an Event of Default or the Termination Date, request instructions from the Servicer and may, after the occurrence and during the continuance of an Event of Default or the Termination Date, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Facility Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent or the Servicer. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, epidemics, strikes, lockouts, embargo, government action (including any laws, ordinances, regulations), interruptions, losses or malfunctions of utilities, computer (hardware or software), communications services or the like that delay, restrict or prohibit the provision of services by the Collateral Custodian as contemplated by this Agreement. The Collateral Custodian may execute any of its duties by or through its subsidiaries, affiliates, agents or attorneys-in-fact and the Collateral Custodian shall not be responsible for the negligence or misconduct of any agents or attorney-in-fact selected by it with reasonable care.

(j)            The Collateral Custodian shall not be bound to make an independent investigation into the facts or matters stated in any notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document; provided that if the form thereof is specifically prescribed in any way by the terms of this Agreement, the Collateral Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof. The Collateral Custodian shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer.

(k)            Nothing herein shall obligate the Collateral Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(l)            The Collateral Custodian shall in no event have any liability for the actions or omissions of the Facility Agent, the Servicer, or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Facility Agent, the Servicer, or any other Person. The Collateral Custodian shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Facility Agent, the Servicer, or any other Person in furnishing necessary, timely and accurate information to the Collateral Custodian.

(m)            It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Facility Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of any Portfolio Asset is in default or in compliance with the underlying documents governing or securing such securities, from time to time. For purposes of monitoring changes in ratings, the Collateral Custodian shall be entitled to use and rely (in good faith) exclusive upon a single reputable electronic financial information repository service (which for ratings by S&P shall be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(n)            The Collateral Custodian shall not be deemed to have notice or knowledge of the occurrence and continuance of an Event of Default, Unmatured Event of Default or Servicer Event of Default until a Responsible Officer of the Collateral Custodian shall have received written notice (which notice shall refer to this Agreement and state that such notice is a notice of Event of Default, Unmatured Event of Default or Servicer Event of Default) thereof from the Borrower, the Servicer, the Facility Agent or any other Person.

Section 12.07            Collateral Custodian Resignation. Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than 90 days after delivery to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof) of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Facility Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Facility Agent or to such Person as the Facility Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit M; provided that the Borrower shall consent to any successor Collateral Custodian appointed by the Facility Agent (such consent not to be unreasonably withheld). In the case of a resignation or removal of the Collateral Custodian pursuant to this Section 12.07, if no successor custodian shall have been appointed and an instrument of acceptance by a successor custodian shall not have been delivered to the Collateral Custodian within 90 days after the giving of such notice of removal, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.

Section 12.08            Release of Documents.

(a)            Release for Servicer. From time to time and as appropriate for the enforcement or management of the Collateral Portfolio, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Facility Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit M, to release to the Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Facility Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Agent, all in the form annexed hereto as Exhibit M.

(b)            Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that at any time the Collateral Custodian shall not have released to the Servicer active Required Loan Documents (including those requested) pertaining to more than ten (10) Loans at the time being managed by the Servicer under this Agreement. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Facility Agent (who will provide each Lender with a copy promptly upon receipt thereof). Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Facility Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.

(c)            Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit M (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer.

(d)            Shipment of Loan Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Loan Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Borrower, the Servicer, the Facility Agent or the Required Lenders to the Collateral Custodian prior to any shipment of any Loan Files hereunder. The Borrower (or the Servicer on its behalf) shall arrange for the provision of such services at its sole cost and expenses (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Loan Files as the Facility Agent deems appropriate. Absent written instruction, the Collateral Custodian shall be fully protected in utilizing the U.S. postal service or nationally reputable overnight couriers or such other methods of shipment in the ordinary course of its business.

Section 12.09            Return of Required Loan Documents. The Borrower may, with the prior written consent of the Facility Agent (such consent not to be unreasonably withheld or delayed), require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.16, in each case by submitting to the Collateral Custodian and the Facility Agent a written request in the form of Exhibit M hereto (signed by both the Borrower and the Facility Agent) specifying the Collateral Portfolio to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Facility Agent promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower.

Section 12.10            Access to Certain Documentation and Information Regarding the Collateral Portfolio and Loan Files. Upon reasonable prior notice to the Collateral Custodian, the Borrower, the Servicer and their agents, accountants, attorneys and auditors (at the Borrower’s expense), authorized representatives of the Facility Agent will be permitted during normal business hours to examine and make copies of the Loan Files and any other documents or records in the possession or under the control of the Collateral Custodian relating to any or all of the Loans included in the Collateral Portfolio. Prior to the occurrence and continuance of an Unmatured Event of Default or an Event of Default, upon the request of the Facility Agent and at the cost and expense of the Borrower, the Collateral Custodian shall promptly provide the Facility Agent with the Loan Files or copies thereof, as designated by the Facility Agent, subject to the limitations and other conditions set forth in Section 6.10.

Section 12.11           Agent. The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

ARTICLE XIII

ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS

Section 13.01            Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)           the variation of terms of such liability in connection with the exercise of Write-Down and Conversion Powers of the applicable Resolution Authority.

ARTICLE XIV

RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

Section 14.01            Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower hereby agrees with each Secured Party as of the Closing Date as follows:

(a)            In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or such other Transaction Document, and any interest and obligation in or under this Agreement and/or such other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or such other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or such other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or such other Transaction Document were governed by the laws of the United States or any State thereof.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

PIF FINANCING II SPV LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan and Security Agreement

THE EQUITYHOLDER:

NORTH HAVEN PRIVATE INCOME FUND LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan and Security Agreement

TRANSFEROR:

NORTH HAVEN PRIVATE INCOME FUND LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan and Security Agreement

THE SERVICER:

North Haven Private Income Fund LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan and Security Agreement

THE FACILITY AGENT and SWINGLINE LENDER:

CITIZENS BANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan and Security Agreement

LENDERS:

CITIZENS BANK, N.A.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

EVERBANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan and Security Agreement

THE COLLATERAL AGENT:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan and Security Agreement

THE ACCOUNT BANK:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Loan and Security Agreement

THE COLLATERAL CUSTODIAN:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Loan and Security Agreement

ANNEX A

Lender:	Commitment:
Citizens Bank, N.A.	$	~~100,000,000~~180,000,000
State Street Bank and Trust Company	$	~~50,000,000~~75,000,000
Everbank, N.A.	$	~~85,000,000~~120,000,000

Loan and Security Agreement